Registration No. ______________

      Filed with the Securities and Exchange Commission on December 7, 2001

---------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------

                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------


                              US AIRWAYS, INC.


    Delaware                       4512                       53 - 0218143
(State or other             (Primary Standard               (I.R.S. Employer
jurisdiction of          Industrial Classification       Identification Number)
incorporation or                Code Number)
  organization)


                             2345 Crystal Drive
                         Arlington, Virginia 22227
                               (703) 872-7000
                (Address, including zip code, and telephone
                      number, including area code, of
                 Registrant's principal executive offices)

                          ------------------------

                   Thomas A. Mutryn                                                Copies to:
Senior Vice President - Finance and Chief Financial Officer                     Lawrence M. Nagin
                   US Airways, Inc.                               Executive Vice President- Corporate Affairs
                  2345 Crystal Drive                                           and General Counsel
               Arlington, Virginia 22227                                        US Airways, Inc.
                    (703) 872-7000                                             2345 Crystal Drive
       (Name, address, including zip code, and                              Arlington, Virginia 22227
        telephone number, including area code,                                   (703) 872-7000
                 of agent for service)
                                                                                Seth E. Jacobson
                                                                 Skadden, Arps, Slate, Meagher & Flom (Illinois)
                                                                              333 West Wacker Drive
                                                                             Chicago, Illinois 60606
                                                                                 (312) 407-0700

                          ------------------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



                      CALCULATION OF REGISTRATION FEE

===================================== ================= =======================  ======================= ==================
                                                           Proposed Maximum         Proposed Maximum         Amount of
         Title of Each Class            Amount to be        Offering Price              Aggregate           Registration
   of Securities to be Registered        Registered          Per Unit (1)          Offering Price (1)           Fee
---------------------------------------------------------------------------------------------------------------------------
Class C Pass Through Certificates,      $157,054,000             100%                 $157,054,000          $ 37,536 (2)
Series 2000-3
===================================== ================= =======================  ======================= ==================

(1)      Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2)      Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.







                              US AIRWAYS, INC.
                           CROSS REFERENCE SHEET


Form S-4 Item                                                    Location in Prospectus
-------------                                                    ----------------------
  A. INFORMATION ABOUT THE TRANSACTION

Item 1:  Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus........................  Outside Front Cover Page

Item 2:  Inside Front and Outside Back Cover Pages of
         Prospectus............................................  Inside Front Cover Page; Outside Back
                                                                 Cover Page

Item 3:  Risk Factors, Ratio of Earnings to Fixed Charges,
         and Other Information.................................  Inside Front Cover Page; Prospectus
                                                                 Summary; Risk Factors; Ratio of Earnings to
                                                                 Fixed Charges

Item 4:   Terms of the Transaction.............................  Prospectus Summary; The Exchange Offer;
                                                                 Description of the Certificates; Certain
                                                                 United States Federal Income Tax Conse
                                                                 quences; Plan of Distribution

Item 5:  Pro Forma Financial Information.......................  Not Applicable

Item 6:  Material Contacts With the Company Being
         Acquired..............................................  Not Applicable

Item 7:  Additional Information Required For Reoffering by
         Persons and Parties Deemed to be
         Underwriters..........................................  Not Applicable

Item 8:  Interests of Named Experts and Counsel................  Not Applicable

Item 9:  Disclosure of Commission Position on Indemnifica
         tion for Securities Act Liabilities...................  Not Applicable

  B.  INFORMATION ABOUT THE REGISTRANT

Item 10: Information With Respect to S-3 Registrants............ Available Information; Incorporation of
                                                                 Certain Documents by Reference
Item 11: Incorporation of Certain Information by
         Reference.............................................. Available Information; Incorporation of
                                                                 Certain Documents by Reference

Item 12: Information With Respect to S-2 or S-3 Registrants..... Not Applicable

Item 13: Incorporation of Certain Information by Reference...... Not Applicable

Item 14: Information With Respect to Registrants Other
         Than S-3 or S-2 Registrants............................ Not Applicable

   C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15: Information With Respect to S-3 Companies.............. Not Applicable

Item 16: Information With Respect to S-2 or S-3 Companies....... Not Applicable

Item 17: Information With Respect to Companies Other
         Than S-3 or S-2 Companies.............................. Not Applicable

   D.  VOTING AND MANAGEMENT INFORMATION

Item 18: Information if Proxies, Consents or Authorizations
         Are to be Solicited.................................... Not Applicable

Item 19: Information if Proxies, Consents or Authorizations
         Are Not to be Solicited or in an Exchange Offer........ Not Applicable








[Flag]
The Information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. [/Flag]


               Subject to Completion, dated December 7, 2001

PROSPECTUS

                              US AIRWAYS, INC.
                                   [LOGO]

                             EXCHANGE OFFER FOR
                     $157,054,000 ORIGINAL FACE AMOUNT
                  8.39% CLASS C PASS THROUGH CERTIFICATES,
                               SERIES 2000-3

                     PRINCIPAL TERMS OF EXCHANGE OFFER



o    We are offering a total of              o   The terms of the new class C
     $157,054,000 of original face               certificates, including their
     amount of new class C pass                  subordination provisions, are
     through certificates, series                substantially identical to the
     2000-3 in exchange for our                  terms of the outstanding class
     outstanding class C pass                    C certificates, except for
     through certificates, series                various transfer restrictions
     2000-3.                                     and registration rights
                                                 relating to the outstanding
                                                 class C certificates.
o    As of the date of this
     offering, the new class C               o   The exchange of certificates
     certificates represent an                   will not be a taxable exchange
     undivided interest in a trust               for U.S. federal income tax
     that holds $155,885,618 of                  purposes.
     secured promissory notes.

                                             o   The exchange offer expires at
                                                 5:00 p.m., New York City time,
                                                 on _____________, unless
                                                 extended.




 You should carefully consider the risk factors beginning on page 21 before participating in the exchange offer.

                           ---------------------

         Each broker-dealer that receives new class C certificates for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new class C certificates. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new class C certificates received in exchange for the outstand ing class C certificates where the outstanding class C certificates were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one hundred eighty (180) days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                           ---------------------

                              ---------------














                                                         TABLE OF CONTENTS

                                                               Page                                                          Page
                                                               ----                                                           ----
PRESENTATION OF INFORMATION ................................... 3        DESCRIPTION OF THE LIQUIDITY FACILITIES................64
PROSPECTUS SUMMARY..............................................4             General ..........................................64
     The Exchange Offer.........................................4             Drawings .........................................64
     Summary of Terms of Certificates ..........................8             Reimbursement of Drawings ........................66
     Secured Promissory Notes and the Aircraft .................9             Liquidity Events of Default ......................67
     Loan to Aircraft Value Ratios ............................11             Liquidity Provider ...............................68
     Cash Flow Structure ......................................12        DESCRIPTION OF THE POLICY .............................68
THE CERTIFICATES ..............................................13        DESCRIPTION OF THE INTERCREDITOR AGREEMENT.............68
US AIRWAYS.....................................................19             Intercreditor Rights .............................68
     General...................................................19             Priority of Distribution .........................67
     Recent Developments.......................................19             The Subordination Agent ..........................72
SUMMARY FINANCIAL AND OPERATING DATA...........................21        DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS ........73
RISK FACTORS...................................................24             The Aircraft .....................................73
     Special Risk Factor.......................................24             The Appraisals ...................................73
     Risk Factors Relating to US Airways.......................26        DESCRIPTION OF THE SECURED PROMISSORY NOTES ...........77
     Risk Factors Relating to the Certificates.................32             General ..........................................77
     Risk Factors Relating to the Airline Industry.............33             Subordination ....................................77
     Risk Factors Related to the Exchange Offer................35             Principal and Interest Payments ..................77
FORWARD-LOOKING STATEMENTS.....................................36             Redemption .......................................77
USE OF PROCEEDS................................................36             Security .........................................77
RATIO OF EARNINGS TO FIXED CHARGES.............................37             Loan to Value Ratios of Secured Promissory Notes .78
THE EXCHANGE OFFER.............................................37             Limitation of Liability for Leased Aircraft Notes.78
     Purpose and Effect of Exchange Offer......................37             Liability for Owned Aircraft Notes ...............79
     Terms of the Exchange Offer...............................37             Indenture Defaults, Notice and Waiver ............79
     Expiration Date; Extensions; Amendments;                                 Remedies .........................................80
         Termination...........................................39             Modification of Indentures and Leases ............83
     Interest on the New Class C Certificates..................39             Indemnification ..................................83
     Procedures for Tendering..................................39             The Leases and the Owned Aircraft Indentures .....84
     Acceptance of Outstanding Class C Certificates for                  CERTAIN UNITED STATES FEDERAL INCOME TAX
        Exhange; Delivery of New Class C Certificates..........41           CONSEQUENCES........................................90
     Book-Entry Transfer.......................................42        ERISA CONSIDERATIONS ..................................91
     Guaranteed Delivery Procedures............................42             General ..........................................91
     Withdrawal of Tenders.....................................43             Plan Assets Issues ...............................91
     Conditions of the Exchange Offer..........................43             Prohibited Transaction Exemptions ................91
     Exchange Agent............................................44             Special Considerations Applicable to Insurance
     Fees and Expenses.........................................45               Company General Accounts........................92
DESCRIPTION OF THE CERTIFICATES ...............................46        PLAN OF DISTRIBUTION...................................92
     General ..................................................46        LEGAL MATTERS..........................................93
     Payments and Distributions ...............................47        EXPERTS................................................93
     Pool Factors .............................................50        AVAILABLE INFORMATION..................................93
     Reports to Certificateholders ............................51        REPORTS TO CERTIFICATEHOLDERS..........................94
     Indenture Defaults and Certain Rights upon an                       INCORPORATION OF CERTAIN DOCUMENTS BY
         Indenture Default ....................................51          REFERENCE ...........................................94
     Purchase Rights of Certificateholders ....................53        GLOSSARY...............................................95
     PTC Event of Default .....................................54        Appraisal Letters .............................Appendix I
     Merger, Consolidation and Transfer of Assets .............54        Secured Promissory Notes Principal Payments...Appendix II
     Modifications of the Pass Through Trust Agreements                  LTV Ratios...................................Appendix III
         and Certain Other Agreements .........................55        EXHIBIT INDEX........................................II-6
     Purchase of Secured Promissory Notes .....................58
     Termination of the Pass Through Trust ....................62
     The Pass Through Trustee .................................62
     Book-Entry; Delivery and Form ............................62




                        PRESENTATION OF INFORMATION

         For convenience, throughout this prospectus, the words "we," "us," "ours" or similar words refer to US Airways, Inc. and the word "parent" or other similar words refer to US Airways Group, Inc. In addition, for convenience, we refer to the new class C pass through certificates, series 2000-3 as the "new class C certificates" and the outstanding class C pass through certificates, series 2000-3 as the "outstanding class C certificates." The new class C certificates and the outstanding class C certificates may be referred to in general as the "class C certificates." Also, we may refer to our class G pass through certificates, series 2000-3 or class C pass through certificates in general as "certificates" and to the holder of a class C or class G pass through certificate as a "certificateholder."

         We have given capitalized terms specific meanings for purposes of this prospectus. The capitalized terms and their meanings are in the "Glossary" attached to this prospectus.

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.



                             PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. For more complete information about the class C certificates and US Airways, you should read this entire prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this prospectus. See "Incorporation of Certain Documents by Reference ."


                             The Exchange Offer


The Certificates..................  We are offering to exchange $157,054,000 of aggregate original face amount of new class C pass through certificates, series 2000-3 for $157,054,000 of aggre gate original face amount of outstanding class C pass through certificates, series
                                    2000-3.

Current Outstanding Amount......... As of the date of this offering, the new class C certificates represent an undi vided interest in a trust that holds $155,885,618 of secured promissory notes.

The Original Offering.............. On November 2, 2000, we completed a private offering of $157,054,000 of original face amount of the outstanding class C certificates.  On the same date, we publicly sold an aggregate of $491,135,000 of original face amount of class
                                    G pass through certificates, series 2000-3, which were registered under the
                                    Securities Act of 1933.  The proceeds from the issuance of each class of certifi cates were initially held as deposits in separate escrow accounts.  We used all of the proceeds from the sale of the certificates to purchase secured promissory notes issued to finance our acquisition or lease of 23 new Airbus aircraft.  The class C trust will not purchase any additional secured promissory notes.

First Distribution of Principal.... On September 1, 2001 we made a payment of principal on the class C certifi cates in the amount of $1,168,382. As a result, as of the date of this prospectus the class C certificates represent a fractional undivided interest in trust property consisting of, among other things, $155,885,618 outstanding principal amount of secured promissory notes.

Subordination...................... Under an intercreditor agreement, payments on the class C certificates are subordinated to payments on the class G certificates.

Registration Agreement............. Under a registration agreement, we have agreed to exchange your outstanding class C certificates for registered new class C certificates with substantially identical terms.  The exchange offer is intended to satisfy these obligations.
                                    After you exchange your outstanding class C certificates, you will no longer be entitled to any exchange or registration rights with respect to your class C certificates.

The Exchange Offer................. We are offering new class C certificates in exchange for an equal face amount of outstanding class C certificates.  The new class C certificates are substantially identical to the outstanding class C certificates, except certain transfer restric tions, registration rights and liquidated damages provisions relating to the
                                    outstanding class C certificates do not apply.   See "The Exchange Of
                                    fer--General."

                                    The class G certificates are not being exchanged in the exchange offer. We anticipate that all of the class G outstanding on the date of this prospectus will be outstanding following completion of the exchange offer.

Resale of New Class C
Certificates....................... We believe that you can offer for resale, resell and otherwise transfer the new class C certificates without complying with the registration and prospectus delivery requirements of the Securities Act if:

                                   o        you acquire the new class C certificates in the ordinary course of your business;

                                   o        you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new class C certificates; and

                                   o        you are not our  "affiliate ," as defined in Rule 405 of the Securities Act.

                                    If you transfer any new class C certificate without delivering a proper prospectus or without qualifying for a registration exemption and any of the conditions listed above are not satisfied, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.

Consequences of Failure to
Exchange........................... In general, the outstanding class C certificates may not be offered or sold unless they are offered or sold in a transaction registered under or exempt from the
                                    Securities Act.  If you do not exchange your outstanding class C certificates for new class C certificates in the exchange offer, your outstanding class C certifi cates will continue to be subject to transfer restrictions.  The initial purchaser of the outstanding class C certificates will have the right at any time prior to
                                    November 2, 2002 to request a second exchange offer registration statement be filed in which you may exchange your outstanding class C certificates, if you do not tender them in this exchange offer.  However, we cannot guarantee that another exchange offer will be available to you if you do not tender your out standing class C certificates in this exchange offer.  See "Risk Factors--Risk
                                    Factors Relating to the Certificates and the Offering--Outstanding Class C
                                    Certificates That are Not Exchanged" and "The Exchange Offer."

Expiration Date.................... The exchange offer expires at 5:00 p.m., New York City time, _____________, unless we extend the expiration date.  The maximum period for which the exchange offer will remain open, including any extensions, is 60 days from the date the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission.

Interest .......................... The new class C certificates will accrue interest at the rate of 8.39% per annum based on the outstanding pool balance of the certificates, payable on March 1 and
                                    September 1 of each year.

Conditions to the
Exchange Offer..................... The exchange offer is subject to the following customary conditions:

                                    o       you must properly tender the outstanding class C certificates;

                                    o       you must make certain customary representations regarding the ex change offer; and

                                    o       the exchange offer must not
                                            violate any applicable law,
                                            statute, rule or regulation, or
                                            any proposed, adopted or
                                            enacted law, statute, rule,
                                            regulation or interpretation of
                                            the Securities and Exchange
                                            Commis sion. See "The Exchange
                                            Offer-Conditions."

                                    We may waive any of the foregoing conditions.

Procedures for Tendering
Your Class C Certificates.......... If you  wish to accept the exchange offer, you must complete, sign and date the letter of transmittal in accordance with the instructions, and deliver the letter of transmittal, along with your outstanding class C certificates and any other required documentation, to the exchange agent. By executing the letter of transmittal, you will represent to us that, among other things:

                                    o       any new class C certificates you receive will be acquired in the ordinary course of your business;

                                    o       you have no arrangement with any person to participate in the distribu tion of the new class C certificates; and

                                    o       you are not our affiliate or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act of 1933 to the extent applicable.

                                    If you hold outstanding class C certificates through the Depository Trust Com pany and wish to participate in the exchange offer, you may do so through the Depository
                                    Trust Company's Automated Tender Offer Program. By participating in the exchange offer, you will agree to be bound by the letter of transmittal as though you had executed the letter of transmittal.

Guaranteed Delivery
Procedures......................... If you wish to tender your outstanding class C certificates and:

                                    o       time will not permit your outstanding class C certificates or other required documents to reach the exchange agent before the expiration time, or

                                    o       the procedure for book-entry transfer cannot be completed on time, then you may tender outstanding class C certificates by completing a notice of guaranteed delivery and complying with the guaranteed delivery procedures.  See "The Exchange Offer-Guaranteed Delivery Procedures."


Withdrawal Rights.................. You may withdraw the tender of your outstanding class C certificates, at any time before 5:00 p.m., New York City time, on the expiration date.

Acceptance of Outstanding
Class C Certificates and
Delivery of New Class C
Certificates....................... Subject to certain conditions, we will accept for exchange any and all outstand ing class C certificates which are properly tendered and not validly withdrawn before the expiration time.  We will deliver the new class C certificates promptly following the expiration time.  See "The Exchange Offer."

Certain United States Federal
Income Tax Consequences............ The exchange of the outstanding class C certificates for the new class C certifi cates will not be a taxable event for U.S. federal income tax purposes.  See
                                    "Certain United States Federal Income Tax Consequences."

Exchange Agent..................... State Street Bank and Trust Company is serving as exchange agent in the exchange offer.

Use of Proceeds.................... We will not receive any cash proceeds from the exchange of the new class C certificates for the outstanding class C certificates.



                                                Summary of Terms of Certificates


                                                        Class G                              Class C
                                                    Certificates                          Certificates
                                            --------------------------------     -------------------------------
Original Aggregate Face Amount..............         $491,135,000                         $157,054,000
Current Pool Balance(1).....................          $486,750,816                         155,885,618
Current Pool Factors(1).....................           0.9910734                            0.9925606
Ratings:
     Moody's................................              Aaa                                 B2
     Standard & Poor's......................             AAA                                  BB-
Initial Loan to Aircraft Value
   (cumulative)(2)..........................             47.6%                                62.8%
Expected Principal Distribution
   Windows (in years)(3)....................           0.8-18.3                            0.8-21.3
Initial Average Life (in years from
   issuance date)...........................             10.9                                12.5
Regular Distribution Dates..................    March 1 and September 1              March 1 and September 1
Final Expected Regular Distribution Date....        March 1, 2019                        March 1, 2022
Final Maturity Date.........................      September 1, 2020                    September 1, 2023
Minimum Denomination........................            $1,000                              $1,000
Section 1110 Protection.....................             Yes                                  Yes
Liquidity Facility Coverage.................          3 semiannual                        3 semiannual
                                                   interest payments                   interest payments
Insurance Policy Coverage(4)................              Yes                                  No




(1) Reflects $4,384,184 aggregate principal repayments on class G certificates and $1,168,382 aggregate principal repayments on class C certificates.
(2) This percentage is calculated as of March 1, 2001, the first regular distribution date after all aircraft were delivered. Regular distribution dates are March 1 and September 1 of each year. In making this calculation, we have assumed that the aggregate appraised aircraft base value was $1,032,213,333 as of March 1, 2001. The appraised base value is only an estimate of aircraft value and may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals."
(3) These time periods are calculated as of November 2, 2000, the original issuance date of the class G certificates and the outstanding class C certificates.
(4) The insurance policy does not support any payments on the class C certificates. The insurance policy supports the payment of interest on the class G certificates (when due and after taking into account the prior use of any available funds under the class G liquidity facility or the class G cash collateral account) and the payment of the outstanding balance of the class G certificates due on the final maturity date of the class G certificates and in certain other circumstances as described in the prospectus supplement relating to the offering of the class G certificates.


Secured Promissory Notes and the Aircraft

         The following chart provides information about the secured promissory notes which are held in the pass through trusts and about the aircraft that secure those promissory notes:



                                                                         Original Principal   Original Principa
                                                                            Amount of          Amount of Series C     Appraised
                    Registration   Manufacturer's                        Series G Secured          Secured               Base
 Aircraft Type        Number       Serial Number    Delivery Date        Promissory Notes      Promissory Notes        Value(1)
 -------------        ------       -------------    -------------        ----------------      ----------------        --------
Airbus A320-214....   N122US          1298          September 21, 2000     $ 20,747,997        $ 7,049,853         $  45,710,000
Airbus A319-112....   N756US          1340          October 17, 2000         18,061,212           5,437,193           39,956,667
Airbus A319-112....   N757UW          1342          October 19, 2000         18,061,212           5,437,193           39,956,667
Airbus A319-112....   N755US          1331          October 24, 2000         18,061,212           5,437,193           39,956,667
Airbus A320-214....   N123UW          1310          October 25, 2000         20,744,704           7,061,651           45,893,333
Airbus A319-112....   N758US          1348          October 26, 2000         18,061,212           5,437,193           39,956,667
Airbus A320-214....   N124US          1314          November 2, 2000         20,744,704           7,061,651           45,893,333
Airbus A319-112....   N760US          1354          November 6, 2000         18,088,333           5,409,364           40,016,667
Airbus A319-112....   N764US          1369          November 20, 2000        18,666,760           6,133,240           40,016,667
Airbus A319-112....   N765US          1371          November 21, 2000        18,666,760           6,133,240           40,016,667
Airbus A319-112....   N762US          1358          November 27, 2000        18,666,760           6,133,240           40,016,667
Airbus A319-112....   N763US          1360          November 29, 2000        18,666,760           6,133,240           40,016,667
Airbus A319-112....   N766US          1378          December 4, 2000         18,666,760           6,133,240           40,073,333
Airbus A319-112....   N767UW          1382          December 6, 2000         18,666,760           6,133,240           40,073,333
Airbus A319-112....   N768US          1389          December 14, 2000        18,666,760           6,133,240           40,073,333
Airbus A319-112....   N769US          1391          December 18, 2000        18,666,760           6,133,240           40,073,333
Airbus A319-112....   N770UW          1393          December 21, 2000        18,666,760           6,133,240           40,073,333
Airbus A321-211....   N161UW          1403          January 18, 2001         28,427,400           8,920,686           55,740,000
Airbus A321-211....   N164UW          1425          February 8, 2001         28,427,400           8,920,686           55,740,000
Airbus A321-211....   N162US          1412          February 15, 2001        28,427,400           8,920,686           55,740,000
Airbus A321-211....   N165US          1431          February 21, 2001        28,427,400           8,920,686           55,740,000
Airbus A321-211....   N163US          1417          March 1, 2001            28,427,400           8,920,686           55,740,000
Airbus A321-211....   N166US          1436          March 5, 2001            28,426,575           8,920,116           55,740,000


__________________

  (1) The appraised base value of each aircraft is the lesser of the mean and median base values of that aircraft as appraised by three independent appraisal and consulting firms at the time the outstanding class C certificates were issued. The appraised base values for the aircraft were projected values as of the month each aircraft was delivered by the manufacturer. The appraisals were based on assumptions that may not reflect current market conditions. An appraisal is only an estimate of value and should not be relied on as a measure of actual sales value at any time. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."







Loan to Aircraft Value Ratios

         The following table shows the aggregate loan to aircraft value
(LTV) ratios for each class of certificates as of March 1, 2001 and as of each subsequent March 1. In a default situation, the LTV ratios for secured promissory notes issued to finance individual aircraft may be more relevant than the aggregate LTV ratios shown below. This is because any proceeds from the sale of an aircraft or other exercise of default remedies will not be used to cover any shortfalls on the secured promissory notes relating to any other aircraft. The LTV ratios for the secured promissory notes relating to each aircraft are set forth on Appendix III. See "Description of the Secured Promissory Notes--Loan to Value Ratios of Secured Promissory Notes."

         The following table should not be considered a forecast or prediction of expected or likely LTV ratios but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."

                                                        Class G             Class C             Clasas G        Class C
   Regular                    Assumed Aggregate     Certificates          Certificates        Certificates    Certificates
 Distribution Date            Aircraft Value (1)    Pool Balance (2)      Pool Balance (2)      LTV (3)          LTV (3)
 -----------------           ------------------    ----------------      ----------------      -------          -------

  March 1, 2001                1,032,213,333           491,135,000           157,054,000         47.58%            62.80%
  March 1, 2002                1,001,246,933           486,750,816           155,885,618         48.61%            64.18%
  March 1, 2003                  970,280,533           466,443,877           151,120,358         48.07%            63.65%
  March 1, 2004                  939,314,133           446,136,935           144,459,299         47.50%            62.88%
  March 1, 2005                  908,347,733           425,829,993           133,816,424         46.88%            61.61%
  March 1, 2006                  877,381,333           405,523,050           122,470,270         46.22%            60.18%
  March 1, 2007                  846,414,933           381,017,414           112,980,837         45.02%            58.36%
  March 1, 2008                  815,448,533           354,279,132           106,203,160         43.45%            56.47%
  March 1, 2009                  784,482,133           326,594,085           102,053,913         41.63%            54.64%
  March 1, 2010                  753,515,733           299,361,397            97,911,556         39.73%            52.72%
  March 1, 2011                  722,549,333           277,144,313            93,769,199         38.36%            51.33%
  March 1, 2012                  691,582,933           254,372,194            89,626,842         36.78%            49.74%
  March 1, 2013                  660,616,533           230,276,396            85,484,485         34.86%            47.80%
  March 1, 2014                  629,650,133           203,958,465            81,342,129         32.39%            45.31%
  March 1, 2015                  598,683,733           178,069,350            77,199,772         29.74%            42.64%
  March 1, 2016                  567,717,333           151,617,836            73,057,415         26.71%            39.58%
  March 1, 2017                  526,428,800           118,609,370            68,525,597         22.53%            35.55%
  March 1, 2018                  485,140,267            82,122,839            60,901,651         16.93%            29.48%
  March 1, 2019                  443,851,733            57,393,969            54,149,578         12.93%            25.13%
  March 1, 2020                  324,624,300                     0            36,320,118             NA            11.19%
  March 1, 2021                  291,329,500                     0            29,599,859             NA            10.16%
  March 1, 2022                  249,711,000                     0            17,511,562             NA                NA


__________________________________________
 (1) We have assumed the initial appraised value of each aircraft, determined as described under "--Secured Promissory Notes and the Aircraft," declines by 3% per year for the first 15 years after the year of delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years. Other depreciation assumptions would result in important differences in the LTV ratios. We have also assumed that the secured promissory notes relating to certain aircraft would be fully amortized prior to the final maturity date of the certificates and consequently the value of that aircraft would no longer be included in assumed aggregate aircraft value as set forth in the table.
(2) The "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders.
(3) The LTV ratios for each class of certificates were calculated by dividing (a) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes senior in right of payment to that class after giving effect to the distributions expected to be made on the applicable distribution date, by (b) the assumed value of all of the aircraft on that date based on the assumptions described above. The outstanding pool balances and LTV ratios may change if, among other things, the actual amortization of the secured promissory notes differs from the scheduled amortization of the secured promissory notes.



Cash Flow Structure

         The following diagram illustrates the cash flow structure for payments on the certificates and on the secured promissory notes owned by the pass through trusts.

[Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the loan trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series G and the series C secured promissory notes with respect to all aircraft to the subordina tion agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest to the pass through trustee for the class G trust and the pass through trustee for the class C trust, which in turn will pay this principal, premium, if any, and interest to the holders of class G certificates and the holders of class C certificates, respectively. The subordination agent may also receive advances, if any, and pay reimbursements, if any, to the liquidity provider. The subordination agent may also receive policy drawings, if any, and pay reimbursements, if any, to the policy provider.]

(1) The Owner Trust assigned to the Loan Trustee its right to receive these payments and we will make these payments directly to the Loan Trustee.
(2) Each aircraft leased to US Airways is subject to a separate lease and a related indenture. Each owned aircraft is subject to a separate indenture.
(3) These payments from the liquidity facilities cover up to three interest payments on the certificates of the related pass through trust.
(4) The policy covers payment of interest on and the outstanding balance of the class G certificates in the circum stances described in the prospectus supplement relating to the offering of the class G certificates. The policy does not cover any amounts payable in respect of the class C certificates.
(5) These payments will be made from payments on the secured promissory notes as supplemented by the liquidity facilities and, with respect to the class G certificates only, the financial guaranty insurance policy.





                                                THE CERTIFICATES


Certificates Offered........................   New US Airways class C pass through certificates, series 2000-3.

Use of Proceeds.............................   We will not receive any proceeds from the exchange offer.  The class
                                               G and class C pass through trusts used the proceeds from the sale of the class G and outstanding class C certificates to purchase secured promissory notes issued to finance a portion of the acquisition of 23 new Airbus aircraft that we currently operate.

Subordination Agent, Pass Through
Trustee and Loan Trustee....................   State Street Bank and Trust Company of Connecticut, National Association.

Liquidity Provider..........................   In order to reduce the risk that interest payments will not be made when due and to provide liquidity to the transaction for an 18-month period while we attempt to cure defaults or the subordination agent exercises remedies against the collateral, the subordination agent has entered into a revolving credit agreement with the liquidity provider,
                                               Morgan Stanley Capital Services Inc.  The revolving credit agree ment allows the subordination agent to make drawings to cover up to three consecutive scheduled interest payments on the certificates if we default on our obligations under the leases or secured promissory notes.  We refer to the lender under the revolving credit agreement as the liquidity provider and to the revolving credit agreement as the liquidity facility.

Trust Property..............................   The property of each pass through trust includes:

                                                o   Secured promissory notes.

                                                o   All rights under the applicable liquidity facility.

                                                o   Funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust.

                                                o   In the case of the class G pass through trust only, all rights under the insurance policy.

                                                o   Rights of the pass through trust under the intercreditor agree ment described below under "--Intercreditor Agreement."

Regular Distribution Dates..................   March 1 and September 1 of each year.

Record Dates ...............................   The fifteenth day preceding the related distribution date.

Distributions by the Pass Through
Trustees....................................   Each pass through trustee will distribute all payments of principal, premium, if any, and interest received on the secured promissory notes held in that pass through trust to the holders of the certificates issued by that pass through trust.

                                               Each pass through trustee will distribute all scheduled payments of principal and interest made on the secured promissory notes on regular distribution dates.

                                               Each pass through trustee will distribute principal, premium, if any, and interest received on the secured promissory notes resulting from any early redemption or purchase of those secured promissory notes on a special distribution date. Each pass through trustee will provide the certificateholders with at least 15 days' notice prior to any special distribution.

                                               Distributions by the subordination agent to a pass through trustee for the benefit of certificateholders generally are subject to the intercreditor agreement and subordination provisions described below.

Intercreditor Agreement.....................   The pass through trustees, the subordination agent, the liquidity provider and the policy provider have entered into an intercreditor agreement that states how payments made on the secured promissory notes, under the liquidity facilities and under the insurance policy will be shared and distributed among the pass through trustees, the liquid ity provider and the policy provider. The intercreditor agreement also sets forth agreements among the pass through trustees, the liquidity provider and the policy provider relating to who will control the exercise of remedies under the secured promissory notes and the indentures.

                                               There are no cross-default provisions in the indentures or in the leases.
                                               This means that, if the secured promissory notes relating to an aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.

Subordination...............................   By virtue of the intercreditor agreement, the secured promissory notes are cross-subordinated. This means that payments received on a junior class of secured promissory notes relating to one aircraft may be applied according to the priority of payment provisions in the intercreditor agreement to make payments relating to a more senior class of certificates. Under the intercreditor agreement, distributions on the certificates will be made in the following order:

                                               o      first, to the holders of the class G certificates; and

                                               o      second, to the holders of the class C certificates.

                                               Certain payments to the liquidity provider and to the policy provider will be made prior to payments on all or some of the certificates, as discussed under "Description of the Intercreditor Agree
                                               ment--Distributions."

                                               The subordination provisions may permit distributions to junior certificateholders after a default on the secured promissory notes even if more senior certificateholders have not been repaid in full. The subordination provisions do not apply to payments received from the liquidity provider or the policy provider.

Control of Loan Trustee........................As long as there is no continuing default under an indenture, the holders of a majority of the outstanding principal amount of secured promissory notes issued under that indenture (and in the case of the series G secured promissory notes, the policy provider under certain circumstances) will be entitled to direct the loan trustee in taking action under that indenture. If an indenture default is continuing, the controlling party may direct the loan trustee to exercise remedies, which may include accelerating the secured promissory notes under that indenture or foreclosing the lien on the aircraft securing those secured promissory notes. In exercising remedies during the nine months after the earlier of
                                               (a) the acceleration of the secured promis sory notes issued under any indenture or (b) our bankruptcy, the controlling party may not sell the secured promissory notes or the aircraft subject to the lien of that indenture for less than certain specified minimums or modify lease rental payments for that aircraft below a specified threshold.

                                               The controlling party will be:

                                               o     the policy provider, until the final distribution of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, is made to the holders of the class
                                                     G certificates and no obligations owing to the policy provider remain outstanding or, if a policy provider default has oc curred and is continuing, then the class G pass through trustee, until payment of final distributions to the holders of the class
                                                     G certificates; and after that,

                                               o     the class C pass through trustee.

                                               Under certain circumstances, the liquidity provider with the larger amount owed to it may elect to act as the controlling party, unless the policy provider pays to the liquidity provider all outstanding drawings under all liquidity facilities, together with accrued interest on those drawings, in which case, the policy provider will be the controlling party (so long as no policy provider default has occurred and is continuing). See "Description of the Intercreditor Agree
                                               ment--Intercreditor Rights."

Right to Buy Class G Certificates . . . . . . .If we are in bankruptcy or another triggering event has occurred, the class C certificateholders will have the right to purchase all of the class G certificates. Whether or not that right is exercised by the class C certificateholders, the policy provider will thereafter have the right to purchase all of the class G certificates. See "Description of the Certificates--Purchase Rights of Class C Certificateholders and
                                               the Policy Provider."

                                               The purchase price will be the outstanding balance of the class G certificates plus accrued and unpaid interest, plus any other amounts then due to the class G certificateholders.

Liquidity Facilities . . . . . . . . . . . . . Under the liquidity facility for each pass through trust, the liquidity provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on up to three successive semiannual regu lar distribution dates at the applicable interest rate for the certifi cates. The liquidity facilities may not be used to pay any other amount relating to the certificates.

                                               The holders of the certificates issued by each pass through trust will be entitled to receive and keep the proceeds of advances under the liquidity facility for that pass through trust. This is because the subordination provisions do not apply to the proceeds of advances under the liquidity facilities.

                                               On receipt of each advance under any liquidity facility, the subordi nation agent will, to the extent of available funds, reimburse the liquidity provider for the amount of that advance. That reimburse ment obligation and all interest, fees and other amounts owing to the liquidity provider will rank senior to all classes of certificates in right of payment.

Secured Promissory Notes

   (a) Issuer . . . . . . . . . . . . . . . . .Leased Aircraft.   Wells Fargo Bank Northwest, National Associa
                                               tion, formerly known as First Security Bank, National Association is the owner trustee for the eight leased aircraft described in this pro spectus.  The secured promissory notes issued in each lease transac tion are not recourse to the owner trustee in its individual capacity, to the owner participant or to us. We have an obligation to provide funds under each lease agreement and related documents in amounts sufficient to pay scheduled payments on the related secured promis sory notes.

                                               Owned Aircraft.   We issued the secured promissory notes for the
                                               fifteen owned and mortgaged aircraft described in this prospectus.
                                               The owned aircraft notes are our full recourse obligations.

   (b) Interest . . . . . . . . . . . . . . . .The secured promissory notes held in the class C pass through trust accrue interest at the rate of 8.39% per annum and the secured promissory notes held in the class G pass through trust accrue inter est at the rate of 7.89%.  Interest on all secured promissory notes is payable on March 1 and September 1 of each year, and commenced on March 1, 2001.  Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   (c) Principal . . . . . . . . . . . . . . . Principal payments on the series G and series C secured promissory notes are scheduled to be paid on March 1 and September 1 in scheduled years.

   (d) Redemption and Purchase . . . .. . . . .Aircraft Event of Loss.   If an aircraft under the related financing
                                               agreements is lost, destroyed or damaged beyond repair or other events of loss occur with respect to an aircraft, all the secured prom issory notes issued for that aircraft will be redeemed, unless we replace the aircraft under the related financing agreements. This redemption price will be the unpaid principal amount of those se cured promissory notes, together with accrued interest, but without any premium.

   (e) Security  . . . . . . . . . . . . . .   The secured promissory notes issued for each aircraft are secured by a security interest in that aircraft and, in the case of each leased aircraft, in the related owner trustee's rights under the lease for that aircraft, subject to limited exceptions.

                                               The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued for an aircraft are not secured by any other aircraft or lease. Any proceeds from the sale of an aircraft or from the exercise of other default remedies for an aircraft will not be available to cover shortfalls with respect to any other aircraft.

                                               There are no cross-default provisions in the indentures or in the leases.
                                               This means that if the secured promissory notes issued for one aircraft are in default and the secured promissory notes issued for the remaining aircraft are not in default, no remedies will be exercisable with respect to the remaining aircraft.

   (f) Section 1110 Protection . . . . . . . . In connection with the closing of the financing of each aircraft, our outside counsel provided an opinion to the effect that the loan trustee will be entitled to the benefits of Section 1110 of the U.S. Bank ruptcy Code with respect to the relevant aircraft. See "Description of the Secured Promissory Notes--Remedies."

U.S. Income Tax Matters . . . . . . . . . . . .The exchange of outstanding class C certificates for new class C certificates will not be a taxable event for U.S. federal income tax purposes.  See  "Certain United States Federal Income Tax Conse
                                               quences."

ERISA Considerations . . . . . . . . . . . . . In general, employee benefit plans subject to Title I of ERISA or
                                               Section 4975 of the Code, or entities that may be deemed to hold the assets of those plans, are eligible to purchase the certificates, subject to the conditions and circumstances that apply to those plans. Each person who acquires an outstanding class C certificate or a new class
                                               C certificate will be deemed to have represented and warranted that either: (a) no employee benefit plan assets have been used to pur chase that certificate or (b) the purchase and holding of that certifi cate are exempt from the prohibited transaction restrictions of
                                               ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See
                                               "ERISA Considerations."

Liquidity Provider Rating (as guaranteed). . . Morgan Stanley Dean Witter & Co., the guarantor of the obligations of Morgan Stanley Capital Services Inc. under the liquidity facilities, meets the threshold rating requirements for each class of certificates.




                                 US AIRWAYS

General

         We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, US Airways Group, Inc., accounting for approximately 88% of our parent's consolidated operating revenues for 2000.

         We carried approximately 61 million passengers in 2000 and were the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airlines' press releases. We code share with nine air carriers that operate under the trade name "US Airways Express." Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 202 destinations worldwide as of December 31, 2000 and we had approximately 43,500 full-time equivalent employees.

         We are a Delaware corporation, and our executive offices are located at 2345 Crystal Drive, Arlington, Virginia 22227. Our telephone number is (703) 872-7000. For additional information on the company, see "Available Information" and "Incorporation of Certain Documents by Reference."

Recent Developments

         On September 11, 2001, the Federal Aviation Administration (FAA) ordered all civilian aircraft operating in U.S. airspace grounded due to terrorist attacks. This grounding lasted nearly three days. When flights were permitted to resume, we gradually increased our system-wide schedule to 70% to 80% of our pre-September 11th schedule. Ronald Reagan Washington National Airport, where we have substantial operations, remained closed until October 4, 2001, after which operations are being gradually phased in.

         In the weeks following September 11th, we refunded a significant number of tickets. Passenger enplanements declined significantly reflecting consumer apprehension, a worsening of the general economic slowdown that was already affecting our financial results prior to September 11th, and corporate travel restrictions imposed by numerous companies. Yields on our flights also declined significantly. These factors have had a materially adverse impact on our passenger transportation revenues. This adverse impact is partially offset by reductions to aviation fuel, commission and landing fee expenses reflecting the reduced flight schedule.

         On September 22, 2001, President George W. Bush signed into law, the Air Transportation Safety and System Stabilization Act (Stabilization
Act), which provides, among other things, for (i) $5 billion in payments to compensate U.S. air carriers for losses incurred as a result of the terrorist attacks on the United States that occurred on September 11, 2001;
(ii) $10 billion in federal credit instruments (loan guarantees) to U.S. air carriers to guarantee loans from lenders to those air carriers, subject to certain conditions and fees; (iii) the authority of the Secretary of Transportation to reimburse U.S. air carriers (which authority expires 180 days after enactment of the Stabilization Act) for the increase in cost of certain insurance; (iv) deferral of the payment by U.S. air carriers of certain taxes; and (v) $100 million liability limit for U.S. air carriers, at the discretion of the Secretary of Transporta tion, for acts of terrorism committed during a 180-day period following enactment of the Stabilization Act. Through November 30, 2001, we and our parent's wholly-owned regional airline subsidiaries have collectively received approximately $261 million under the Stabilization Act representing partial compensation for our direct and incremental losses beginning on September 11, 2001 and ending December 31, 2001. We expect to receive most of the remaining compensation by early 2002.

         Aviation insurers have significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to property and persons other than passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage) and increased the premiums significantly for such coverage and for war-risk coverage for liability to passengers. Some of our vendors have also seen their war-risk coverage cancelled or substantially reduced, and some vendors threatened to cease providing service to us and other airlines as a result. The Stabilization Act mitigated the immediate effects of changes in the aviation insurance market by permitting the Secretary of Transportation to provide excess war-risk coverage for U.S. air carriers and to reimburse U.S. air carriers for certain increased costs of coverage for war-related risks from the operation of aircraft, and, for a period of 180 days after enactment, to ensure that vendors, agents and subcontractors of U.S. air carriers are not responsible in cases of acts of terrorism for losses suffered by third parties that exceed the amount of such entities' liability coverage. Pursuant to the Stabilization Act, the federal government issued such war-risk coverage to U.S. air carriers.

         On September 25, 2001, we announced the accelerated retirement of the Fokker 100, Boeing 737-200 and McDonnell Douglas MD-80 fleets by April 2002. We also terminated our MetroJet service effective December 1, 2001 in connection with the retirement of the Boeing 737-200s.

         On November 16, 2001, we announced that we had closed a $404 million financing arrangement which was secured by previously unencumbered aircraft and other assets.

         On November 19, 2001, President George W. Bush signed into law the Aviation and Transportation Security Act (Aviation Security Act). This law federalizes substantially all aspects of civil aviation passenger security screening and creates a new Transportation Security Administration under the Department of Transportation. Under the Aviation Security Act, except for certain pilot programs, all passenger security screeners at airports will be federal employees and substantially all elements of airline and airport security will be overseen and/or performed by federal employees, including federal security managers, federal law enforcement officers, federal air marshals and federal security screeners. The law, among other matters, mandates improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs, and enhanced back ground checks. Funding for airline and airport security under the law is provided by a new passenger fee that will be not more than $2.50 per flight and $5.00 per one-way trip and a new fee on air carriers that is limited to what that carrier spent on security during 2000. Air carriers may be required to begin collecting the new passenger fee from passengers and will become subject to the new fee on air carriers not sooner than January 18, 2002. The law requires that, on or before February 19, 2002, the Under Secretary of Transportation for Security (Under Secretary) shall assume all civil aviation security functions and responsibilities and may assume existing contracts for the provision of passenger screening services at U.S. airports until November 19, 2002, after which date all passenger security screeners must be federal employees. The law also requires that (i) explosive detection systems be in place at all airports not later than December 31, 2002, (ii) all bags checked at airports with explosive detection systems be subjected to screening with such devices and (iii) not later than January 18, 2002, at airports where explosive detection equipment is not available, all checked bags (a) be subject to a bag matching program that ensures that no checked baggage is placed aboard an aircraft unless the passenger who checked the baggage is aboard the aircraft, (b) be subject to a manual search, (c) be searched by a canine explosive detection unit in combination with other means or (d) be screened using other means of technology approved by the Under Secretary. On November 27, 2001, the Secretary of Transportation stated that it was unlikely that the requirements of the law would be met regarding screening of all checked baggage by January 18, 2002. Implementation of the requirements of the Aviation Security Act will result in increased costs for us and our passengers and, because we may not be able to meet the requirements of the law regarding such screening while maintaining our current service levels, may result in service disruptions and delays. Furthermore, our ability to pass-through such costs to our customers is subject to various factors, including market conditions and competitive factors.

         On November 27, 2001, we announced that our President and Chief Executive Officer, Rakesh Gangwal, had resigned from his positions at our company and at our parent and Stephen M. Wolf, Chairman of US Airways and US Airways Group, will assume the position of Chief Executive Officer at both companies.


                    SUMMARY FINANCIAL AND OPERATING DATA

          The following tables summarize certain of our consolidated financial data and certain operating data. The following selected consolidated financial data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 is derived from our audited consolidated financial statements, which should be read in conjunction with our audited consolidated financial statements. The following consolidated financial data for the nine months ended September 30, 2001 and 2000 are derived from our unaudited condensed consolidated financial statements, which include all adjustments consisting solely of normal recurring accruals, that we consider necessary for the fair presentation of the financial position and results of our operations for these periods. Operating results for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be expected for the year ending December 31, 2001. Our selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, including the notes to the consolidated financial statements.

                                             Nine Months Ended
                                               September 30,                   Year Ended December 31,
                                                 2001(1)      2000      2000(1)     1999        1998      1997       1996
                                                --------     ------     -------    -------     ------   -------     -------
                                              (Unaudited)
                                                         (In millions of dollars, except ratios and operating data)
FINANCIAL DATA
Operating Revenues.........................        $6,699     $6,834   $  9,181     $8,460     $8,556     $8,501     $7,704
Operating Expenses.........................         7,626      6,798      9,225      8,321      7,566      7,915      7,335
                                                    -----     -------  --------    -------    -------    -------    -------
Operating Income (Loss)..............                (927)        36       (44)       139        990        586        369
Other Income (Expense), Net(2).............          (105)       (96)     (158)       320       (54)         87       (178)
                                                   -------    -------  --------   --------  ---------     ------    ------
Income (Loss) Before Taxes and Accounting Change   (1,032)       (60)      (202)      459        936        673        191

Provision (Credit) for Income Taxes........           (90)        (6)      (50)       186        377       (379)          8
                                                   -------    -------    ------   --------   --------    ------      ------
Income (Loss) Before Accounting Change. . . . .  .   (942).      (54)      (152)      273        559      1,052        183

Accounting Change, Net of Taxes of $5 million
$63 million, respectively (1)                           7       (103)    (103)          -          -          -          -
                                                  --------  ---------   -----       -------    ------- -  -------    ------
Net Income (Loss)..........................       $  (935)  $   (157)  $   (255)   $   273    $   559     $1,052     $  183
                                                  ========  =========  =========   =======    =======     ======     ======
Ratio of Earnings to Fixed Charges.........          *          *          *           1.9        2.7        2.2        1.3


OPERATING DATA (UNAUDITED)(3)
Revenue passenger miles (millions)(4)......        37,060      34,677    46,840     41,478     41,253     41,579     38,943
Available seat miles (millions)(5).........        52,648      48,950    66,506     59,136     56,723     58,294     56,885
Passenger load factor(6)...................         70.4%       70.8%     70.4%      70.1%      72.7%      71.3%      68.5%
Breakeven passenger load factor(7).........         79.2%       73.0%     73.3%      69.6%      65.7%      66.4%      67.9%
Passenger revenue per available seat mile
    (cents) (8)............................         10.23       11.49     11.36      11.58      12.38      12.20      11.95
Operating cost per available seat mile
   (cents)(9)..............................         12.36       12.73     12.71      12.90      12.34      12.33      12.69
Average yield per revenue passenger
   mile (cents)(10)........................         14.53       16.21     16.13      16.51      17.02      17.10      17.46
Average passenger journey
   (miles)(11).............................           824         785       784        743        711        709        688







                                                            September 30,      December 31,
                                                              2001               2000
                                                            ------------        ----------
                                                            (Unaudited)
                                                                (In millions of dollars)
FINANCIAL DATA--BALANCE SHEET
ASSETS:
Cash and Cash Equivalents........................           $      514          $    496
Short-term Investments...........................                  470               773
Other Current Assets.............................                1,156             1,302
Total Property and Equipment.....................                4,679             4,689
Other Assets, Net(12)............................                1,749             1,726
                                                              ---------        ----------
Total Assets.....................................           $    8,568          $  8,986
                                                             =========         ==========
LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT):
Current Liabilities..............................           $    2,732          $  2,823
Long-term Debt, Net of Current Maturities........                3,168             2,688
Deferred Gains and Other Noncurrent Liabilities..                4,086             3,964
Stockholder's Equity (Deficit)(12)...............               (1,418)             (489)
                                                              ---------        ----------
Total Liabilities and Stockholder's Equity (Deficit)             8,568          $  8,986
                                                              =========         ==========

  * For the nine months ended September 30, 2001 and 2000 and the year ended December 31, 2000, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $1.03 billion, $63 million and $206 million, respectively, would have been required to achieve a ratio of 1.0.
(1) Effective January 1, 2000, we changed our accounting policy related to Dividend Miles revenue recognition. In connection with the change, US Airways recognized a $103 million, net of applicable income taxes, cumulative effect charge on January 1, 2000. Effective January 1, 2001, we began applying the provisions of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which resulted in a $7 million credit, net of income taxes, from a cumulative effect of a change in accounting principle. See "Risk Factors Relating to US Airways--Financial History." Also, effective July 1, 2000, Shuttle, Inc. was merged into US Airways, Inc.
(2)    For the year ended December 31, 1999, Other Income (Expense),
       Net includes a gain of $274 million relating to the sale of holdings in Galileo International, Inc.
(3) Represents all of our operations including the operations of our low-cost product, MetroJet, which commenced service June 1, 1998. These statistics include free frequent travelers and related miles they flew. All unusual items, including asset impairment and restructuring charges as well as certain marketable equity security gains, and some revenues and expenses associated with our capacity purchase arrangements with some affiliated airlines have been excluded from these calculations for better comparability between periods.
(4) Revenue passengers multiplied by the number of miles they flew. Includes scheduled service only (excludes charter service).
(5) Seats available multiplied by the number of miles flown (a measure of capacity). Includes scheduled service only (excludes charter service).
(6) Percentage of aircraft seating capacity that is actually used (calculated by dividing revenue passenger miles by available seat miles). Includes scheduled service only (excludes charter service).
(7) Percentage of aircraft seating capacity that must be used in order for the airline to break-even at the pre-tax income level.
(8)    Passenger transportation revenue divided by available seat miles
       (a measure of unit revenue). Includes scheduled service only (excludes charter service).
(9) Total operating expenses divided by available seat miles (a measure of unit cost).
(10)   Passenger transportation revenue divided by revenue passenger miles
       (a measure of the average revenue received for each mile a revenue passenger is carried). Includes scheduled service only (excludes charter service).
(11)   Includes scheduled service only (excludes charter service).
(12) As of September 30, 2001 and December 31, 2000, Other Assets, Net included accounts receivable from our parent of $58 million and $78 million, respectively. In addition, as of September 30, 2001 and December 31, 2000, our Stock holder's Equity was reduced by accounts receivable and accrued interest due from our parent of $2.26 billion.



                                RISK FACTORS

         You should carefully read the following risk factors before tendering your outstanding class C certificates in the exchange offer. The risk factors set forth below (other than "Consequences of Failure to Exchange") are generally applicable to the outstanding class C certificates as well as the new class C certificates.

Special Risk Factor

         On September 11, 2001, the Federal Aviation Administration (FAA) ordered all civilian aircraft operating in U.S. airspace grounded due to terrorist attacks. This grounding lasted nearly three days. When flights were permitted to resume, we gradually increased our system-wide schedule to 70% to 80% of our pre-September 11th schedule. Ronald Reagan Washington National Airport, where we have substantial operations, remained closed until October 4, 2001, after which operations are being gradually phased in.

         In the weeks following September 11th, we refunded a significant number of tickets. Passenger enplanements declined significantly reflecting consumer apprehension, a worsening of the general economic slowdown that was already affecting our financial results prior to September 11th, and corporate travel restrictions imposed by numerous companies. Yields on our flights also declined significantly. These factors have had a materially adverse impact on our passenger transportation revenues. This adverse impact is partially offset by reductions to aviation fuel, commission and landing fee expenses reflecting the reduced flight schedule.

         On September 22, 2001, President George W. Bush signed into law, the Air Transportation Safety and System Stabilization Act (Stabilization
Act), which provides, among other things, for (i) $5 billion in payments to compensate U.S. air carriers for losses incurred as a result of the terrorist attacks on the United States that occurred on September 11, 2001;
(ii) $10 billion in federal credit instruments (loan guarantees) to U.S. air carriers to guarantee loans from lenders to those air carriers, subject to certain conditions and fees; (iii) the authority of the Secretary of Transportation to reimburse U.S. air carriers (which authority expires 180 days after enactment of the Stabilization Act) for the increase in cost of certain insurance; (iv) deferral of the payment by U.S. air carriers of certain taxes; and (v) $100 million liability limit for U.S. air carriers, at the discretion of the Secretary of Transporta tion, for acts of terrorism committed during a 180-day period following enactment of the Stabilization Act. Through November 30, 2001, we and our parent's wholly-owned regional airline subsidiaries have collectively received approximately $261 million under the Stabilization Act representing partial compensation for our direct and incremental losses beginning on September 11, 2001 and ending December 31, 2001. We expect to receive most of the remaining compensation by early 2002.

         Aviation insurers have significantly reduced the maximum amount of insurance coverage available to commercial air carriers for liability to property and persons other than passengers for claims resulting from acts of terrorism, war or similar events (war-risk coverage) and increased the premiums significantly for such coverage and for war-risk coverage for liability to passengers. Some of our vendors have also seen their war-risk coverage cancelled or substantially reduced, and some vendors threatened to cease providing service to us and other airlines as a result. The Stabilization Act mitigated the immediate effects of changes in the aviation insurance market by permitting the Secretary of Transportation to provide excess war-risk coverage for U.S. air carriers and to reimburse U.S. air carriers for certain increased costs of coverage for war-related risks from the operation of aircraft, and, for a period of 180 days after enactment, to ensure that vendors, agents and subcontractors of U.S. air carriers are not responsible in cases of acts of terrorism for losses suffered by third parties that exceed the amount of such entities' liability coverage. Pursuant to the Stabilization Act, the federal government issued such war-risk coverage to U.S. air carriers.

         On November 19, 2001, President George W. Bush signed into law the Aviation and Transportation Security Act (Aviation Security Act). This law federalizes substantially all aspects of civil aviation passenger security screening and creates a new Transporta tion Security Administration under the Department of Transportation. Under the Aviation Security Act, except for certain pilot programs, all passenger security screeners at airports will be federal employees and substantially all elements of airline and airport security will be overseen and/or performed by federal employees, including federal security managers, federal law enforcement officers, federal air marshals and federal security screeners. The law, among other matters, mandates improved flight deck security, deployment of federal air marshals on board flights, improved airport perimeter access security, airline crew security training, enhanced security screening of passengers, baggage, cargo, mail, employees and vendors, enhanced training and qualifications of security screening personnel, additional provision of passenger data to U.S. Customs, and enhanced back ground checks. Funding for airline and airport security under the law is provided by a new passenger fee that will be not more than $2.50 per flight and $5.00 per one-way trip and a new fee on air carriers that is limited to what that carrier spent on security during 2000. Air carriers may be required to begin collecting the new passenger fee from passengers and will become subject to the new fee on air carriers not sooner than January 18, 2002. The law requires that, on or before February 19, 2002, the Under Secretary of Transportation for Security (Under Secretary) shall assume all civil aviation security functions and responsibilities and may assume existing contracts for the provision of passenger screening services at U.S. airports until November 19, 2002, after which date all passenger security screeners must be federal employees. The law also requires that (i) explosive detection systems be in place at all airports not later than December 31, 2002, (ii) all bags checked at airports with explosive detection systems be subjected to screening with such devices and (iii) not later than January 18, 2002, at airports where explosive detection equipment is not available, all checked bags (a) be subject to a bag matching program that ensures that no checked baggage is placed aboard an aircraft unless the passenger who checked the baggage is aboard the aircraft, (b) be subject to a manual search, (c) be searched by canine explosive detection unit in combination with other means or (d) be screened using other means of technology approved by the Under Secretary. On November 27, 2001, the Secretary of Transportation stated that it was unlikely that the requirements of the law would be met regarding screening of all checked baggage by January 18, 2002. Implementation of the requirements of the Aviation Security Act will result in increased costs for us and our passengers and, because we may not be able to meet the requirements of the law regarding such screening while maintaining our current service levels, may result in service disruptions and delays. Furthermore, our ability to pass-through such costs to our customers is subject to various factors, including market conditions and competitive factors.

         In response to the substantial drop in passenger demand and passenger revenues as a consequence of the September 11, 2001 terrorist attacks, we have adopted a restructuring plan for the company to better match capacity with the lower demand and implemented a plan to conserve cash. The key elements of the plan include:

         o By December 2001, reduce capacity by 23% from our pre-September 11th level.

         o  Furlough or terminate approximately 11,000 employees.

         o  Discontinue our MetroJet service in December 2001.

         o Retire three inefficient fleet types: B737-200, MD-80 and Fokker 100 fleets by April 2002.

         o Close reservation centers in Dayton, OH; Indianapolis, IN; Syracuse, NY in addition to the previously announced closing of the San Diego, CA reservation center.

         o Convert ten cities currently serviced by us to US Airways Express cities.

         o  Discontinue service to Chicago Midway Airport.

         o Indefinitely defer nonessential capital spending and reduce other nonessential spending.

         o  Curtail meal service and other amenities on short-haul flights.

         o Close the jet engine shop in Pittsburgh, PA which was responsible for engine overhauls supporting the B737-200 and MD-80 fleets.

         o Close certain US Airways Clubs and the majority of city ticket offices.

         At this point, due in part to the lack of predictability of future traffic, business-leisure mix and related yields, we are unable to estimate the entire impact on us of the events of September 11, 2001, as well as their consequences and the sufficiency of our financial resources to absorb that impact, including the mitigating effects of the Stabilization Act and our cost-cutting measures. However, given the magnitude of these unprecedented events and the possible subsequent effects, we expect that the adverse impact to our financial condition, results of operations and prospects will be material and could be highly material.

Risk Factors Relating to US Airways

         The risk factors set forth below should be read in conjunction with the risk factors set forth above in the section titled "Risk Factors-Special Risk Factor."

         Leverage and Liquidity

         We have a higher proportion of debt compared to our equity capital than most of our principal competitors. A majority of our property and equipment is subject to liens securing indebtedness. We require substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

         Although we have taken aggressive action since the terrorist attacks of September 11, 2001, to reduce our costs, including significant reductions in workforce, many of our costs are fixed over the intermediate to longer term such that we are unable to reduce our costs as quickly as we are able to reduce our capacity.

         As of September 30, 2001, we had:

         o   $984 million of cash, cash equivalents and short-term investments;

         o   a ratio of current assets to current liabilities of 0.8 to 1; and

         o $3.3 billion of long-term debt and capital lease obligations (including current maturities).

         For the nine months ended September 30, 2001, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $1.03 billion would have been required to achieve a ratio of 1.0.

         On November 16, 2001, we closed a $404 million financing arrangement which was secured by previously unencumbered aircraft and other assets. The proceeds of such financing will be used for general corporate purposes. The maturity date of such financing is November 16, 2006. The effective borrowing rate for such financing is a floating rate based on the London Interbank Offered Rate (LIBOR).

         Our ability to fulfill our short-term and long-term cash needs and to service our debt obligations, and to absorb the impact of the September 11th terrorist attacks and their aftermath, depends upon a variety of factors:

         o the magnitude and duration of the adverse impact of the terrorist attacks on the economy in general and the airline industry in particular;

         o the level of air travel demand, mix of business and leisure travel and related yields;

         o our ability to reduce operating costs and conserve financial resources, taking into account the increased costs we will incur as a consequence of the attacks;

         o the higher costs associated with new FAA security directives and any other increased regulation of air carriers;

         o the significantly higher costs of insurance coverage, and the extent to which such insurance will continue to be commercially available to us and our vendors;

         o our ability to reduce costs to an appropriate level in relation to the significantly reduced size of our operation, and the timing of those cost reductions;

         o our ability to raise financing in light of the various factors referred to herein, including limitations which may be imposed by the federal government relating to the application for loan guarantees under the Stabilization Act;

         o the price and availability of jet fuel, and our ability to obtain fuel hedges in light of current industry conditions;

         o the extent of uncompensated losses to us as a result of the terrorist attacks and their aftermath and the FAA's shutdown of the U.S. air traffic system;

         o the extent of the decline in value of the aircraft in our fleet;

         o    the extent of the benefits we receive under the Stabilization
              Act; and

         o the timeliness of the continued reinstatement of flights at Ronald Reagan Washington National Airport where we had substantial operations prior to September 11, 2001, including the US Airways Shuttle.

         We can give no assurances that any of these factors will produce an outcome favorable to us. We continue to actively address our high cost structure. A sustained reduction of unit cost is especially critical to us becoming more competitive with airlines with lower unit operating costs and with those with greater financial strength. A prolonged economic downturn, additional government regulation, intensified competition from lower-cost competitors or increases in the cost of aviation fuel or other resources vital to our operations could have a material adverse effect on our results of operations, financial condition and future prospects.

         Our parent has agreed to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. Because we are currently funding our parent's purchase deposits for Airbus aircraft and because we expect our parent to continue to assign its purchase rights to us, this financing will result in a significant increase in our financial obligations. In October 2001, we revised our aircraft delivery schedule such that we currently have scheduled nine firm order Airbus aircraft expected to be delivered in 2002, and the remaining 34 firm order aircraft scheduled to be delivered in the years 2005 through 2009. The minimum determinable payments associated with our parent's purchase agreements for Airbus aircraft, including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits, were estimated to be $6 million in the fourth quarter of 2001, $374 million in 2002, $2 million in 2003, $2 million in 2004, $94 million in 2005 and $1.68 billion thereafter. Our parent expects to assign substantially all of its rights and obligations with respect to the purchase of the new Airbus aircraft to us. In addition, our parent has entered into separate agreements with CFM International, Inc. and Pratt & Whitney to purchase jet engines to power our Airbus aircraft and to provide long-term maintenance on those engines.

         We anticipate financing the acquisition of aircraft for which the purchase rights have been assigned to us with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. With regard to the 2002 deliveries, we believe that we have secured financing for nearly all of the purchase commitments at investment grade borrowing costs. However, we will need additional financing and/or internally-generated funds to satisfy our capital commitments for the balance of the Airbus aircraft on firm order and for other aircraft-related expenditures. There can be no assurance that enough financing can be obtained for all aircraft and other capital expenditures. We are currently unable to predict the full impact that the purchase of the new aircraft will have on our future operating cash flows.

         Financial History

         We recorded a net loss of $935 million and $157 million for the nine months ended September 30, 2001 and September 30, 2000, respectively. We recorded an annual net loss of $255 million for 2000 and net income of $273 million for 1999, $559 million for 1998, $1.05 billion for 1997 and $183 million for 1996. Results for the nine months ended September 30, 2001, and the year ended December 31, 2000, include a $7 million credit and a $103 million charge, net of applicable income taxes, for the cumulative effect of accounting changes, respectively. We expect to incur a significant loss in the fourth quarter of 2001. We may continue to experience net losses in the future which may adversely affect our financial condition.

         Transactions with US Airways Group

         Historically, we have funded some of the activities and financing transactions of our parent. These transactions reduce our liquidity and increase our leverage. As of September 30, 2001, our parent owed us $2.48 billion, of which $2.32 billion was not expected to be collected prior to September 30, 2002, including $2.26 billion classified as a component of stockholder's equity. The advances primarily relate to our funding of our parent's common stock purchase programs and for purchase deposit obligations for new flight equipment. From January 1998, when our parent's first common stock purchase program was authorized, through early January 2000 our parent had purchased a total of 36.2 million shares of its common stock at a total cost of $1.9 billion.

         High Personnel Costs

         Our personnel costs are the largest single component of our operating costs (approximately 35% for the nine months ended September 30, 2001). Our unit operating costs, including our personnel costs, generally are higher than those of our competitors. In September 2001, we announced that in connection with the reduction in our flight schedule as a response to the September 11, 2001 terrorist attacks and its aftermath, we would terminate or furlough approximately 11,000 employees across all employee groups. Most of the personnel reductions will take place on or prior to January 1, 2002, and will be accomplished through involuntary furloughs and terminations. We believe that we must reduce our operating cost structure relative to other carriers to improve our financial performance.

         We have negotiated a series of labor agreements based on a principle of "parity." This approach provides wages and benefits for our labor groups based on those of the same employee groups at our four largest competitors, American Airlines, United Air Lines, Northwest Airlines and Delta Air Lines. While historically we have maintained labor agreements which, as a whole, have been more costly than our competitors, these parity agreements are intended to bring our costs in line with our competitors while providing a comparable package of wages, benefits and work rules for our employees.

         We have the following agreements with our principal labor groups. No assurance can be given that we will be able to reduce our operating cost structure when these agreements become amendable and amended agreements may cause our operating cost structure to increase. Increases in our operating cost structure may have an adverse impact on our results of operations and financial condition.

         o Pilots. Our pilots ratified a five year labor agreement in October 1997. The agreement became effective on January 1, 1998, and may be amended after January 2, 2003.

         o Flight Attendants. On May 1, 2000, our flight attendants, represented by the Association of Flight Attendants, ratified a five-year labor contract. The contract is amendable April 30, 2005.

         o Fleet Service. Our fleet service employees, represented by the International Association of Machinists and Aerospace Workers, ratified an initial labor contract on April 1, 1999. The contract is amendable October 10, 2004.

         o Mechanics. On October 6, 1999, our mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers, ratified a five year contract. The contract is amendable October 10, 2004.

         o Passenger Service. Our passenger service employees voted to be represented by the Communica tions Workers of America on August 20, 1999, following a court invalidation of the same union certification in May 1999. On November 30, 1999, the membership ratified an initial agreement, which will become amendable on December 12, 2004.

         o Other. Our flight dispatchers ratified a collective bargaining agreement on July 29, 1999, covering approximately 198 flight dispatchers. The dispatchers' contract will become amendable January 31, 2007. Our flight crew training instructors ratified a collective bargaining agreement on May 3, 1999, covering approximately 152 flight crew training instructors. The contract is amendable May 3, 2004. Our simulator engineers, approximately 57 employees, ratified a new collective bargain ing agreement on July 28, 2000. The contract is amendable July 31, 2005. A first agreement with The United Steel Workers covering 106 Canadian customer service employees was ratified in January 2000 and became effective February 6, 2000. This contract will be amendable February 6, 2005.

         Geographical Concentration

         A substantial portion of our flights are to or from cities in the Eastern United States. As of January 2001, approximately 82% of our departures originated from, and approximately 52% of our capacity, as measured by available seat miles, was deployed within the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the Eastern United States adversely affect our results of operations and financial condition more than they affect airlines that do not have flights concentrated in the Eastern United States.

Risk Factors Relating to the Airline Industry

         The risk factors discussed below describe the airline industry generally as a whole, but do not take into account the events of September 11, 2001, and their aftermath. Therefore, they should be read in conjunction with the risk factors set forth above in the section titled "Risk
Factors-Special Risk Factor."

         General Industry Conditions

         The airline industry is highly competitive and susceptible to price discounting and similar promotions. We believe that demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions will make it difficult for airlines, including US Airways, to implement regular price increases. Therefore, we believe we must reduce our cost structure in order to ensure our long-term financial stability.

         Current Competitive Position

         Most of our operations are in competitive markets. We compete with at least one major airline on most of our routes between major cities. We also compete with all forms of ground transportation.

         Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. We often elect to match discount or promotional fares in certain markets in order to compete in those discounted markets. We and our affiliates continue to experience an increase in pricing pressures and competition.

         Significant Impact of Low-Cost, Low-Fare Competition

         Recent years have seen the entrance and growth of "low-cost, low-fare" competitors in many of the markets in which we operate. These competitors, based on low costs of operations and low fare structures, include Southwest Airlines Co. as well as a number of smaller start-up air carriers. Southwest has steadily increased operations within the Eastern U.S. since first offering service in this region in late 1993. Delta Air Lines, Inc.'s low-fare product, "Delta Express," operates primarily in this region and has grown substantially since its 1996 launch. We have the highest cost structure of all major domestic air carriers. We consider the growth of low-cost, low-fare competition in certain of our markets to be our foremost competitive threat.

         Direct competition with low-cost, low-fare competitors has typically resulted in lower average revenue received for each mile a revenue passenger is carried. Our Northeastern United States to Florida service has been particularly affected by low-cost, low-fare competition. We have the highest unit operating cost, as measured by operating cost per available seat mile or cost per available seat mile, of all major domestic air carriers. Our cost per available seat mile was 12.36 cents for the first nine months of 2001 and 12.73 cents for the same period in 2000. In contrast, Southwest Airlines reported unit operating costs of 7.66 cents and 7.72 cents for the corresponding periods in 2001 and 2000, respectively.

         Regulatory Matters

         We are subject to a wide range of government regulation. Changes in government regulation can have a material impact on our results of operations and financial condition. In recent years, for example, the Federal Aviation Administration (FAA) has issued or proposed mandates relating to, among other things:

         o    expanded flight data recorder parameters;

         o    cargo hold smoke detection/fire suppression systems;

         o    enhanced ground proximity warning systems;

         o    fuselage pressure bulkhead reinforcement;

         o    cockpit drip shields;

         o    fuselage lap joint inspection/rework; and

         o increased inspections and maintenance procedures to be conducted on certain aircraft.

         We expect to continue to incur expenditures relating to compliance with aging aircraft modifications and safety. Most major U.S. airports impose passenger facility charges. The ability of airlines to contest increases in these charges is restricted by federal legislation, Department of Transportation (DOT) regulations and judicial decisions. Legislation was enacted in 2000 that permits airports to increase passenger facility charges effective April 1, 2001. With certain excep tions, air carriers pass these charges on to passengers. Our ability to pass-through these fees to our customers is subject to various factors, including market conditions and competitive factors.

         The FAA imposes regulations on some airports that restrict our ability to grow in markets that are important to us. The FAA has designated John F. Kennedy International Airport, Chicago O'Hare International Airport, LaGuardia Airport and Washington's Ronald Reagan Washington National Airport as "high-density traffic airports" and limited the number of departure and arrival slots available to air carriers at those airports. In April 2000, legislation was enacted which eliminates slot restrictions beginning in 2001 at O'Hare and in 2007 at LaGuardia and Kennedy. Among other things, this legislation encourages the development of air service to smaller communities from slot- controlled airports. In connection with this, we and our parent implemented a plan to increase service to smaller communities from LaGuardia. In addition, several airlines have increased regional jet service from LaGuardia to cities in the East, South and Midwest which we currently serve, which led to excessive flight delays at LaGuardia. In response to those delays, the FAA implemented a lottery system limiting the number of new flights at LaGuardia. As a result, several airlines, including us, were required to reduce the number of flights added at LaGuardia in connection with this legislation by January 31, 2001.

         Regional jet aircraft add a great deal of flexibility to our system because they can operate effectively in markets too small for our larger jet service and with stage lengths too great for turboprop aircraft. The number of regional jet aircraft that we operate is limited by provisions in our pilot labor contract. Based on the scope limitations imposed by our pilot labor contract, we can currently operate approximately 70 regional jets.

         Working with members of Congress, Air Transport Association members developed a voluntary Airline Customer Service Commitment, which was announced in June 1999. As a result of this commitment, members of Congress agreed not to pursue various consumer-oriented legislative proposals. In return, U.S. air carriers agreed voluntarily to publish and implement plans to address consumer concerns in a variety of areas. We implemented our customer service commitment plan on December 15, 1999. We continue to monitor our compliance to insure that we provide our customers with our agreed upon service. In February 2001, the Inspector General of the DOT issued a report evaluating airlines' compliance with their respective customer service plans. The report, which includes recommendations for further action by the airlines and the government, has spurred discussion in Congress of possible legislation related to customer services. At this time, we cannot predict what, if any, legislation may result. Additional legislation may increase costs and adversely affect our results of operations.

         We cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be affected or how we might be affected by any of the foregoing. We may be adversely affected by future laws or regulations.

Risk Factors Relating to the Certificates

         Appraisals and Realizable Value of Aircraft

         Three independent appraisal and consulting firms prepared base value appraisals of the aircraft at the time of the issuance of the outstanding class C certificates. Letters summarizing these appraisals by Aircraft Information Services Inc., dated September 25, 2000, AvSolutions, Inc., dated September 21, 2000 and Morten Beyer & Agnew, Inc., dated October 3, 2000, are attached to this prospectus as Appendix I. We have not undertaken to update the appraisals in connection with this exchange offer. In addition, the value of the aircraft will likely be negatively affected, at least in the short term, as a consequence of the events of September 11, 2001 referred to under "Risk Factors - Special Risk Factor." We do not recommend that you rely on the appraised values as a current estimation of value or as an indicator of the value that will be realized if an aircraft is sold. The proceeds realized upon a sale of any aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors and may be less than an aircraft's appraised value. As a result, aircraft sale proceeds on any exercise of remedies may not be sufficient to satisfy in full payments due on the secured promissory notes relating to such aircraft or the full amount of distributions expected on the certificates.

         These appraisals, which were based on the base value of the aircraft, relied on assumptions and methodolo gies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may have resulted in valuations that are materially different from those contained in the appraisals. An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the aircraft manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. See "Description of the Aircraft and the Appraisals--The Appraisals."

         Subordination Provisions

         Payments on the class C certificates scheduled to be made on any date will not be made until the class G certificates are paid those amounts due to them on that date. However, the subordination provisions in the intercreditor agreement may, under certain circumstances, permit distributions to class C certificateholders after a default on the secured promissory notes even if class G certificateholders have not been paid in full.

         Control Over Collateral; Sale of Collateral

         If a default under an indenture is continuing, the controlling party may direct the loan trustee to exercise remedies under that indenture. The controlling party will be:

         o the policy provider, until the final distribution of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, is made to the holders of the class G certificates and no obligation owing to the policy provider remain outstanding or, if a default has occurred and is continuing with respect to the policy provider, the class G pass through trustee until payment of final distributions to the holders of the class G certificates, and after that;

         o    the class C pass through trustee.

         Under certain circumstances, the liquidity provider with the larger amount owing to it may elect to act as the controlling party. See "Description of the Intercreditor Agreement--Intercreditor Rights."

         Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

         During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and there can be no assurance as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any liquidity provider, the policy provider (except with respect to the holders of class G certificates, as provided in the insurance policy, or any pass through trustee.

         Rating of the Outstanding Class C Certificates

         The outstanding class C certificates are currently rated B2 and BB- by Moody's and Standard & Poor's, respectively, which represents a downgrade from the initial ratings from Moody's and Standard and Poor's of Ba2 and BBB-, respectively.

         On September 14, 2001, in response to the events of September 11, 2001, Moody's downgraded certain of its ratings on our and our parent's debt, including the ratings of the class C certificates and stated that the ratings outlook is negative. On September 20, 2001 Standard and Poor's downgraded its ratings of our and our parent's debt, including the ratings of the class C certificates, and stated that our ratings will remain on CreditWatch with negative implications.

         A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if at any time, in its judgment, circumstances in the future, including the downgrading of our credit rating or the credit rating of any liquidity provider, so warrant.

         The rating of the outstanding class C certificates is based primarily on the default risk of the secured promissory notes purchased by the applicable pass through trust, the availability of a liquidity facility and the collateral value provided by the aircraft securing the secured promissory notes and the subordination provisions that apply to the certificates. The reduction, suspension or withdrawal of the ratings of the outstanding class C certificates or new class C certificates will not, by itself, constitute an event of default.

Risks Factors Related to the Exchange Offer

         Outstanding Class C Certificates That are Not Exchanged

         As outstanding class C certificates are tendered and accepted in the exchange offer, the trading market for the remaining untendered or tendered but not accepted outstanding class C certificates will be adversely affected. We anticipate that most holders of the outstanding class C certificates will elect to exchange the outstanding class C certificates for new class C certificates because of the general absence of restrictions on the resale of new class C certificates under the Securities Act. Therefore, we anticipate that the liquidity of the market for any outstanding class C certificates remaining after the consummation of the exchange offer will be substantially limited. The initial purchaser of the outstanding class C certificates will, however, have the right at any time prior to November 2, 2002 to request a second exchange offer registration statement be filed in which you may exchange your outstanding class C certificates, if you do not tender them in this exchange offer. However, we cannot guarantee that another exchange offer will be available to you if you do not tender your outstanding class C certificates in this exchange offer.

         We will issue only new class C certificates in exchange for outstanding class C certificates that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding class C certificates, and you should carefully follow the instructions on how to tender your outstanding class C certificates. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding class C certificates. If you do not tender your outstanding class C certificates or if we do not accept some of your outstanding class C certificates, those outstanding class C certificates will continue to be subject to transfer and exchange restrictions.

         The restrictions on transfer of your outstanding class C certificates arise because we issued the outstanding class C certificates pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the outstanding class C certificates only if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from these requirements. If you do not tender your outstanding class C certificates, or if your outstanding class C certificates are not accepted for exchange, generally you will have no further right to require us to register your outstanding class C certificates after the exchange offer. Except in connection with this exchange offer, or in response to the exercise of the second demand right for an exchange offer, we do not presently intend to register the outstanding class C certificates under the Securities Act.

         Absence of an Established Market for the Certificates

         Prior to the exchange offer, there was no public market for the outstanding class C certificates. There can be no assurance as to the liquidity of the public market for the new class C certificates or that any active public market for the new class C certificates will develop. Neither we nor the class C pass though trust intend to apply for listing of the new class C certificates on any securities exchange or for quotation of the new class C certificates on the Nasdaq Stock Market's National Market or otherwise. If an active public market does not develop, the market price and liquidity of the class C certificates may be adversely affected.


                         FORWARD-LOOKING STATEMENTS

         This prospectus and the information incorporated by reference into this prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, among others:

         o costs related to our compliance with governmental requirements imposed as a result of the September 11, 2001 terrorist attacks and our response to the effect of such attacks;

         o labor and competitive responses to the steps taken by us as a result of such attacks;

         o demand for transportation in the markets in which we operate in light of such attacks;

         o    economic conditions;

         o    labor costs;

         o    financing costs;

         o    aviation fuel costs;

         o competitive pressures on pricing (particularly from lower-cost competitors);

         o    weather conditions;

         o    government legislation and regulation;

         o    consumer perceptions of our products; and

         o other risks and uncertainties listed from time to time in our reports to the SEC.

         The preparation of forward-looking statements also involves other factors and assumptions not listed above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.


                              USE OF PROCEEDS

         We will not receive any cash proceeds from the issuance of the new class C certificates in connection with this exchange offer. The pass through trustees used the proceeds from the sale of the class G and outstanding class C certificates to purchase secured promissory notes issued to finance the acquisition or lease of 23 new Airbus aircraft that we currently operate.


                     RATIO OF EARNINGS TO FIXED CHARGES

         For the nine months ended September 30, 2001 and 2000 and the year ended December 31, 2000 earnings were not sufficient to cover fixed charges. Additional earnings of approximately $1.03 billion, $63 million, and $206 million, respectively, would have been required to achieve a ratio of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997 and 1996 was 1.9, 2.7, 2.2 and 1.3, respectively. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative or interest expense.


                             THE EXCHANGE OFFER

Purpose and Effect of Exchange Offer

         We originally sold the outstanding class C certificates to Airbus Industrie Financial Services under the terms of a Purchase Agreement dated November 2, 2000.

         As a condition to the Purchase Agreement, we also entered into a Registration Agreement with Airbus Industrie Financial Services dated as of November 2, 2000, which we amended on July 20, 2001. Under the Registration Agreement, we are obligated (i) to file a registration statement with respect to the new class C certificates within 45 days after receipt of notice from Airbus Industrie Financial Services requesting that we register the new class C certificates, (ii) to cause the registration statement to become effective under the Securities Act within 120 days after our receipt of a request for registration, (iii) to consummate the exchange offer within 150 calendar days after our receipt of a request for registration, and (iv) to keep the registration statement effective under the Securities Act until the 180th day following the expiration of the exchange offer. Pursuant to the Registration Agreement, we are obligated to pay liquidated damages in the amount set forth below to the class C pass through trust for distribution to each holder of outstanding class C certificates if we fail to fulfill any of our obligations described in clauses (i) through (iv) in the immediately preceding sentence within the prescribed time frames; provided that we may delay any of the above dates for an aggregate of 30 days without the obligation to pay liquidated damages, if the reason for the delay is one of the reasons specified below under "Terms of the Exchange Offer." We are required to keep the exchange offer open for a period of not less than 30 calendar days.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all outstanding class C certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New class C certificates will be issued in exchange for an equal face amount of outstanding class C certificates accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of outstanding class C certificates being tendered for exchange. However, our obligation to accept outstanding class C certificates for exchange under this exchange offer is subject to certain conditions as set forth under "--Conditions."

         Outstanding class C certificates will be deemed to have been accepted as validly tendered when, as and if the class C pass through trustee has given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding class C certificates for the purposes of receiving the new class C certificates and delivering the new class C certificates to the holders.

         Based on no-action letters issued by the staff of the SEC, we believe that new class C certificates issued in this exchange offer to a holder in exchange for outstanding class C certificates may be offered for resale, resold and otherwise transferred by a holder, other than a broker-dealer who purchased outstanding class C certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or one of our "affiliates" within the meaning of Rule 405 under the Securities Act, without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the new class C certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the new class C certificates.

         Each broker-dealer that receives new class C certificates for its own account in this Exchange Offer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the new class C certificates. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new class C certificates received in exchange for outstanding class C certificates. We have generally agreed that for a 180-day period this prospectus may be used by a broker- dealer in connection with resales of the new class C certificates. See "Plan of Distribution."

         We have agreed to file with the SEC a shelf registration statement to cover resales of the outstanding class C certificates by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

                  (1) we are not permitted to consummate the exchange offer because it is not permitted by applicable law or interpretations of the staff of the SEC; or

                  (2) the exchange offer is not consummated on or before 150 calendar days after our receipt of a request for registration, as that date may be extended by up to 30 days in accordance with the Registration Agreement; or

                  (3) any holder of outstanding class C certificates is not eligible to participate in the exchange offer or will not receive freely transferable new class C certificates; or

                  (4) any outstanding class C certificates are not eligible to be exchanged in the exchange offer.

         We will pay liquidated damages to the class C pass through trust for distribution to each holder of outstanding class C certificates if:

                  (1) we fail to file any of the registration statements on or before the date specified for filing in the Registration Agreement;

                  (2) any of the registration statements referred to above is not declared effective by the SEC before the date specified for effectiveness in the Registration Agreement;

                  (3) we fail to consummate the exchange offer prior to the deadline set forth in the Registration Agreement; or

                  (4) any registration statement is declared effective but thereafter ceases to be effective during the periods specified in the Registration Agreement, unless all outstanding class C certificates have been disposed of in accordance with the Registration Agreement.

         Each event described in clauses (1) through (4), above, is referred to herein as a "registration default."

         The amount of liquidated damages will be equal to a per annum rate of 0.25% on the principal amount of outstanding class C certificates held by each holder with respect to the first 90-day period immediately following the occurrence of the first registration default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.00% per annum on the principal amount of outstanding class C certificates. Following the cure of any registration default, the accrual of liquidated damages will cease, until such time as another registration default shall have occurred.

         Our obligation to pay liquidated damages may be postponed for up to 30 days in the aggregate if the reason we failed to meet a deadline above is because (i) that action was required by law, (ii) we cannot obtain, after using our reasonable best efforts, financial information necessary for the registration statement or (iii) we have taken that action in good faith and for valid business reasons. Avoiding our obligations under the Registration Agreement does not constitute a valid business reason.

         We will pay all accrued liquidated damages to the applicable indenture trustees in the form of a payment of supplemental rent to be paid to the class C pass through trust for distribution to each holder entitled to liquidated damages. All accrued liquidated damages will be paid to holders entitled thereto in the manner provided for the payment of interest in the class C pass through trust agreement, on each Regular Distribution Date, as more fully set forth in the class C pass through trust agreement and the outstanding class C certificates.

         Liquidated damages paid to the class C pass through trust are subject to the Intercreditor Agreement and, accordingly, are subordinated to the payment of principal and interest on the class G certificates. Liquidated damages, if any, will be covered by the Liquidity Facility for the outstanding class C certificates.

         Upon consummation of the exchange offer, subject to certain exceptions described above, holders of outstanding class C certificates who do not exchange their outstanding class C certificates for new class C certificates will no longer be entitled to registration rights and may not be able to offer or sell their outstanding class C certificates. See "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Consequences of Failure to Exchange."

Expiration Date; Extensions; Amendments; Termination

         The expiration date is _____________, unless we extend the exchange offer in accordance with the Registration Agreement. We may extend the expiration date by up to 30 days under the Registration Agreement. The maximum period for which the exchange offer will remain open, including any extensions, is 60 days from the date the registration statement of which this prospectus forms a part is declared effective by the SEC.

         In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of outstanding class C certificates an announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The announcement of the extension may state that we are extending the exchange offer for a specified period of time.

         We reserve the right to extend the exchange offer or to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent. If the exchange offer is amended in a manner we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding class C certificates of the amendment.

Interest on the New Class C Certificates

         The new class C certificates will accrue interest on the outstanding pool balance of the new class C certificates at the rate of 8.39% per annum. Interest on the outstanding pool balance of the new class C certificates is payable on March 1 and September 1 of each year.

Procedures for Tendering

         To tender in the exchange offer, a holder must transmit a properly completed and duly executed letter of transmittal, or a facsimile transmission, together with any other documents required by the letter of transmittal, or, in the case of a book-entry transfer, an agent's message in lieu of the letter of transmittal, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

         o outstanding class C certificates must be received by the exchange agent along with the letter of transmittal;

         o a timely confirmation of a book-entry transfer, which we call a book-entry confirmation, of the outstanding class C certificates, if that procedure is available, into the exchange agent's account at The Depository Trust Company, which we call the book-entry transfer facility, complying with the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the letter of transmittal or agent's message; or

         o the holder must comply with the guaranteed delivery procedures described below.

         The term "agent's message" means a message transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant, which states that the participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against that participant.

         The method of delivery of outstanding class C certificates, letters of transmittal and all other required documents is at the election and risk of the holders. If delivery of the letter of transmittal is by mail, it is recom mended that registered mail, properly insured, with return receipt requested be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding class C certificates should be sent to us. Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tender of the letter of transmittal for those holders.

         The tender by a holder of outstanding class C certificates will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

         Any beneficial owner whose outstanding class C certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct that registered holder to tender on his behalf. If any beneficial holder wishes to tender on its own behalf, that beneficial holder must, prior to completing and executing the letter of transmittal and delivering its outstanding class C certificates, either make appropriate arrangements to register ownership of the outstanding class C certificates in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act unless the outstanding class C certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of any outstanding class C certificates listed therein, those outstanding class C certificates must be endorsed or accompanied by bond powers and a proxy which authorizes that person to tender the outstanding class C certificates on behalf of the registered holder.

         If the letter of transmittal or any outstanding class C certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing and submit satisfactory evidence of their authority to so act along with the letter of transmittal.

         We will determine all questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered outstanding class C certificates in our reasonable discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding class C certificates not properly tendered or any outstanding class C certificates the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding class C certificates. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding class C certificates must be cured within a timeframe that we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding class C certificates, nor will we or any of them incur any liability for failure to give the notification described above. Tenders of outstanding class C certificates will not be deemed to have been made until these irregularities have been cured or waived. Any outstanding class C certificates received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to the related holder by the exchange agent to the tendering holders of outstanding class C certificates, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         In addition, we reserve the right in our reasonable discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any outstanding class C certificates that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer in accordance with the terms of the Registration Agreement and (ii) to the extent permitted by applicable law, purchase outstanding class C certificates in the open market, in privately negotiated transactions or otherwise. The terms of any purchases in accordance with the preceding sentence or offers could differ from the terms of the exchange offer.

Acceptance of Outstanding Class C Certificates for Exchange;
Delivery of New Class C Certificates

         Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding class C certificates properly tendered will be accepted, promptly after the expiration date, and the new class C certificates will be issued promptly after acceptance of the outstanding class C certificates. See "-Conditions of the Exchange Offer" below. For purposes of the exchange offer, outstanding class C certificates will be deemed to have been accepted for exchange when, as and if we have given oral or written notice of acceptance to the exchange agent. For each outstanding class C certificate accepted for exchange, the holder of those outstanding class C certificate will receive a new class C certificate having an original face amount equal to the original face amount of the surrendered outstanding class C certificate.

         In all cases, issuance of new class C certificates for outstanding class C certificates that are accepted for exchange under this exchange offer will be made only after timely receipt by the exchange agent of (i) certificates for those outstanding class C certificates or a timely book-entry confirmation of those outstanding class C certificates into the exchange agent's account at the book-entry transfer facility, (ii) a properly completed and duly executed letter of transmittal or an agent's message in lieu of the letter of transmittal and (iii) all other required documents. If any tendered outstanding class C certificates are not accepted for any reason set forth in the terms and conditions of the exchange offer, those unaccepted or nonexchanged outstanding class C certificates will be returned without expense to the tendering holder, except as provided in the next sentence, as promptly as practicable after the expiration or termination of the exchange offer. In the case of outstanding class C certificates tendered by book- entry transfer procedures described below, those nonexchanged outstanding class C certificates will be credited to an account maintained with the book-entry facility described below.

Book-Entry Transfer

         The exchange agent will make a request to establish an account with respect to the outstanding class C certificates at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding class C certificates by causing the book-entry transfer facility to transfer the outstanding class C certificates into the exchange agent's account at the book-entry transfer facility in accordance with that book-entry transfer facility's procedures for transfer. However, although delivery of outstanding class C certificates may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or a facsimile transmission with any required signature guarantees or an agent's message in lieu of the required signatures, together with any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery Procedures

         Those holders who wish to tender their outstanding class C certificates and:

         (i) whose outstanding class C certificates are not immediately available; or

         (ii) who cannot deliver their outstanding class C certificates or any other required documents to the exchange agent before the expiration time; or

         (iii who cannot complete the procedures for book-entry transfer before the expiration time, may effect a tender if:

              (a)  the tender is made through an eligible institution;

              (b) before the expiration time, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, a form of which accompanies this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of the outstanding class C certificates and the principal amount of outstanding class C certifi cates tendered, stating that the tender is being made in accordance with the notice of guaranteed delivery and guaranteeing that, within the five New York Stock Exchange trading days after the date on which expiration time occurs, either (a) the letter of transmittal, or a facsimile transmission, together with the certificate(s) representing the outstanding class C certificates and any other documents required by the letter of trans mittal, will be deposited by the eligible institution with the exchange agent or (b) a confirmation of book-entry transfer of the outstanding class C certificates into the exchange agent's account at the Depository Trust Company, along with a letter of transmittal or agent's message, will be delivered to the exchange agent; and

              (c) either (i) the properly completed and duly executed letter of transmittal, or a facsimile transmission, together with the certificate(s) representing all tendered outstanding class C certificates in proper form for transfer and all other documents required by the letter of transmittal or (ii) if applicable, confirmation of a book-entry transfer into the exchange agent's account at the Depository Trust Company, along with a properly completed and duly executed letter of transmittal or properly transmitted agent's message, are actually received by the exchange agent within five NYSE trading days after the expiration date.


         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding class C certificates according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Tenders of outstanding class C certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth below under "--Exchange Agent." Any notice of withdrawal given in accordance with the preceding sentence must specify the name of the person having tendered the outstanding class C certificates to be withdrawn, identify the outstanding class C certificates to be withdrawn including the principal amount of those outstanding class C certificates. Where certificates for outstanding class C certificates have been transmitted, the notice of withdrawal must specify the name in which those outstanding class C certificates are registered, if different from that of the withdrawing holder. If outstanding class C certificates have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution. If outstanding class C certificates have been tendered in compliance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding class C certificates and otherwise comply with the procedures of that book-entry transfer facility. All questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal will be determined by us, and our determination will be final and binding on all parties. Any outstanding class C certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding class C certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to its holder without cost to that holder, except as provided in the next sentence, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding class C certificates tendered by book-entry transfer into the exchange agent's account at the book-entry transfer facility in compliance with the book-entry transfer procedures described above, those outstanding class C certificates will be credited to an account maintained with the book-entry transfer facility for the outstanding class C certificates. Properly withdrawn outstanding class C certificates may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the expiration date.

Conditions of the Exchange Offer

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding class C certificates for any new class C certificates and may terminate the exchange offer if:

         o the exchange offer, or the making of any exchange by a holder, violates any applicable law, statute, rule, regulation or any applicable interpretation of the staff of the SEC; or

         o any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair our contemplated benefits under the exchange offer.


         If we determine in our reasonable discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law:

         o    terminate the exchange offer;

         o extend the exchange offer and retain all outstanding class C certificates tendered prior to the expiration of the exchange offer subject, however, to the rights of holders to withdraw the outstanding class C certificates; or

         o waive any condition described above or otherwise amend the terms of the exchange offer in any respect.

If any waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose that waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding class C certificates, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         The foregoing conditions are for our sole benefit and may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure to exercise any of the foregoing rights shall not be deemed a waiver of those rights, and each of those rights shall be deemed to be an ongoing right which may be asserted at any time and from time to time. Our determinations concerning the events described above will be final and binding upon all parties.

         In addition, we will not accept for exchange any outstanding class C certificates tendered, and no new class C certificates will be issued in exchange for any outstanding class C certificates, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Exchange Agent

         State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:

                         By Hand, Mail or Overnight Delivery:

                         State Street Bank and Trust Company
                         2 Avenue de Lafayette, 6th Floor
                         Boston, MA 02111

                         Attention: Johnnie Kindell

                         Facsimile Transmission:
                         (617) 662-1452

                         Confirm by Telephone:
                         (617) 662-1525



Fees and Expenses

         We will pay all the expenses of soliciting tenders under this exchange offer and all other expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and class C pass through trustee under the pass through trust agreements and accounting, legal, printing and related fees and expenses, provided that Airbus Industrie, G.I.E. will bear any additional expenses caused by a request by Airbus Industrie Financial Services to delay effectiveness of the registration statement and keeping the registration statement effective with the SEC for more than 180 days after the expiration of the exchange offer. The principal solicitation for tenders under this exchange offer is being made by mail. However, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by our officers and regular employees.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the outstanding class C certificates, and in handling or forwarding tenders for exchange.

         We will pay all transfer taxes, if any, applicable to the exchange of outstanding class C certificates under this exchange offer. If, however, certificates representing new class C certificates or outstanding class C certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding class C certificates tendered, or if tendered outstanding class C certificates are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding class C certificates under this exchange offer, then the amount of any transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of any taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder.


                      DESCRIPTION OF THE CERTIFICATES

         The following is a summary of the material terms and provisions of the new class C certificates. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the class C certificates, the class C pass through trust supplement and the class C Liquidity Facility, which are filed as exhibits to the registration statement of which this prospectus is a part, and the Basic Agreement, the class G certificates, the class G pass through trust supplements, the class G Liquidity Facility and the Intercreditor Agreement, which were filed with the SEC as exhibits to a Form 8-K on November 27, 2000.

         Except as otherwise indicated, the following summary relates to each pass through trust and the certificates issued by that pass through trust. The terms and conditions governing each of the pass through trusts are substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the interest rate, the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust differ. The references to sections in parentheses in the following summary are to the relevant sections of the Basic Agreement unless otherwise indicated.

General

         On November 2, 2000, we privately placed $157,054,000 of original aggregate face amount of outstanding class C certificates. The outstanding class C certificates were issued in accordance with the class C pass through trust agreement. On September 1, 2001, a payment of principal was made on the class C certificates in the amount of $1,168,382, therefore as of the date of this prospectus, the pool balance of the class C certificates equals $155,885,618.

         The form and terms of the new class C certificates will be materially the same as the outstanding class C certificates except that the new class C certificates will be registered under the Securities Act and will not be entitled to liquidated damages under the Registration Agreement. For the purposes of this description of the certificates, we may refer to both the new class C certificates and the outstanding class C certificates generally as the class C certificates.

         On November 2, 2000, we publicly sold $491,135,000 of original aggregate face amount of class G certificates, which were registered under the Securities Act. As of the date of this prospectus, the pool balance of the class G certificates equals $486,750,816. The class G certificates are not being exchanged in this exchange offer.

         Each certificate represents a fractional undivided interest in one of two US Airways 2000-3 pass through trusts: the class G pass through trust or the class C pass through trust. We refer to the class G pass through trust and the class C pass through trust collectively as the pass through trusts.

         The pass through trusts were formed in accordance with the Basic Agreement and two separate trust supplements. We refer to each supplement as a pass through trust supplement and to the Basic Agreement as supplemented by each pass through trust supplement as the pass through trust agreements. We refer to the certificates issued by the class G or class C pass through trusts as the class G or class C certificates, respectively, or, collectively, as the certificates.

         State Street Bank and Trust Company of Connecticut, National Association, is the initial pass through trustee of the pass through trusts.

         The property of each pass through trust consists of:

         o Secured promissory notes issued, either (a) on a nonrecourse basis by the Owner Trustees of separate owner trusts for a separate leveraged lease transaction for each leased aircraft to finance a portion of the purchase price of that leased aircraft by the Owner Trustee, or (b) on a recourse basis by us in connection with each separate secured loan transaction for each owned aircraft to finance or refinance a portion of the purchase price of that owned aircraft.

         o The rights of the pass through trust under the Intercreditor Agreement, including all monies receivable in respect of those rights.

         o Monies receivable under the Liquidity Facility for the related pass through trust.

         o Funds from time to time deposited with the pass through trustee in accounts relating to the applicable pass through trust.

         o With respect to the class G certificates only, all monies receivable under the Policy.

         The certificates of each pass through trust were issued in fully registered form only and are subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $1,000 or integral multiples of $1,000, except that one certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

         The certificates represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust. (Section 3.09)

         The certificates do not represent an interest in or obligation of US Airways, the pass through trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any of them.

Payments and Distributions

         The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to the corresponding certificateholders on the date that the receipt of the payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

         The secured promissory notes held by the class G and class C pass through trusts accrue interest at a rate per annum equal to 7.89% and 8.39%, respectively. Interest on the secured promissory notes and the certificates is payable on March 1 and September 1 of each year. We refer to the non-default interest rate for each class of certificates as the Stated Interest Rate for that pass through trust. All interest payments received by a pass through trust will be distributed to certificateholders of that pass through trust on each March 1 and September 1 until the final Distribution Date for that pass through trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Payments of interest applicable to the certificates are supported by a separate Liquidity Facility for each pass through trust. Each Liquidity Facility is an irrevocable revolving credit facility that allows the Subordination Agent to make drawings on behalf of the applicable pass through trust in an aggregate amount sufficient to pay interest on the certificates issued by that pass through trust at the Stated Interest Rate for that pass through trust on the next three successive Regular Distribution Dates without regard to any future payments of principal on those certificates.

         The Liquidity Facilities do not provide for drawings to pay for principal of or premium on the certificates of any class or any interest on the certificates of any class in excess of the Stated Interest Rate for that class. Amounts available to be drawn under a Liquidity Facility are limited to an amount sufficient to pay three consecutive semiannual installments of interest on the applicable class of certificates. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

           Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustees on March 1 and September 1 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust. The Final Maturity Date for the class G certificates is September 1, 2020 and for the class C certificates is September 1, 2023.

         The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of the pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of the pass through trust, the receipt of which is confirmed by the pass through trustee on that Regular Distribution Date. Subject to the Intercreditor Agreement, each certificateholder of each pass through trust will be entitled to receive its proportionate share of any distribution in respect of Scheduled Payments of principal or interest on secured promissory notes held by the Subordination Agent on behalf of that pass through trust. These distributions of Scheduled Payments will be made by the applicable pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to the Scheduled Payment subject to certain exceptions. The record date for Scheduled Payments is generally 15 days prior to each Regular Distribution Date. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable pass through trustee on a Regular Distribution Date but is received within five days after that Regular Distribution Date, it will be distributed on the date received to the holders of record. If it is received after this five- day period, it will be treated as a Special Payment and distributed as described below.

         Any payment in respect of, or any proceeds of, any Trust Indenture Estate under a Leased Aircraft Indenture, any secured promissory note or any Collateral under an Owned Aircraft Indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of the early redemption or purchase on the Business Day specified for distribution of the Special Payment in accordance with a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for the Special Payment. Any distribution of proceeds of the Trust Indenture Estate, the Collateral or a secured promissory note will be subject to the Intercreditor Agreement.

         Each pass through trustee will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes or the occurrence of a Triggering Event, notice will be mailed not less than 15 days prior to the date the Special Payment is scheduled to be distributed, and in the case of any other Special Payment, notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for that Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the pass through trustee to the certificateholders of record of the applicable pass through trust on the record date applicable to the Special Payment. (Section 4.02(b)) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption."

         Each pass through trust agreement requires that the pass through trustee establish and maintain a Certificate Account for the deposit of payments representing Scheduled Payments received by that pass through trustee. Each pass through trust agreement requires that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by that pass through trustee. A Special Payments Account is non-interest bearing except in certain circumstances where each pass through trustee may invest amounts in that account in certain permitted investments. The terms of each pass through trust agreement require the applicable pass through trustee to deposit any Scheduled Payments relating to the pass through trust received by it in the Certificate Account of that pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of that pass through trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts deposited will be distributed by the applicable pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01).

         The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates for that pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of the final distribution. The pass through trustee of each pass through trust will mail this notice of the final distribution to the certificateholders of the pass through trust, specifying the date set for the final distribution and the amount of the distribution. (Trust Supplements, Section 7.01) See "--Termination of the Pass Through Trust" below. Distributions in respect of certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

         If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on that Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on the scheduled date and without additional interest.

Pool Factors

         The following table sets forth the Amortization Schedule for the secured promissory notes held in each pass through trust and resulting Pool Factors with respect to that pass through trust as of September 1, 2001, the most recent Regular Distribution Date. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in that pass through trust are redeemed or purchased or if a default in payment on those secured promissory notes occurs. As a result, the actual aggregate principal amortization schedule applicable to each pass through trust and the resulting Pool Factors may differ from those set forth in the following table.


                              Class G Trust          Class G Trust          Class C Trust          Class C Trust
                            Promissory Notes           Expected           Promissory Notes            Expected
                           Scheduled Payments            Pool            Scheduled Payments            Pool
Date                          of Principal              Factor              of Principal               Factor
----                        --------------         ---------------        ---------------          --------------

September 1, 2001              $4,384,184.25           0.9910734          $1,168,382.25               0.9925606
March 1, 2002                  11,292,907.78           0.9680799           2,973,974.70               0.9736246
September 1, 2002               9,014,030.59           0.9497264           1,791,285.55               0.9622191
March 1, 2003                  14,255,112.13           0.9207016           5,477,136.08               0.9273449
September 1, 2003               6,051,830.30           0.9083794           1,183,922.31               0.9198066
March 1, 2004                  16,008,920.98           0.8757837           9,474,492.66               0.8594802
September 1, 2004               4,298,021.45           0.8670325           1,168,382.25               0.8520409
March 1, 2005                  16,008,920.98           0.8344367          10,177,772.31               0.7872366
September 1, 2005               4,298,021.45           0.8256855           1,168,382.25               0.7797972
March 1, 2006                  20,207,614.26           0.7845408           8,321,050.16               0.7268151
September 1, 2006               4,298,021.45           0.7757896           1,168,382.25               0.7193757
March 1, 2007                  22,440,260.67           0.7300990           5,609,294.81               0.6836600
September 1, 2007               4,298,021.45           0.7213478           1,168,382.25               0.6762207
March 1, 2008                  23,387,025.85           0.6737294           2,980,864.63               0.6572408
September 1, 2008               4,298,021.45           0.6649782           1,168,382.25               0.6498014
March 1, 2009                  22,934,666.24           0.6182810           2,973,974.70               0.6308654
September 1, 2009               4,298,021.45           0.6095298           1,168,382.25               0.6234261
March 1, 2010                  17,919,062.98           0.5730448           2,973,974.70               0.6044901
September 1, 2010               4,298,021.45           0.5642936           1,168,382.25               0.5970507
March 1, 2011                  18,474,097.32           0.5266784           2,973,974.70               0.5781147
September 1, 2011               4,298,021.45           0.5179272           1,168,382.25               0.5706753
March 1, 2012                  19,797,777.02           0.4776170           2,973,974.70               0.5517393
September 1, 2012               4,298,021.45           0.4688658           1,168,382.25               0.5443000
March 1, 2013                  22,019,909.48           0.4240310           2,973,974.70               0.5253640
September 1, 2013               4,298,021.45           0.4152798           1,168,382.25               0.5179246
March 1, 2014                  21,591,092.93           0.3713182           2,973,974.70               0.4989886
September 1, 2014               4,298,021.45           0.3625670           1,168,382.25               0.4915492
March 1, 2015                  22,153,493.15           0.3174603           2,973,974.70               0.4726132
September 1, 2015               4,298,021.45           0.3087091           1,168,382.25               0.4651739
March 1, 2016                  26,647,669.81           0.2544518           2,973,974.70               0.4462379
September 1, 2016               6,360,795.76           0.2415005           1,557,843.00               0.4363187
March 1, 2017                  30,755,836.24           0.1788786           5,412,250.15               0.4018576
September 1, 2017               5,730,695.30           0.1672103           2,211,695.45               0.3877752
March 1, 2018                  18,998,174.43           0.1285281           5,194,229.88               0.3547023
September 1, 2018               5,730,695.30           0.1168599           1,557,843.00               0.3447832
March 1, 2019                  57,393,968.83                  NA          16,271,617.48               0.2411779
September 1, 2019                       0.00                  NA           1,557,843.00               0.2312588
March 1, 2020                           0.00                  NA           5,162,416.26               0.1983885
September 1, 2020                       0.00                  NA           1,557,843.00               0.1884693
March 1, 2021                           0.00                  NA          10,140,993.01               0.1238992
September 1, 2021                       0.00                  NA           1,947,303.75               0.1115003
March 1, 2022                           0.00                  NA          17,511,561.98                      NA






Reports to Certificateholders

         On each Distribution Date, the applicable pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $1,000 aggregate principal amount of certificate for that pass through trust, except as to the amounts described in items (i) and (iv) below):

         (i) The aggregate amount of funds distributed on that Distribution Date under the applicable pass through trust agreement, including any portion which is paid by any Liquidity Provider.

         (ii) The amount of the distribution under the applicable pass through trust agreement allocable to principal and the amount allocable to premium, if any.

         (iii) The amount of the distribution under the applicable pass through trust agreement allocable to interest.

         (iv) The Pool Balance and the Pool Factor for the applicable pass through trust. (Trust Supplements, Section 3.02(a))

         So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates issued by the pass through trust on that record date. On each Distribution Date, the applicable pass through trustee will mail to each DTC Participant the statement described above and will make available additional copies as requested by any of those DTC Participants for forwarding to certificate owners. (Trust Supplements, Section 3.02(a))

         In addition, after the end of each calendar year, the applicable pass through trustee will furnish to each certificateholder of the related pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined in accordance with items (i) -
(iii) above with respect to the applicable pass through trust for that calendar year or, in the event that person was a certificateholder during only a portion of the calendar year, for the applicable portion of that calendar year, and those other items that are readily available to the pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of the certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) This report and the other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by that pass through trustee to those DTC Participants to be available for forwarding by the DTC Participants to certificate owners in the manner described above. (Trust Supplements, Section 3.02(b)) At that time, if any, as the certificates are issued in the form of definitive certificates, the applicable pass through trustee will prepare and deliver the information described above to each certificateholder of record as the name and period of ownership of that certificateholder appears on the records of the registrar of the certificates.

Indenture Defaults and Certain Rights upon an Indenture Default

         An event of default under a Leased Aircraft Indenture includes an event of default under the related lease. We will refer to an event of default under a lease as a Lease Event of Default. See "Description of the Secured Promissory Notes-Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an Indenture are held in more than one pass through trust, a continuing Indenture Default under that Indenture would affect the secured promissory notes held by each pass through trust. There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of secured promissory notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement-Priority of Distributions."

         Under the Leased Aircraft Indenture, the applicable Owner Trustee and Owner Participant have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any of these cure rights, the Indenture Default will be deemed to have been cured.

         The same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any of those pass through trusts, the pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In that event, the pass through trustee will resign as pass through trustee of one or all the relevant pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, is the initial pass through trustee under each pass through trust.

         After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under the related Indenture in the exercise of remedies under that Indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under that Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement-Intercreditor Rights-Sale of Secured Promissory Notes or Aircraft." The proceeds of this sale will be distributed in accordance with the provisions of the Intercreditor Agreement. Any proceeds distributed to the pass through trustee upon any of these sales will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders on a Special Distribution Date.
(Sections 4.01 and 4.02)

         The market for secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any secured promissory notes are sold for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, the Policy Provider (in the case of the series C secured promissory notes only), any Owner Trustee, any Owner Participant or any pass through trustee.

         Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account and will be distributed to the certificateholders of that pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supple ments, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under that Leased Aircraft Indenture, the price paid by that Owner Participant or Owner Trustee for the secured promissory notes issued under that Leased Aircraft Indenture and distributed to the pass through trust by the Subordination Agent will be deposited in the Special Payments Account and will be distributed to the certificateholders of that pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

         Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for that pass through trust will, to the extent practicable, be invested and reinvested by the pass through trustee in Permitted Investments at our direction pending the distribution of the funds on a Special Distribution Date.
(Section 4.04)

         Each pass through trust agreement provides that the applicable pass through trustee will, within 90 days after the occurrence of any default known to that pass through trustee, give to the applicable certificateholders notice, transmitted by mail, of the uncured or unwaived default with respect to the pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes, the applicable pass through trustee will be protected in withholding this notice if it in good faith determines that the withholding of the notice is in the interests of those certificateholders. The term "default" as used in this paragraph only with respect to the pass through trust means the occurrence of an Indenture Default under any Indenture under which secured promissory notes held by that pass through trust were issued, as described above, except that in determining whether any Indenture Default has occurred, any grace period or notice in connection with the Indenture Default will be disregarded. (Section 7.02)

         Each pass through trust agreement contains a provision entitling the pass through trustee of the related pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates before proceeding to exercise any right or power under the pass through trust agreement at the request of those certificateholders. (Section 7.03(e))

         Subject to certain qualifications set forth in the pass through trust agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the pass through trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the pass through trustee with respect to the applicable pass through trust or under the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the pass through trustee under the applicable pass through trust agreement or the Intercreditor Agreement, including any right of the pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes. (Section 6.04)

         In certain cases, but subject to the qualifications noted above, the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of a pass through trust may on behalf of the holders of all the certificates of that pass through trust waive any past "event of default" under that pass through trust and its consequences. An event of default under a pass through trust agreement occurs when there is an event of default with respect to the secured promissory notes held by that pass through trust.

         If there is an event of default under any pass through trust, the pass through trustee that is the Controlling Party may direct the pass through trustees to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes and (c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder affected by that default. (Section 6.05)

         Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under that Indenture may waive any past default or Indenture Default under that Indenture. Notwithstanding the provisions of the Indentures, under the Intercreditor Agreement only the Controlling Party is entitled to waive any past default or Indenture Default under an Indenture.

Purchase Rights of Certificateholders

         Upon the occurrence and during the continuation of a Triggering Event, with ten days written notice to each pass through trustee and to each certificateholder of the same class, the class C certificateholders will have the right to purchase all, but not less than all, of the class G certificates, and, whether or not that right is exercised by the class C certificateholders, the Policy Provider, if it is the Controlling Party and 180 days have elapsed since the occurrence of a Triggering Event that is continuing, will have the right to purchase all, but not less than all, of the class G certificates.

         In each case, the purchase price will be equal to the Pool Balance of the class G certificates plus accrued and unpaid interest on the Pool Balance to the date of purchase, without premium, but including any other amounts due to the class G certificateholders. This purchase right may be exercised by any class C certificateholder. If prior to the end of the ten-day period, any other class C certificateholder notifies the purchasing certificateholder that the other class C certificateholder wants to participate in the purchase, then the other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the pass through trust held by each certificateholder. The purchase rights of the certificateholders arising by reason of the occurrence of a Triggering Event will expire 180 days after the Triggering Event and, upon the expiration, the Policy Provider's purchase rights in respect of the certificates will become effective. (Trust Supplements, Section 4.01)

PTC Event of Default

         A PTC Event of Default under each pass through trust agreement means the failure to pay:

         o The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for that class (unless, in the case of the class G certificates, the Subordina tion Agent has made a drawing under the Policy in an aggregate amount sufficient to pay the outstanding Pool Balance and has distributed the amount to the class G pass through trustee).

         o Interest due on the applicable class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for the certificates, or in the case of the class G certificates, a drawing under the Policy, in an aggregate amount sufficient to pay that interest and has distributed this amount to the relevant pass through trustee). (Section 1.01)

         Except for failure to pay principal on the Final Maturity Date, any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date will not constitute a PTC Event of Default. A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement--Priority of Distributions--After a Triggering Event" for a discussion of the consequences of a Triggering Event.

Merger, Consolidation and Transfer of Assets

         We are prohibited from consolidating with or merging into any other corporation or transferring substan tially all of our assets as an entirety to any other entity unless:

         o The surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia.

         o The surviving successor corporation or transferee is a "citizen of the United States" (as defined in the Transportation Code) and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if, and so long as, this status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

         o The surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements, the leases and any other operative documents.

         o We deliver a certificate and an opinion or opinions of counsel indicating that the transaction, in effect, complies with these conditions. (Section 5.02)

         In addition, each leased aircraft participation agreement and each owned aircraft participation agreement prohibits us from merging or consolidating if a Lease Event of Default, in the case of a leased aircraft, or an Indenture Default, in the case of an owned aircraft, has occurred and is continuing. (Special Leased Aircraft Participation Agreement, Section 7(s); Basic Leased Aircraft Participation Agreement,
Section 7(v); Owned Aircraft Participation Agreement, Section 7(e)).

         The Basic Agreement, the pass through trust supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the leases do not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

Modifications of the Pass Through Trust Agreements and Certain Other Agreements

         The pass through trust agreements contain provisions permitting, at our request, the execution of amendments or supplements to that pass through trust agreements or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities, and with respect to the pass through trust agreement for the class G pass through trust, the Policy and the Policy Provider Agreement, without the consent of the holders of the certificates of that pass through trust:

         o To provide for the formation of a pass through trust, to issue an additional series of certificates and to enter into pass through trust supplements setting forth the terms of any series of certificates.

         o To evidence the succession of another corporation to us and the assumption by that corporation of our obligations under the pass through trust agreement, the Note Purchase
              Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement.

         o To add to our covenants for the benefit of holders of those certificates or to surrender any right or power conferred upon us in that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement.

         o To correct or supplement any provision of that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement, which may be defective or inconsistent with any other provision in the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the applicable Liquidity Facility, the Policy or the Policy Provider Agreement, provided that the action will not materially adversely affect the interests of the holders of the certificates.

         o To correct any mistake in the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or the applicable Liquidity Facility, the Policy or the Policy Provider Agreement.

         o To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agree ment.

         o To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body.

         o With respect to the pass through trust agreement for the class G pass through trust only, to add to or change any pass through trust agreement to facilitate the issuance of any certificates in bearer form or to facilitate or provide for the issuance of any certificates in global form in addition to or in place of certificates in certificated form.

         o With respect to the pass through trust agreement for the class G pass through trust only, to provide for the delivery of certificates or any supplement to the Basic Agreement in or by means of any computerized, electronic or other medium, including computer diskette.

         o To modify, eliminate or add to the provisions of that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement to the extent necessary to continue the qualification of that pass through trust agree ment (including any supplemental agreement) under the Trust Indenture Act of 1939, or any similar federal statute enacted after the execution of that pass through trust agreement, and to add to that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility the Policy or the Policy Provider Agreement, other provisions as may be expressly permitted by the Trust Indenture Act.

         o To evidence and provide for the acceptance of appointment under that pass through trust agree ment, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement by a successor pass through trustee and to add to or change any of the provisions of that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, any Liquidity Facility, the Policy or the Policy Provider Agreement as is necessary to provide for or facilitate the administration of that pass through trust under the Basic Agreement by more than one pass through trustee.

         In each case, the modification or supplement may not adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

         A majority of the certificateholders of a pass through trust may amend or supplement the provisions of the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement, the Policy (with respect to the class G certificateholders only) or any Liquidity Facility to the extent applicable to those certificateholders or may modify the rights and obligations of the certificateholders under that pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, or with respect to the pass through trust agreement for the class G pass through trust, the Policy. No such amendment or supplement may, without the consent of the holder of each certificate so affected by the amendment or supplement:

         o Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments with respect to the secured promissory notes held in the pass through trust or distributions in respect of any certificate, or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any payment when due.

         o Permit the disposition of any secured promissory note held in that pass through trust, except as provided in that pass through trust agreement, or otherwise deprive the certificateholder of the benefit of the ownership of the applicable secured promissory notes.

         o Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the certificateholders.

         o Reduce the percentage of the aggregate fractional undivided interests of the pass through trust provided for in the pass through trust agreement, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in the pass through trust agreement.

         o Modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each affected certificateholder. (Section 9.02; Trust Supplements, Section 6.02)

         o Terminate or modify the Policy, other than the endorsements already contemplated or required by Section 2.6(c) or 3.7(c) of the Intercreditor Agreement.


         No amendment or supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes, without the unanimous consent of the certificateholders.

         In the event that a pass through trustee, as holder (or beneficial owner through the Subordination Agent) of any secured promissory note in trust for the benefit of the certificateholders of the relevant pass through trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any lease, any secured promissory note or any other related document, that pass through trustee will promptly send a notice of the proposed amendment, modification, waiver or supplement to each certificateholder registered on the register of that pass through trust as of the date of the notice and the Policy Provider. See "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party." That pass through trustee will request from the certificateholders a direction as to:

         o Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of the secured promissory note or the Controlling Party has the option to direct.

         o Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of the secured promis sory note or as Controlling Party.

         o How to vote (or direct the Subordination Agent to vote) any secured promissory note if a vote has been called for with respect to that amendment, modification, waiver or supplement.

         Provided that a request for certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any secured promissory note (or in directing the Subordination Agent in any of the foregoing) each pass through trustee will:

         o Other than as Controlling Party, vote for or give consent to any such action with respect to that secured promissory note in the same proportion as that of (x) the aggregate face amount of all certificates actually voted in favor of or for giving consent to such action by the direction of certificateholders to (y) the aggregate face amount of all outstanding certificates.

         o As the Controlling Party, vote as directed in the certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the pass through trust.

         For purposes of the certificateholder directions described above, a certificate is deemed "actually voted" if the certificateholder has delivered to the applicable pass through trustee an instrument evidencing the certificateholder's consent to the direction prior to one Business Day before the applicable pass through trustee directs any action or casts its vote or gives its consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the Intercreditor Agreement, a pass through trustee may, in its own discretion and at its own direction, consent and notify (or direct the Subordina tion Agent to consent and notify) the relevant Loan Trustee of the consent to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or lease, any relevant secured promissory note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if the amendment, modification, waiver or supplement does not materially adversely affect the interests of the certificateholders. (Section 10.01)

Purchase of Secured Promissory Notes

         Each pass through trustee purchased the secured promissory notes issued with respect to the 23 aircraft financed in part with the proceeds of the original public offering and private placement of the certificates. We entered into leveraged lease financings with respect to eight of the aircraft, each with the same equity investor acting as owner participant and secured debt financings with respect to the remaining 15 aircraft.

          In the case of the leveraged lease financings the relevant parties entered into a Participation Agreement, a lease and a Leased Aircraft Indenture relating to the financing of each leased aircraft.

          In the case of the secured debt financings the relevant parties entered into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of each owned aircraft.

         The leveraged lease documents that have been entered into with respect to leased aircraft are substantially in the forms designated as "Special Leased Aircraft" documents attached to the Note Purchase Agreement and the secured debt financings that were entered into with respect to owned aircraft are substantially in the forms designated as "Owned Aircraft" documents, which in both cases, were filed with the SEC as exhibits to a Form 8-K on November 27, 2000.

         Mandatory Terms

         Prior to the financing of any individual aircraft and the issuance of the related secured promissory notes, the Note Purchase Agreement required that any leveraged lease or mortgage documents entered into in connection with any aircraft financing contain the Mandatory Economic Terms and the Mandatory Document Terms (as the Mandatory Document Terms were permitted to vary in accordance with the terms of the Note Purchase Agreement). The Participation Agreements, the leases, the Leased Aircraft Indentures and the Owned Aircraft Indentures entered into with respect to each of the aircraft described in this prospectus contain the Mandatory Document Terms and the Mandatory Economic Terms listed below.

         The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, requires, among other things, that:

         o The principal amount of the series G secured promissory notes issued with respect to an aircraft be equal the principal amount of series G secured promissory notes indicated for each aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Principal Amount of Series G Secured Promissory Notes" in the prospectus supplement, dated October 26, 2000, relating to the offering of the class G certificates.

         o The principal amount of the series C secured promissory notes issued with respect to an aircraft equal the principal amount of series C secured promissory notes indicated for each aircraft as set forth in "Prospectus Supplement Summary--Secured Promissory Notes and the Aircraft" under the column "Principal Amount of Series C Secured Promissory Notes" in the prospectus supplement, dated October 26, 2000, relating to the offering of the class G certificates.

         o The loan to aircraft value ratio for the secured promissory notes for each aircraft type not exceed, as of the issuance date of the secured promissory notes and any subsequent Regular Distribution Date (assuming no default in the payment of the secured promissory notes), the percentages set forth in the following table:


                                    Series G Secured     Series C Secured
              Aircraft Type         Promissory Notes     Promissory Notes
              -------------         ----------------     ----------------
              Airbus A319-112            46.7%                 62.0%
              Airbus A320-214            46.6%                 62.6%
              Airbus A321-211            51.0%                 67.1%

         o The loan to aircraft value ratios are computed (a) after aggregating the principal amount of all secured promissory notes that rank senior to the series of secured promissory notes for which the loan to aircraft value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed Appraised Value of each aircraft and the Deprecia tion Assumption.

         o The initial average life of the series G secured promissory notes on any aircraft not extend beyond 10.0 years, and the average life of the series G and series C secured promissory notes on any aircraft not extend beyond 11.3 and 13.2 years, respectively, from the Issuance Date.

         o The interest rate applicable to the secured promissory notes equal the rate applicable to the certificates issued by the corresponding pass through trust.

         o The past due rate applicable to the secured promissory notes not be less than the interest rate applicable to that series of secured promissory notes plus 1% per annum.

         o At the Delivery Period Termination Date, the aggregate principal amount of each series of secured promissory notes equal the original aggregate face amount of the related class of certificates issued by the corresponding pass through trust.

         o The payment dates for the secured promissory notes and basic rent under the leases be March 1 and September 1.

         o The basic lease term for each lease expire by its terms on or after the latest maturity date of the related secured promissory notes.

         o At the Delivery Period Termination Date, the average life of the class G certificates and the class C certificates not be more than 10.9 years and 12.5 years respectively, from the Issuance Date. The average life is computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates after the Issuance Date required in respect of unused deposits under the escrow agreement in place at the time of sale of the class G certificates and the outstanding class C certificates.

         o As of the Delivery Period Termination Date and each subsequent Regular Distribution Date, the loan to aircraft value ratio for each class of certificates not exceed (assuming no default in the payment of the secured promissory notes and after giving effect to Scheduled Payments) 50.5% in the case of class G certificates and 63.6% in the case of class C certificates. The loan to value ratio is computed (a) after aggregating the face amount of the class of certificates that rank senior to the class of certificates for which loan to aircraft value is being calculated and (b) as of any such date on the basis of the Assumed Appraised Value of all aircraft that have been delivered and the Depreciation Assumption.

         o The final expected distribution date of the certificates is as set forth in the "Prospectus Sum mary--Summary of Terms of Certificates."

         o Each installment of basic rent, together with any advances or other payments by us and any payment of deferred equity amounts by an Owner Participant under the leases and related agreements is required to be sufficient for the Owner Trustee to pay in full, on the date on which each installment of basic rent, advance, other payment or deferred equity is due, any payments scheduled to be made on account of principal of, and interest on, the related secured promissory notes. If an Owner Participant is required to make a deferred equity payment to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we are required to provide the Owner Trustee with funds sufficient to make the payment. Termination values (or other comparable termination amounts), together with all other amounts payable by us upon termination of any lease, and the amount of premium, if any payable by the Owner Trustee, must be sufficient to pay amounts due with respect to the related secured promissory notes.

         o The amount payable under the all-risk aircraft hull insurance maintained with respect to each aircraft is sufficient to pay the applicable termination value (or other comparable termination amount), subject to certain rights of self-insurance.

         o The (a) past due rate in the Indentures and the leases, (b) Make-Whole Premium payable under the Indentures, (c) provisions relating to the redemption and purchase of secured promissory notes in the Indentures and (d) minimum liability insurance amount on aircraft in the leases, in each case are not less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements designated as the "Form of Basic Leased Aircraft Participation Agreement," "Form of Basic Lease" and "Form of Basic Leased Aircraft Indenture" annexed to the Note Purchase Agreement.

         o The indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders with respect to certain taxes and expenses, in each case are not materially less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, Policy Provider, pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements annexed to the Note Purchase Agreement designated as the "Form of Basic Leased Aircraft Participation Agreement," "Form of Basic Lease" and "Form of Basic Leased Aircraft Indenture" annexed to the Note Purchase Agreement.

         The "Mandatory Document Terms" prohibit modifications in any material adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Providers, or Note Holders to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

In the case of the Indentures, the following modifications are prohibited:

         o    modifications to the granting clause of the Indentures so as
              (A) to deprive the Note Holders of a first priority security interest in (a) the aircraft, (b) certain of our parent's rights under its aircraft purchase agreement with an affiliate of the aircraft manufacturer and, (c) in the case of a leased aircraft, the lease or (B) to eliminate the obligations intended to be secured by the Indenture;

         o modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes, including the obligation to pay the Make-Whole Premium in certain circumstances;

         o modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in those circumstances;

         o modifications to certain provisions requiring the Loan Trustee to act upon instructions of the Note Holders and regarding the rights of the Owner Trustee and the Owner Participant to take actions under the lease;

         o modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft;

         o modifications to the provisions regarding amendments to the Indenture and the related Aircraft Operative Agreements;

         o modifications to the provisions stating that the Indenture may not be construed to give any person any legal or equitable claim under the Indenture except for the Loan Trustee, the Note Holders and certain other parties specified in the Indenture;

         o modifications to the provision that New York law will govern the Indentures; and

         o modifications to the provision stating that all votes of the Note Holders will be governed by the vote of a majority in interest of the Note Holders, except as otherwise expressly provided in the Indenture.

In the case of the leases, the following modifications are prohibited:

         o modifications to certain provisions regarding our unconditional obligation to pay, prepay or advance basic rent, termination value and certain other amounts to the Owner Trustee in an aggregate amount at least equal to scheduled interest and principal;

         o modification of our obligations to record the Leased Aircraft Indenture with the FAA and to maintain the Indenture as a first-priority perfected mortgage on the related aircraft;

         o modification of our obligations to furnish certain opinions with respect to a replacement airframe; and

         o modification of our obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.

In the case of the Participation Agreements, the following modifications are prohibited:

         o modifications to certain conditions to the obligations of any pass through trustee to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to the aircraft, (b) obtaining a certificate of airworthiness with respect to the aircraft, (c) delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to the aircraft and the delivery of certain other legal opinions and (d) filings of certain documents with the FAA;

         o modifications to the provisions restricting a Note Holder's ability to transfer the secured promis sory notes; o modifications to certain provisions requiring the delivery of a legal opinion with respect to the lien of the applicable Indenture in the case of a reregistration of the aircraft;

         o modifications to the provision that New York law will govern the Participation Agreement; and

         o modification to the provision stating that it is the intent of the parties that the Loan Trustee be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to repossession of the airframes and engines of the financed aircraft and to enforce any of its rights or remedies under the Indenture if we are a debtor in a case under Chapter 11 of the U.S. Bankruptcy Code.

         In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers, Policy Provider, or Loan Trustee in the definition of "Make-Whole Premium."

         Notwithstanding the foregoing, the Mandatory Document Terms may be modified to correct or supplement any provision which may be defective or to cure any ambiguity or correct any mistake, provided that the action does not materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers, Policy Provider, Loan Trustees or certificateholders.

Termination of the Pass Through Trust

         Our obligations and those of the pass through trustees with respect to the applicable pass through trusts will terminate upon the distribution to certificateholders of all amounts required to be distributed to them in accordance with the pass through trust agreement and the disposition of all property held in the pass through trust. The applicable pass through trustee will send to each certificateholder notice of the termination of the applicable pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment. The final payment to any certificateholder will be made only upon surrender of the certificateholder's certificates at the office or agency of the applicable pass through trustee specified in the notice of termination. (Trust Supplements, Section 7.01)


The Pass Through Trustee

         The initial and current pass through trustee for each pass through trust is State Street Bank and Trust Company of Connecticut, National Association.

Book-Entry; Delivery and Form

         The certificates are represented by one or more fully registered global certificates. Each global certificate is deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, so as to eliminate the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, societe anonyme.

         DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered in accordance with
Section 17A of the Securities Exchange Act of 1934.

         Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

         o a person that is registered as a "clearing agency" under the federal securities laws;

         o    a federal reserve bank; or

         o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

         A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

         The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

         Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

         A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

         Neither we nor the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.


                  DESCRIPTION OF THE LIQUIDITY FACILITIES

         The following is a description of the material terms and provisions of the Liquidity Facilities. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the class C Liquidity Facility which is filed as an exhibit to the registration statement of which this prospectus is a part, and the class G Liquidity Facility and the Intercreditor Agreement which were filed with the SEC as exhibits to a Form 8-K on November 27, 2000.

General

         The Liquidity Provider entered into a separate revolving credit agreement, which we will refer to as a Liquidity Facility, with the Subordination Agent with respect to the certificates of each pass through trust. The Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on the certificates when due at the Stated Interest Rate for the certificates on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of that pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds (including, in the case of the class G pass through trust, funds from the Policy). Although Morgan Stanley Capital Services Inc. is the initial Liquidity Provider for both pass through trusts, it may be replaced by one or more other entities under certain circumstances. The obligations of Morgan Stanley Capital Services Inc. to make advances under the Liquidity Facilities are be fully and unconditionally guaranteed by Morgan Stanley Dean Witter & Co.

Drawings

         The aggregate amount available under the Liquidity Facility for each pass through trust as at March 1, 2002, the next Regular Distribution Date following the date of this prospectus, assuming that all interest and principal due on or prior to March 1, 2002, is paid, will be as follows:


          Pass Through Trust           Available Amount
          ------------------           ----------------
          Class G                         $56,270,443
          Class C                         $19,243,930

The amount available under the class C Liquidity Facility on March 1, 2002 may be increased to $19,817,349 if we are in a registration default under the Registration Agreement and are obligated to pay liquidated damages to the class C certificateholders at that time. See "The Exchange Offer--Terms of the Exchange Offer."

         Except as otherwise provided below, the Liquidity Facility for each pass through trust enables the Subordination Agent to make Interest Drawings under the applicable Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of that pass through trust at the Stated Interest Rate for that pass through trust to the extent that the amount, if any, available to the Subordination Agent on that Distribution Date is not sufficient to pay the interest. The maximum amount available to be drawn under any Liquidity Facility on any Distribution Date to fund any shortfall of interest on the certificates of that pass through trust will not exceed the then Maximum Available Commitment under the Liquidity Facility. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(a))

         The Liquidity Facility for any class of certificates does not provide for drawings:

         o To pay for principal of, or premium on, the certificates of that class.

         o To pay for any interest on the certificates of that class in excess of the Stated Interest Rate for that class or to pay for more than three consecutive semiannual installments of interest in excess of the Maximum Available Commitment under the Liquidity Facility.

         o To pay for principal of or interest or premium on the certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6).

         Each payment by any Liquidity Provider will reduce the Maximum Available Commitment under the Liquidity Facility by an amount equal to the amount of that payment under the Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimburse ment of that Liquidity Provider in full or in part for the amount of those Interest Drawings plus interest on that Interest Drawing, the Maximum Available Commitment under that Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of the Liquidity Facility; provided, however, that the Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and (b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. (Liquidity Facilities,
Section 2.02(a))

         Amounts available to be drawn under a Liquidity Facility for purposes other than an Interest Drawing are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable pass through trust, the maximum commitment of the Liquidity Facility for that pass through trust will be automatically reduced from time to time to an amount equal to the Required Amount for that pass through trust. (Liquidity Facilities, Section 2.04(a))

         If at any time (i) the short-term unsecured debt rating of any Liquidity Provider or, if applicable, of any guarantor of the obligations of a Liquidity Provider, then issued by either Rating Agency is lower than the Threshold Rating applicable to that pass through trust or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facility becomes invalid or unenforceable, that Liquidity Facility may be replaced by a Replacement Facility. (Intercreditor Agreement, Sections 3.6(c)) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

         If a Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading or of the guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under the Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under that Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Sections 3.6(c))

         The Liquidity Facility for each pass through trust provides that the relevant Liquidity Provider's obligations under the relevant Liquidity Facility will expire on the earliest of:

         o 364 days after the Issuance Date, unless otherwise extended in accordance with the Liquidity Facility.

         o The date on which the Subordination Agent delivers to the Liquidity Provider a certification that all of the certificates of the pass through trust have been paid in full.

         o The date on which the Subordination Agent delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for the Liquidity Facility.

         o The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider (see "-Liquidity Events of Default").

         o The date on which no amount is or may (by reason of reinstatement) become available for drawing under the Liquidity Facility.

         o The date on which the Liquidity Provider makes available a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))


         Each initial Liquidity Facility provides that the Liquidity Facility will be automatically extended for additional 364-day periods unless (i) the scheduled expiration date of that Liquidity Facility is on or after the 15th day after the Final Maturity Date for that class of certificates or (ii) the applicable Liquidity Provider advises the Subordination Agent that it does not agree to the extension.

         The Intercreditor Agreement provides for the replacement of any Liquidity Facility if it is scheduled to expire earlier than 15 days after the Final Maturity Date if the Liquidity Facility is not extended prior to its then scheduled expiration date. If the Liquidity Facility is not extended or replaced prior to its then scheduled expiration date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment for the certificates of the pass through trust. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

         Subject to certain limitations, we may, at our option, arrange for a Replacement Facility at any time to replace any Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of its Liquidity Facility. (Intercreditor Agreement, Sections 3.6(c) and (e))

         If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds on deposit in the Cash Collateral Account for the applicable pass through trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f))

         Upon receipt by the Subordination Agent of a Termination Notice with respect to a Liquidity Facility from a Liquidity Provider, the Subordination Agent will request a Final Drawing under the Liquidity Facility in an amount equal to the then Maximum Available Commitment under the Liquidity Facility. The Subordination Agent will hold the proceeds of the Final Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

Reimbursement of Drawings

         The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on those drawings, but only to the extent that the Subordination Agent has funds available to make those payments. (Liquidity Facilities, Sections 2.05, 2.06, 2.09)

         Interest Drawings and Final Drawings

         Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of that drawing. (Liquidity Facilities, Section 2.05)

         From the date of each drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of the Drawing, interest will accrue at the Base Rate plus 2.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.00% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.00% per annum on the last day of an interest period for the Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 2.00% per annum. (Liquidity Facilities, Section 3.07)

         Downgrade Drawings and Non-Extension Drawings

         The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

         o The amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that the amount exceeds the Required Amount.

         o Any portion of the amount withdrawn from the Cash Collateral Account to pay interest on the certificates will be treated in the same way as Interest Drawings.

         o The balance of the amount will be invested in certain specified eligible investments.

                  Any Downgrade Drawing or any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion of that drawing applied to payment of interest on the certificates, will bear interest (x) from the date of each Downgrade or Non-Extension Drawing, as applicable, to (but excluding) the third business day following the Liquidity Provider's receipt of notice of that drawing, at the Base Rate plus a specified margin on the outstanding amount from time to time of that Downgrade or Non-Extension Drawing, (y) thereafter until the date it is converted into a Final Drawing at a rate equal to LIBOR for the applicable interest period plus a specified margin on the outstanding amount from time to time of that Downgrade or Non-Extension Drawing and (z) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable Interest Period (or, as described in the first paragraph under "-- Interest Drawings and Final Drawings," the Base Rate) plus 2% per annum. (Liquidity Facilities, Section 2.06(a) and 3.07(b))

Liquidity Events of Default

         If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the applicable Liquidity Provider may, in its discretion, give a Termination Notice. Delivery to the Subordination Agent of a Termination Notice will have the following consequences:

         o The related Liquidity Facility will expire on the fifth business day after the date on which the Termination Notice is received by the Subordination Agent.

         o The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing under the Liquidity Facility in an amount equal to the then Maximum Available Commitment under the Liquidity Facility.

         o Any Drawing remaining unreimbursed as of the date of termination will be automatically con verted into a Final Drawing under the Liquidity Facility.

         o All amounts owing to the applicable Liquidity Provider automatically will be accelerated. (Liquidity Facilities, Section 6.01)

         Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent the Subordination Agent has funds to pay those amounts after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agree ment-Priority of Distributions." (Liquidity Facilities, Section 2.09)

         Upon the circumstances described below under "Description of the Intercreditor Agreement-Intercreditor Rights-Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))


Liquidity Provider

         Morgan Stanley Capital Services Inc., a subsidiary of Morgan Stanley Dean Witter & Co., is currently the Liquidity Provider for the class G and class C pass through trusts. Morgan Stanley Dean Witter & Co. is the guarantor of the Liquidity Provider's obligations under the Liquidity Facilities.


                         DESCRIPTION OF THE POLICY

         On the Issuance Date, the Policy Provider issued a financial guaranty insurance policy in favor of the Subordination Agent for the benefit of the class G pass through trustee and holders of the class G certificates. The Intercreditor Agreement directs the Subordination Agent to make a drawing under the Policy under certain circumstances. The Policy does not support any payments on the class C certificates. The statements with respect to the Policy made in the prospectus are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Policy, which was filed with the SEC as an exhibit to a Form 8-K on November 27, 2000.


                 DESCRIPTION OF THE INTERCREDITOR AGREEMENT

         The following is a description of the material terms and provisions of the Intercreditor Agreement. The statements made under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement, which was filed with the SEC as an exhibit to a Form 8-K on November 27, 2000.

Intercreditor Rights

         General

         The Intercreditor Agreement is an agreement among each pass through trustee, each Liquidity Provider, the Policy Provider and the Subordination Agent. The secured promissory notes are registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

         Controlling Party

         With respect to any Indenture at any given time, so long as no Indenture Default has occurred and is continuing under the Indenture, the Loan Trustee under that Indenture will be directed in taking, or refraining from taking, any action under the Indenture or with respect to the secured promissory notes issued under the Indenture by the holders of at least a majority of the outstanding principal amount of the secured promissory notes issued under the Indenture. For so long as the Subordination Agent is the registered holder of the secured promissory notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the pass through trustees for whom the secured promissory notes issued under the Indenture are held as trust property , except that so long as the final distributions on the certificates have not been paid or any Policy Provider Obligations remain outstanding (and no Policy Provider Default exists and so long as the Policy Provider has endorsed the Policy (if so required under the Policy Provider Agreement) to cover interest payments on the class G and class C Liquidity Facilities, the Subordination Agent will request directions from the Policy Provider rather than the pass through trustee and shall vote in accordance with the directions of the Policy Provider. (Intercreditor Agreement, Section 2.6(a) and Section 9.1(b)).

         At any time an Indenture Default has occurred and is continuing under an Indenture, the Loan Trustee under the Indenture will be directed in taking, or refraining from taking, any action under the Indenture or with respect to the secured promissory notes issued under the Indenture or with respect to the secured promissory notes issued under that Indenture, including acceleration of the secured promissory notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a))

         In determining whether an Indenture Default has occurred and is continuing under a leased aircraft Indenture in the preceding two paragraphs, Indenture Defaults that have been cured by the applicable Owner Trustee or Owner Participant shall be disregarded.

         Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider and the Policy Provider, reduce the amount of rent, supplemental rent or termination values payable by us under any lease or reduce the amount of principal or interest payable by us under any secured promissory note issued under any Owned Aircraft Indenture. (Intercreditor Agreement,
Section 9.1(b)). See "Description of the Certificates-Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders to direct the pass through trustee.

The controlling party will be:

         o the policy provider, until final distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of those certificates and no obligations owing to the Policy Provider remain outstanding, or if a Policy Provider Default has occurred and is continuing or the Policy Provider is required in accordance with the Policy Provider Agreement to but has failed to endorse the Policy to cover interest payments on the class G and class C Liquidity Facilities, then the class G pass through trustee until payment of final distributions to the holders of the related certificates, and after that,

         o    the class C pass through trustee.

         The Liquidity Provider with the larger outstanding amount of unreimbursed Liquidity Obligations, if it is not then in default in its obligations to make any advance under any Liquidity Facility, will have the right to become the Controlling Party with respect to any Indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated, provided that, if the Policy Provider pays to the Liquidity Providers all outstanding Drawings, together with accrued interest on those Drawings, in respect of the class G and class C Liquidity Facilities including all interest accrued thereon to that date, the Policy Provider will remain the Controlling Party so long as no Policy Provider Default has occurred and is continuing (in which case the Liquidity Provider, if it so elects and if Liquidity Obligations owing to it remain outstanding (or, if it does not so elect or if no Liquidity Obligations remain outstanding, the class G pass through trustee), will become the Controlling Party).
(Intercreditor Agreement, Section 2.6(c))

         For purposes of giving effect to the rights of the Controlling Party, the pass through trustee (other than the pass through trustee that is the Controlling Party) has irrevocably agreed, and the certificateholders (other than the certificateholders represented by the Controlling Party) are deemed to have agreed by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes-Remedies."

         Sale of Secured Promissory Notes or Aircraft

         Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party is entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all, but not less than all, of the secured promissory notes issued under the applicable Indenture to any person, provided, however, that the Controlling Party shall first offer to the class C certificateholders the right to purchase all (but not less than all) of the secured promissory notes under that Indenture for a purchase price equal to the amount of Secured Obligations under that Indenture. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any Indenture and
(y) our bankruptcy or insolvency, without the consent of each pass through trustee, no aircraft subject to the lien of the Indenture or the secured promissory notes may be sold, (i) if the net proceeds from this sale would be less than the Minimum Sale Price for the aircraft or the secured promissory notes, and (ii) unless the Controlling Party shall first offer to the class C certificateholders the right to purchase all (but not less than all) of the secured promissory notes under that Indenture for a purchase price equal to the amount of Secured Obligations under that Indenture. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by us under the lease for the leased aircraft may not be adjusted, if, as a result of this adjustment, the discounted present value of all the rentals would be less than 75% of the discounted present value of the rentals payable by us under the lease before giving effect to the adjustment. (Intercreditor Agreement, Section 4.1)

Priority of Distribution

         Before a Triggering Event

         So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on that Distribution Date in the following order of priority:

         o to the Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata on the basis of the Liquidity Expenses and Policy Expenses then due;

         o to the Liquidity Providers and to the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to payments made by the Policy Provider to the Liquidity Provider in respect of drawings under the Liquidity Facilities) and on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obliga tions), respectively and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of the payment made to the Liquidity Providers attributable to interest accrued on those drawings;

         o to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of the payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities, pro rata;

         o to the class G pass through trustee to the extent required to pay Expected Distributions on the class G certificates;

         o to the Policy Provider to the extent required to pay or reimburse any Policy Provider Obligations (other than amounts payable pursuant to the first three clauses above and any Excess Reimburse ment Obligations);

         o to the class C pass through trustee to the extent required to pay Expected Distributions on the class C certificates;

         o to the Policy Provider to the extent required to pay any Excess Reimbursement Obligations; and

         o to the Subordination Agent and the pass through trustees for the payment of certain fees and expenses.


         After a Triggering Event

         Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after that Triggering Event, all funds received by the Subordination Agent in respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

         o to the Subordination Agent, any pass through trustee, any certificateholder or the Policy Provider, pro rata, to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any pass through trustee or the Policy Provider or to reimburse any certificateholder, the Policy Provider or any Liquidity Provider in respect of payments made to the Subordination Agent or any pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral;

         o to the Liquidity Providers to the extent required to pay the Liquidity Expenses and to the Policy Provider to the extent required to pay the Policy Expenses, pro rata;

         o to the Liquidity Providers and the Policy Provider, pro rata, to the extent required to pay interest accrued on the Liquidity Obligations (as determined after giving effect to certain payments by the Policy Provider to the Liquidity Providers) and on certain Policy Provider Obligations (as provided in the definition of Policy Provider Obligations), respectively and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of that payment made to the Liquidity Providers attributable to interest accrued on those drawings;

         o to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations (as determined after giving effect to payments by the Policy Provider to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities) and/or, if applicable with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under that Liquidity Facility or (y) a Final Drawing has occurred under that Liquidity Facility, then payments are made first to replenish the Cash Collateral Account up to the Required Amount for that class of certificates (less the amount of any repayments of Interest Drawings under that Liquidity Facility while sub-clause (x) of this clause is applicable) and, if the Policy Provider has elected to pay to the Liquidity Providers all outstanding drawings and interest thereon owing to the Liquidity Providers under the Liquidity Facilities, to reimburse the Policy Provider for the amount of the payment made to the Liquidity Providers in respect of principal of drawings under the Liquidity Facilities, pro rata;

         o to the Subordination Agent, any pass through trustee or any certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

         o to the class G pass through trustee to the extent required to pay Adjusted Expected Distributions on the class G certificates;

         o to the Policy Provider to the extent required to pay any Policy Provider Obligations (other than amounts payable pursuant to the first four clauses above, any Excess Reimbursement Obligations and any amounts payable under the Policy Fee Letter);

         o to the class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the class C certificates; and

         o to the Policy Provider to pay any Excess Reimbursement Obligations and amounts due under the Policy Fee Letter.

         After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will obtain LTV Appraisals of the aircraft securing those secured promissory notes as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of the initial LTV Appraisals. If the Controlling Party reasonably objects to the appraised value of the aircraft shown in those LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals, including LTV Appraisals based upon physical inspection of the aircraft. (Intercreditor Agreement, Section 4.1(a))

         Interest Drawings under a Liquidity Facility and withdrawals from the related Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for the pass through trust, and drawings under the Policy will be distributed by the class G pass through trustee notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus. (Intercreditor Agreement Section
3.6 and 3.7)

The Subordination Agent

         State Street Bank and Trust Company of Connecticut, National Association, is the "Subordination Agent" under the Intercreditor Agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103.

         The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. If the Subordination Agent is removed, a successor Subordina tion Agent will be appointed as provided in the Intercreditor Agreement. No resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent will become effective until acceptance of an appointment by a successor Subordination Agent. (Intercreditor Agreement, Section 8.1)


               DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

         The aircraft consist of 14 Airbus Model A319-100 aircraft, three Airbus Model A320-200 aircraft and six Airbus Model A321-200 aircraft, all of which were delivered between September 2000 and March 2001. The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

         The Airbus Model A319-100, Airbus Model A320-200 and Airbus Model A321-200 aircraft are capable of flying from our major northeast United States hubs to west coast markets. The seating capacity of the A319-100 aircraft is approximately 120 passengers. The seating capacity of the Airbus Model A320-200 aircraft is approxi mately 142 passengers. The seating capacity of the Airbus Model A321-200 aircraft is approximately 169 passengers. The engine type utilized on the Airbus Model A319-100, A320-200 and A321-200 aircraft is the CFM International, Inc. CFM-56-5.

         The aircraft are more fully described in the attached appraisals.


The Appraisals

         The table below sets forth the appraised base values of the aircraft, as determined by the Appraisers at the time of the issuance of the outstanding class C certificates.


                 Registration   Manufacturer's        Delivery                                                 Appraised
Aircraft Type       Number       Serial Number          Date                   Appraiser's Valuations         Base Value (1)
-------------       ------       -------------    ------------------     --------------------------------     --------------
                                                                         AISI        AVSolutions      MBA
                                                                         ----        -----------      ---
Airbus A320-214     N122US           1298         September 21, 2000   $41,610,000  $ 46,540,000   $ 43,980,000    $ 45,710,000
Airbus A319-112     N756US           1340         October 17, 2000     $41,410,000  $ 40,210,000   $ 38,250,000    $ 39,956,667
Airbus A319-112     N757UW           1342         October 19, 2000     $41,410,000  $ 40,210,000   $ 38,250,000    $ 39,956,667
Airbus A319-112     N755US           1331         October 24, 2000     $41,410,000  $ 40,210,000   $ 38,250,000    $ 39,956,667
Airbus A320-214     N123UW           1310         October 25, 2000     $46,720,000  $ 46,890,000   $ 44,070,000    $ 45,893,333
Airbus A319-112     N758US           1348         October 26, 2000     $41,410,000  $ 40,210,000   $ 38,250,000    $ 39,956,667
Airbus A320-214     N124US           1314         November 2, 2000     $46,720,000  $ 46,890,000   $ 44,070,000    $ 45,893,333
Airbus A319-112     N760US           1354         November 6, 2000     $41,510,000  $ 40,210,000   $ 38,330,000    $ 40,016,667
Airbus A319-112     N764US           1369         November 20, 2000    $41,510,000  $ 40,210,000   $ 38,330,000    $ 40,016,667
Airbus A319-112     N765US           1371         November 21, 2000    $41,510,000  $ 40,210,000   $ 38,330,000    $ 40,016,667
Airbus A319-112     N762US           1358         November 27, 2000    $41,510,000  $ 40,210,000   $ 38,330,000    $ 40,016,667
Airbus A319-112     N763US           1360         November 29, 2000    $41,510,000  $ 40,210,000   $ 38,330,000    $ 40,016,667
Airbus A319-112     N766US           1378         December 4, 2000     $41,610,000  $ 40,210,000   $ 38,400,000    $ 40,073,333
Airbus A319-112     N767UW           1382         December 6, 2000     $41,610,000  $ 40,210,000   $ 38,400,000    $ 40,073,333
Airbus A319-112     N768US           1389         December 14, 2000    $41,610,000  $ 40,210,000   $ 38,400,000    $ 40,073,333
Airbus A319-112     N769US           1391         December 18, 2000    $41,610,000  $ 40,210,000   $ 38,400,000    $ 40,073,333
Airbus A319-112     N770UW           1393         December 21, 2000    $41,610,000  $ 40,210,000   $ 38,400,000    $ 40,073,333
Airbus A321-211     N161UW           1403         January 18, 2001     $58,590,000  $ 55,740,000   $ 52,930,000    $ 55,740,000
Airbus A321-211     N164UW           1425         February 8, 2001     $58,730,000  $ 55,740,000   $ 53,030,000    $ 55,740,000
Airbus A321-211     N162US           1412         February 15, 2001    $58,590,000  $ 55,740,000   $ 52,930,000    $ 55,740,000
Airbus A321-211     N165US           1431         February 21, 2001    $58,730,000  $ 55,740,000   $ 53,030,000    $ 55,740,000
Airbus A321-211     N163US           1417         March 1, 2001        $58,590,000  $ 55,740,000   $ 52,930,000    $ 55,740,000
Airbus A321-211     N166US           1436         March 5, 2001       $58,730,000  $ 55,740,000    $ 53,030,000    $ 55,740,000

____________________
(1) The appraised base value of each aircraft set forth above is the lesser of the mean and median base values of the aircraft as appraised by three independent appraisal and consulting firms at the time of the issuance of the outstanding class C certificates, and projected as of the scheduled delivery month of each aircraft. These appraisals were based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates --Appraisals and Realizable Value of Aircraft."

         For purposes of the foregoing chart Morten Beyer & Agnew, Inc., Aircraft Information Services, Inc. and AvSolutions, Inc. were asked to provide their respective opinions as to the appraised base value of each aircraft as of the date specified on the first page of each of the appraisals attached as Appendix I and as of the scheduled delivery month of each aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals were based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the aircraft. The Appraisers have delivered letters summarizing their respective appraisals. Copies of the letters are attached to this prospectus as Appendix I. We refer you to these summaries for the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals.

         An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of sales value. The proceeds realized upon a sale of any aircraft may be less than the appraised value of that aircraft. The value of the aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. In addition, the value of the aircraft will likely be negatively affected, at least in the short term, as a consequence of the events of September 11, 2001 referred to under "Risk Factors - Special Risk Factor." Accordingly, there can be no assurance that the proceeds realized upon any exercise of remedies with respect to the secured promissory notes and the aircraft in accordance with the applicable Indenture would equal the appraised value of that aircraft or be sufficient to satisfy in full payments due on the secured promissory notes issued under that Indenture or the certificates.


                DESCRIPTION OF THE SECURED PROMISSORY NOTES

         The following is a description of the material terms and provisions of the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements entered into with respect to the aircraft. Forms of the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements were filed with the SEC as exhibits to a Form 8-K on November 27, 2000, following the issuance of the certificates and were designated as the "Form of Special Lease Agreement," "Form of Special Leased Aircraft Indenture," "Form of Special Leased Aircraft Participation Agreement," and "Form of Special Lease Aircraft Trust Agreement."

General

         The secured promissory notes were issued for each aircraft in two series: the series G secured promissory notes and the series C secured promissory notes. We refer to both series of secured promissory notes collectively as the secured promissory notes.

         The secured promissory notes with respect to each leased aircraft were issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, which has since changed its name to Wells Fargo Bank Northwest, National Association, as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee.

         The secured promissory notes with respect to each owned aircraft were issued under a separate Owned Aircraft Indenture between us and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee. The secured promissory notes with respect to each owned aircraft are secured obligations of US Airways.

         The Indentures do not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the prospectus.

         We lease each leased aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, we are, in general, obligated to make or cause to be made rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. These rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the secured promissory notes issued with respect to the applicable leased aircraft. The secured promissory notes issued with respect to leased aircraft are not direct obligations of US Airways and we do not guarantee payment or performance of the leased aircraft notes. Our obligations under each lease and the related Aircraft Operative Agreements are general unsecured obligations.

Subordination

         Series G secured promissory notes issued in respect of an aircraft rank senior to series C secured promissory notes issued in respect of that aircraft. (Leased Aircraft Indentures, Section 2.15 and Article III; Owned Aircraft Indentures, Section 2.15 and Article III)

         On each scheduled payment date, payments of interest and principal due on series G secured promissory notes issued in respect of an aircraft will be made prior to payments of interest and principal due on series C secured promissory notes issued in respect of the same aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

Principal and Interest Payments

         Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of the respective pass through trust on the dates and at the rate per annum set forth in this prospectus until the final expected Regular Distribution Date for the respective pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the respective certificateholders in scheduled amounts on the dates set forth in this prospectus until the final expected Regular Distribution Date for the respective pass through trust.

         Interest is payable on the unpaid principal amount of each secured promissory note at the rate applicable to that secured promissory note on March 1 and September 1 of each year, commencing on the first such date to occur after initial issuance of that secured promissory note. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest a series of secured promissory notes will bear interest at a rate equal to at least 1% per annum over the applicable interest rate on that series of secured promissory notes.

         Scheduled principal payments on the secured promissory notes will be made on the dates and in the scheduled amounts set forth in Appendix II with respect to each aircraft.

         The final payment made under each secured promissory note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to the applicable secured promissory note.

         If any date scheduled for a payment of principal, premium (if any) or interest with respect to the secured promissory notes is not a Business Day, the payment otherwise due on that date will be made on the next succeeding Business Day with the same force and effect as if made on the scheduled payment date and without any additional interest.

Redemption

         Mandatory Redemption

         If an Event of Loss occurs with respect to an aircraft and we do not replace that aircraft under the related lease or under the related Owned Aircraft Indenture, as applicable, the secured promissory notes issued with respect to that aircraft will be redeemed, in whole, at a price equal to the aggregate unpaid principal amount, together with accrued interest to the date of redemption, and other amounts payable in respect of the secured promissory notes under the applicable Indenture and Participation Agreement, but without premium. (Leased Aircraft Indentures,
Section 2.10(a); Owned Aircraft Indentures, Section 2.10). The redemption will be on a Special Distribution Date.

         If we exercise our right to terminate a lease under our voluntary termination, early buyout or burdensome buyout options under that lease, the secured promissory notes with respect to that leased aircraft will be redeemed (unless we elect to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount, together with accrued interest on the secured promissory notes to, but not including, the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "-The Leases-Lease Termination."

         Voluntary Redemption

         All, but not less than all, of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity with our consent at a price equal to the aggregate unpaid principal amount of the secured promissory notes being redeemed, together with accrued interest on the applicable secured promissory notes to, but not including, the date of redemption and all other amounts payable in respect of the secured promissory notes under the applicable Indenture and Participation Agreement, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.11)

         All, but not less than all, of the secured promissory notes issued with respect to an owned aircraft may be redeemed prior to maturity at any time at our option at a price equal the aggregate unpaid principal amount of the secured promissory notes being redeemed, together with accrued interest on the applicable secured promissory notes to, but not including, the date of redemption and all other amounts payable in respect of the secured promissory notes under the applicable Indenture and Participation Agreement, plus a Make Whole Premium. (Owned Aircraft Indentures, Section 2.11)

         If notice of such a redemption is given in connection with a refinancing of secured promissory notes with respect to an aircraft, it may be revoked at any time not later than three days prior to the proposed redemption date.
(Indentures, Section 2.12)

         If, with respect to a leased aircraft, (a) one or more Lease Events of Default have occurred and are continuing or (b) the secured promissory notes with respect to that aircraft have been declared due and payable by the applicable Loan Trustee or the Loan Trustee with respect to the secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under the Indenture or the related lease or if certain events occur in a bankruptcy proceeding in which we are the debtor, then in each case all, but not less than all, of the secured promissory notes issued with respect to the leased aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal amount of the secured promissory notes, together with accrued and unpaid interest on the secured promissory notes being purchased to, but not including, the date of purchase, but without Make-Whole Premium (except under the limited circumstances described in the following sentence), plus all other amounts payable to the holders of the secured promissory notes under the applicable Leased Aircraft Indenture and Participation Agreement. The purchase price for the secured promissory notes will include a Make-Whole Premium if an Owner Trustee or an Owner Participant purchases the secured promissory notes at a time when (x) a Lease Event of Default under the applicable Lease has occurred and has been continuing under the Lease for less than 120 days and (y) the secured promissory notes have not been declared due and payable by the applicable Loan Trustee, and the applicable Loan Trustee has not taken, and has not notified the applicable Owner Trustee that it intends to take, any action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under the Leased Aircraft Indenture or the related lease and certain events have not occurred in a bankruptcy proceeding involving us. (Leased Aircraft Indentures, Section 2.14)

         We, as owner of an owned aircraft, have no comparable right under the Owned Aircraft Indentures to purchase the secured promissory notes under the circumstances described in the preceding paragraphs.

Security

         The secured promissory notes issued with respect to each aircraft are secured by a first priority security interest in the aircraft, the related lease and all rent under that lease (with respect to leased aircraft), as well as all rents, profits and other income of the aircraft, certain rights under the aircraft purchase agreement between our parent and an affiliate of the aircraft manufacturer, all requisition proceeds with respect to the aircraft, all insurance proceeds with respect to the aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause)

         In the case of a Leased Aircraft Indenture, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except the Owner Trustee's right to receive rent unless an Indenture Default with respect to an aircraft has occurred and is continuing. (Leased Aircraft Indentures, Section 5.02) The assignment by the Owner Trustee to the Loan Trustee of its rights under the related lease excludes, among other things, the rights of the Owner Trustee in its individual and trust capacities and of the Owner Participant relating to the indemnification by us for certain matters, proceeds of public liability insurance in respect of the aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Loan Trustee in their respective individual capacities or by the Owner Participant, proceeds of insurance maintained with respect to the aircraft by the Owner Participant (whether directly or through the Owner Trustee) or the Owner Trustee in its individual capacity and permitted under the lease and certain reimbursement payments made by us to the Owner Trustee and the Owner Participant. (Leased Aircraft Indentures, Granting Clause)

         The secured promissory notes are not cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft will not be secured by any of the other aircraft, replacement aircraft as described in "--The Leases--Events of Loss" or the leases related to any of the other aircraft.

         There are no cross-default provisions in the Indentures or leases. This means that events resulting in an event of default under any particular Indenture or lease may or may not result in an event of default occurring under any other Indenture or lease. If the secured promissory notes issued with respect to one or more aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to the remaining aircraft.

         The secured promissory notes issued under the Leased Aircraft Indentures are not our obligations and we do not guarantee payment of principal of, or interest on those secured promissory notes. Payments or advances made under a lease and the related Aircraft Operative Agreements will at all times be sufficient to make scheduled payments or principal of, and interest on, the secured promissory notes issued to finance the aircraft subject to the applicable lease. See "Description of the Secured Promissory Notes--General."

Loan to Value Ratios of Secured Promissory Notes

         The loan to aircraft value ratios for the secured promissory notes issued in respect of each aircraft as of the March 1 Regular Distribution Dates, beginning on March 1, 2001 are set forth in Appendix III. We used these amounts to prepare the Amortization Schedule. The loan to aircraft value ratios in Appendix III were obtained by dividing (a) the outstanding balance (assuming no payment default) of the secured promissory notes determined immediately after giving effect to the payments scheduled to be made on each Regular Distribution Date by (b) the assumed value (the "Assumed Aircraft Value") of the aircraft securing those secured promissory notes.

         The tables in Appendix III are based on the Depreciation Assumption. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (b) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but only a mathematical calculation based on one set of assumptions.

Limitation of Liability for Leased Aircraft Notes

         The secured promissory notes issued with respect to the leased aircraft are not our direct obligations nor are they guaranteed by us, by any Owner Participant or by the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any of their affiliates are personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each Leased Aircraft Indenture, for any liability under that Leased Aircraft Indenture.

         Generally, all payments of principal of, premium, if any, and interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes issued with respect to a leased aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to that leased aircraft or the income and proceeds received by the related Loan Trustee, including rent payable and other amounts provided by us under the lease and related documents with respect to that leased aircraft. In some cases, an Owner Participant is required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we are required to provide the Owner Trustee with funds sufficient to make the payment, except in the case of a voluntary termination of the lease where the Owner Participant has elected to retain the Aircraft.

         Except as otherwise provided in the Leased Aircraft Indentures, no Owner Trustee or Loan Trustee, in its individual capacity, will be answerable or accountable under the Leased Aircraft Indentures or under the Leased Aircraft Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Leased Aircraft Notes to the Loan Trustees or to any holder of any secured promissory note.

Liability for Owned Aircraft Notes

         The secured promissory notes issued with respect to any owned aircraft are our direct obligations.

         Except as otherwise provided in the Owned Aircraft Indentures, no Loan Trustee, in its individual capacity, is answerable or accountable under the Owned Aircraft Indentures or any secured promissory notes issued with respect to owned aircraft under any circumstances except, among other things, for its own willful misconduct or gross negligence.

Indenture Defaults, Notice and Waiver

         Indenture Defaults under each Indenture include:

         o in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related lease, provided that, the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant will not be considered an Indenture Default unless a notice is given by the Owner Trustee to the Loan Trustee that the failure will constitute a Lease Event of Default;

         o the failure by the related Owner Trustee (other than as a result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under the Indenture or under any secured promissory note issued under the Indenture that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after we, in the case of an Owned Aircraft Indenture, or the relevant Owner Trustee and Owner Participant, in the case of a Leased Aircraft Indenture, receive written demand from the related Loan Trustee or holder of a secured promissory note;

         o the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

         o any representation or warranty made by the related Owner Trustee or Owner Participant in a Leased Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

         o any representation or warranty made by us in an Owned Aircraft Indenture, the related Participa tion Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

         o failure by the related Owner Trustee or Owner Participant (in the case of leased aircraft) or us (in the case of owned aircraft) to perform or observe in any material respect any covenant or obliga tion for the benefit of the Loan Trustee or holders of secured promissory notes under the Indenture or certain related documents that continues after notice and specified cure periods;

         o the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or us (in the case of an owned aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating to aviation (subject to a cure period);

         o the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee (not in its individual capacity) or Owner Participant (in the case of a leased aircraft) or us (in the case of the owned aircraft); or

         o in the case of the Owned Aircraft Indenture, failure by us to carry and maintain insurance in accordance with the terms of the Indenture with respect to the aircraft. (Indentures, Section 4.02)

         There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular lease may or may not result in a Lease Event of Default under any other lease.

         If we fail to make any semiannual basic rental payment due under any lease, the applicable Owner Trustee or Owner Participant may, after the failure, furnish to the Loan Trustee the amount due on the secured promissory notes issued with respect to the related leased aircraft, together with any interest on those secured promissory notes on account of the delayed payment. If the Owner Participant or Owner Trustee makes the payments described in the preceding sentence, the Loan Trustee and the holders of outstanding secured promissory notes issued under the applicable Indenture may not exercise any remedies otherwise available under that Indenture or the applicable lease as the result of our failure to make that rental payment, unless the Owner Trustee or Owner Participant has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default in the performance of our obligations under any lease that can be cured by the payment of money. (Leased Aircraft Indentures, Section 4.03)

         The holders of a majority in aggregate unpaid principal amount of the secured promissory notes issued under an Indenture, by notice to the Loan Trustee under that Indenture, may on behalf of all the holders of secured promissory notes issued under the applicable Indenture waive any existing default and its consequences under the applicable Indenture, except a default in the payment of the principal of, or premium or interest on any such secured promissory notes or a default in respect of any covenant or provision of the Indenture that cannot be modified or amended without the consent of each holder of secured promissory notes issued under that Indenture. In the case of Leased Aircraft Indentures, the ability to waive existing defaults may depend on actions of the applicable Owner Participant. (Indentures, Section 4.08)

Remedies

         Each Indenture provides that if an Indenture Default occurs and is continuing under that Indenture, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under that Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, declare the principal of all secured promissory notes issued under that Indenture immediately due and payable, together with all accrued but unpaid interest on those secured promissory notes, but without the Make-Whole Premium.

         The holders of a majority in principal amount of secured promissory notes outstanding under an Indenture may rescind a declaration of acceleration given under that Indenture at any time before the judgment or decree for the payment of the money so due is entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on all secured promissory notes issued under the applicable Indenture, to the extent the amounts have become due otherwise than by the declaration of acceleration and (b) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under that Indenture with respect to any agreement contained in that Indenture have been cured. (Indentures, Section 4.04(b))

         Each Indenture provides that if an Indenture Default under that Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under the Indenture or under applicable law. In addition, if, in the case of a leased aircraft, the lease has been declared in default, the Loan Trustee may exercise one or more of the remedies under the Indenture or the lease with respect to the aircraft subject to the lease. If a Lease Event of Default has occurred and is continuing under the corresponding lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under the Indenture is subject, with certain exceptions, to its having accelerated the maturity of the secured promissory notes and proceeded to exercise one or more of the remedies under the lease to terminate that lease (in the event that it is not commercially reasonable to take possession of the aircraft) or to take possession of and/or sell the aircraft; provided that the requirement to exercise these particular remedies under the lease described above does not apply in circumstances where the exercise of those remedies has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to an entry for an order for relief or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code (the "Section 1110 Period") (plus an additional period if any resulting from (a) us or our trustee in such proceeding assuming, or agreeing to perform our obligations under, the lease with the approval of the applicable court, (b) such Loan Trustee's consent to an extension of the 60- day period, (c) the assumption of the lease by us during the
Section 1110 Period with the approval of the applicable court, or (d) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases."

         The remedies under the Leased Aircraft Indentures and the related leases may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in the Indenture. Any aircraft sold in the exercise of these remedies will be free and clear of any rights of the Owner Participant and the Owner Trustee, and if a Lease Event of Default has occurred and is continuing, free and clear of our rights under the lease with respect to that aircraft. No exercise of any remedies by the related Loan Trustee may affect our rights under any lease unless a Lease Event of Default has occurred and is continuing under that lease. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture. (Indentures, Section 4.04; Leases, Section 15)

         If we are the debtor in a bankruptcy proceeding under the U.S. Bankruptcy Code, all of the rights of the Owner Trustee as lessor under a particular lease will be exercised by the Owner Trustee in accordance with the terms of the lease unless (a) during the Section 1110 Period we or the trustee in the proceeding do not agree to perform our obligations under the lease, (b) at any time after agreeing to perform the obligations, we or the trustee cease to perform the obligations, (c) the related Loan Trustee takes action, or notifies the Owner Trustee that the Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture or (d) the secured promissory notes issued under the Indenture have been declared due and payable by the related Loan Trustee. The Owner Trustee's exercise of these rights will be subject to certain limitations and, in no event may the Owner Trustee reduce the amount or change the time of any payment in respect of the secured promissory notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the secured promissory notes of the benefits of the Indenture. (Leased Aircraft Indentures, Sections 5.02 and 9.01(b))

         There are not any cross-default provisions in the Indentures. This means that if the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft might not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to the other aircraft.

         Section 1110 of the U.S. Bankruptcy Code as in effect on the date of this prospectus provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of a secured party with a security interest in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code), or of a lessor or conditional vendor of such equipment, to take possession of such equipment in compliance with the provisions of a security agreement, lease, or conditional sale contract, and to enforce any of its other rights or remedies under such security agreement, lease, or conditional sale contract, to sell, lease or otherwise retain or dispose of such equipment, is not limited or otherwise affected after 60 days after the order for relief under Chapter 11 of the U.S. Bankruptcy Code by any other provision of the U.S. Bankruptcy Code or by any power of the bankruptcy court.

         Section 1110 of the U.S. Bankruptcy Code as in effect on the date of this prospectus provides that the right to take possession and to enforce other rights and remedies to sell, lease or otherwise dispose of an aircraft shall be subject to the automatic stay of Section 362 of the U.S. Bankruptcy Code if (A) before the date that is 60 days after the date of the order for relief under Chapter 11 of the U.S. Bankruptcy Code, the trustee, subject to the approval of the court, agrees to perform all obligations of the debtor under such security agreement, lease or conditional sale contract and (B) any default (other than a default that is a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor) under such security agreement, lease or conditional sale contract (x) is cured before the date that is 60 days from the date of such order in the case of a default that occurs before the date of such order of relief, (y) is cured before the later of the date that is 30 days after the date of that default or the date that is 60 days from the date of such order for relief in the case of a default that occurs after the date of the order for relief and before the date that is 60 days from the date of the order for relief, or (z) is cured in compliance with the terms of the security agreement, lease or conditional sale agreement in the case of a default that occurs on or after the expiration of 60 days from the date of the order of relief. "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

         In connection with the closing of the financing of each aircraft, Skadden, Arps, Slate, Meagher & Flom (Illinois), our special counsel, delivered an opinion to the applicable Loan Trustee to the effect that, if we were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code (as in effect at the time of the closing of the applicable financing) with respect to the airframe and engines comprising the related aircraft, but may not be entitled to those benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to such replacement, unless, as a result of a change in law or governmental interpretation, those benefits are not then available. This opinion is subject to certain qualifications and assumptions, including the assumptions that we, at the time of purchase of the secured promissory notes, hold an air carrier operating certificate pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases-Events of Loss." The opinions of Skadden, Arps, Slate, Meagher & Flom (Illinois) do not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an aircraft, or any possible lessee of an owned aircraft if it is leased by us. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

         If a bankruptcy, insolvency, receivership or like proceeding is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related Owner Trustee in trust, the leased aircraft and the related lease and secured promissory notes might be directly affected by the proceeding. If a lease and the related secured promissory notes are affected by a bankruptcy proceeding involving an Owner Participant, payments under the lease or on the secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although the Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

Modification of Indentures and Leases

         Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any Indenture, the provisions of the Indenture and any related lease, Participation Agreement or Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

         Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the related lease, Participation Agreement, and Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of any holders of the secured promissory notes outstanding under that Indenture. In the case of each lease, the provisions that may be amended without the consent of any holders of secured promissory notes include, among others, provisions relating to (a) the return to the related Owner Trustee of the related leased aircraft under the terms of that lease, except to the extent that the amendment would affect the rights or exercise of remedies under the lease, and (b) the renewal of that lease and our option to terminate the lease or to purchase the related leased aircraft so long as the same would not affect the time of, or reduce the amount of rent payable under the lease until payment in full of all obligations under the Indenture or otherwise adversely affect the Note Holders. (Leased Aircraft Indentures,
Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of secured promissory notes issued under that Indenture to, among other things, cure any defect or inconsistency in that Indenture or the secured promissory notes issued under that Indenture, so long as the change does not adversely affect the interests of any such holder of the secured promissory notes issued under that Indenture. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(c))

         Without the consent of each Liquidity Provider, the Policy Provider and each affected holder of secured promissory notes outstanding under any Indenture, no amendment or modification of that Indenture may, among other things, (a) reduce the principal amount of, or premium, if any, or interest payable on, any secured promissory notes issued under that Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of that Indenture, except as permitted by that Indenture, or deprive any holder of a secured promissory note issued under that Indenture of the benefit of the lien of that Indenture upon the property subject to that Indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under that Indenture necessary to modify or amend any provision of that Indenture or to waive compliance with that Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures,
Section 10.01(b))

Indemnification

         We are required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Policy Provider, the Subordination Agent, the Escrow Agent and each pass through trustee, but not the holders of certificates (unless otherwise expressly agreed by us), for certain losses, claims and other matters. We are required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft.

The Leases and the Owned Aircraft Indentures

         Lease Term and Lease Payments

         We have leased each leased aircraft from an Owner Trustee for a term commencing on the closing of each leveraged lease financing and expiring on a date not earlier than the latest maturity date of the relevant secured promissory notes issued in that leveraged lease transaction, unless terminated prior to the originally scheduled expiration date as permitted by the lease. We will make semiannual payments of basic rent under each lease on each rent payment date (or, if such day is not a Business Day, on the next Business Day).

         The Owner Trustee has assigned all payments of basic rent and certain other payments that we are required to pay or advance under the lease or related documents to the related Loan Trustee. The Loan Trustee will, on behalf of the Owner Trustee, apply the funds assigned to it under the related Indenture to pay scheduled principal of, premium, if any, and interest due from that Owner Trustee on the secured promissory notes issued under the related Indenture. The balance of any basic rent or other assigned amount under each lease and related Aircraft Operative Agreements, after payment of amounts due on the secured promissory notes issued under the related Indenture, will be paid over to the applicable Owner Trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease provides that under no circumstances will amounts that we are required to pay or advance under the lease and related documents be less than the scheduled payments on the related secured promissory notes. An Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and under the Aircraft Operative Agreements are general unsecured obligations.

         Owned Aircraft Payments

         Semiannual payments of interest on the secured promissory notes that we issued under the Owned Aircraft Indentures are payable March 1 and September 1 of each year. Interest payments on each secured promissory note commenced on the first March 1 or September 1 date after that secured promissory note was issued. Payments of principal of the secured promissory notes that we issued under an Owned Aircraft Indenture are payable March 1 and September 1 in certain years or in full on final maturity. See Appendix II for a schedule of principal payments on all secured promissory notes.

         Net Lease; Maintenance

         Under the terms of each lease, our obligations in respect of each leased aircraft are those of a lessee under a "net lease." This means that we are obligated under each lease, among other things, to keep each aircraft subject to the lease duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul the aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the aircraft in good standing at all times (other than during temporary periods of storage or during certain periods of permitted maintenance or modification or when all similar Airbus aircraft have been grounded by the
FAA). (Leases, Section 7(a)(1))

         Possession, Sublease and Transfer

         We may operate an aircraft, or, subject to certain restrictions, we may permit certain other persons to operate an aircraft. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. We are also permitted to enter into subleases (or, in the case of owned aircraft, leases) with United States entities and foreign entities that have their principal executive office in specified countries. (Leases, Section 7(b)(x), Owned Aircraft Indentures, Section 7.02(b)(x)). All subleases will be subject and subordinate to the related lease. All leases of owned aircraft will be subject and subordinate to the lien of the related Owned Aircraft Indenture. It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva
1948) (the "Convention"). In the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if the aircraft were registered or located outside the United States.

         Registration

         We are required to keep each aircraft duly registered under the Transportation Code with the FAA, except (in the case of a leased aircraft) if the relevant Owner Trustee or the relevant Owner Participant fails to meet the applicable citizenship requirements. We are also required to record each lease (in the case of a leased aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a); Owned Aircraft Indentures, Section 7.02) Each Indenture is effective to create a valid security interest in the aircraft that is subject to that Indenture. When the Indenture and other appropriate documents are filed with the FAA in accordance with the Transportation Code and Uniform Commercial Code financing statements are filed in all appropriate jurisdictions, the Loan Trustee will have a first-priority, perfected security interest in the aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that the security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

         So long as no Lease Event of Default exists under a particular lease, we have the right to register the aircraft subject to that lease in a country other than the United States at our own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable aircraft. (Leases, Section 7(a)(1); Participation Agreements, Section 7(d)). The Owned Aircraft Indentures and related documents contain comparable provisions with respect to registration of the owned aircraft.

         Liens

         We are required to maintain each aircraft free of any liens, other than the rights of the parties under the Aircraft Operative Agreements and other than certain limited liens permitted under the Aircraft Operative Agreements. These permitted liens include, but are not limited to:

         (a) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;

         (b) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than thirty (30) days or are being contested in good faith by appropriate proceedings;

         (c) judgment liens so long as the judgment is discharged or vacated within sixty (60) days or the execution of the judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of the stay; and

         (d) any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the Owner Trustee.

         provided that in the case of each of the liens described in the foregoing clauses (a) and (b) the liens and proceedings do not involve any material risk of the sale, forfeiture or loss of the aircraft or any interest in the aircraft.
(Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

         Replacement of Parts; Alterations

         We are obligated to replace all aircraft parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use. We or any permitted sublessee (or, in the case of an owned aircraft, any permitted lessee) have the right to, at our own expense to, add further parts and accessories and make whatever alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of our business and to remove parts which we deem to be obsolete or no longer suitable or appropriate for use, so long as the alteration, modification or addition or removal does not materially diminish the value, utility or remaining useful life of the related aircraft. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indentures, Sections 7.03(a) and 7.03(c))

         Insurance

         We are required to maintain, or cause to be maintained, at our expense (or at the expense of a permitted lessee, in case of an owned aircraft, or a permitted sublessee, in the case of a leased aircraft) all-risk aircraft hull insurance covering each aircraft, at all times in an amount, taking into account any permitted self-insurance, not less than the termination value (or comparable amount) for the aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under the all-risk aircraft hull insurance that we maintain may be less than the amounts payable with respect to the secured promissory notes. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

         In addition, we are obligated to maintain, or cause to be maintained, comprehensive airline liability insurance at our expense, (including, without limitation, passenger liability, bodily injury and property damage liability), cargo liability and contractual liability insurance with respect to each aircraft. The liability insurance that we maintain must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of the liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft of the same type that we own, lease or operate that operate on similar routes as such aircraft.

         If we (or any permitted lessee or sublessee) shall at any time operate or propose to operate any aircraft, airframe or any engine in any area of recognized hostilities or on international routes, and we (or any permitted lessee or sublessee) maintain war-risk, hijacking or allied perils insurance with respect to other aircraft owned and operated by us (or any permitted lessee or sublessee) and the practice in the airline industry is to maintain war-risk insurance on those routes or in those areas, then we are required maintain (or cause a permitted lessee or sublessee to maintain) war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas.
(Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

         We may self-insure under a program applicable to all aircraft in our fleet, but the amount of our self- insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value during the preceding policy year of all aircraft on which we carry insurance, whichever is less. In the case of an owned aircraft, if an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, we may self-insure the aircraft to that higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major United States airlines. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

         In respect of each aircraft, we are required to name as additional insured parties, the relevant Loan Trustee and holders of the secured promissory notes and (in the case of a leased aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of the aircraft, and the Liquidity Providers and the Policy Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to the aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of these additional insured persons, the insurance will not be invalidated or impaired by any of our acts or omissions or by any act or omission of any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

         Lease Termination

         We may terminate any lease on any scheduled monthly termination date which has been agreed upon with the relevant Owner Participant occurring after the end of the calendar year in which the seventh (7th) anniversary of the occurrence of the lease commencement date, if we make a good faith determination that the aircraft subject to the lease is obsolete or surplus to our needs. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least one hundred twenty (120) days prior to the proposed date of termination, which notice may be withdrawn up to fifteen (15) days prior to the proposed date of termination. We may give only two (2) termination notices under any particular lease. In such a situation, unless the Owner Trustee elects to retain title to the aircraft, we are required to use commercially reasonable efforts to sell that aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell that aircraft on the date of termination to the highest cash bidder. If a sale of that aircraft occurs, the secured promissory notes related to that aircraft are required to be prepaid. If the net proceeds to be received from the sale of that aircraft are less than the termination value for that aircraft (which is set forth in a schedule to each lease), we are required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination value for such aircraft over the net proceeds received from the sale of that aircraft.

         We have other early termination provisions under the leases which would allow us to either sell the aircraft as agent for the applicable Owner Trustee or to purchase the aircraft. If we elect to purchase the aircraft, either (a) the secured promissory notes related thereto will be prepaid or (b) subject to receipt of the tax opinion and Section 1110 opinion described under "--Renewal and Purchase Options," we will assume such secured promissory notes on a full recourse basis. Upon payment of the termination value or, in the case of a purchase by us, the payment of the applicable purchase price, and an amount equal to the Make-Whole Premium, if any, payable on the date of payment, together with certain additional amounts, the lien of the relevant Indenture will be released, the relevant lease will terminate, and our obligation after that date of payment to make scheduled rent payments under such lease will cease.
(Leases, Sections 9 and 20; Leased Aircraft Indentures, Section 2.10(b))

         Except in the case of a termination option that allows us to purchase the aircraft, the Owner Trustee has the option to retain title to the aircraft subject to the applicable lease if we have given a notice of termination under the lease. If the Owner Trustee elects to retain title the Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding secured promissory notes issued with respect to those aircraft, including accrued interest, and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant lease will terminate and our obligation after the date of the payments to make scheduled rent payments under the lease will cease. (Leases, Section 9; Leased Aircraft Indentures,
Section 2.10)

         Events of Loss

         If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within sixty (60) days after the occurrence either to make payment with respect to the Event of Loss or to replace the airframe and any such engines. Not later than the earlier of (a) the first Business Day following the 90th day following the date of occurrence of an Event of Loss, (b) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from us to the Owner Trustee (in the case of a leased aircraft) and the Loan Trustee or
(c) in the case of a leased aircraft only and if Lessee has not elected its option to substitute under the Lease, the fourth Business Day after receipt of insurance proceeds in respect of the Event of Loss (so long as the fourth Business Day after receipt of insurance proceeds is not within sixty
(60) days after the occurrence of the Event of Loss), we must either (a) pay to the applicable Owner Trustee the termination value of the aircraft that suffered an Event of Loss or, in the case of an owned aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the secured promissory notes relating to the aircraft that suffered an Event of Loss plus accrued and unpaid interest on the secured promissory notes related to the aircraft that suffered an Event of Loss, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (b) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered the Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 2.10; Owned Aircraft Indentures, Section 5.06)

         If we elect to replace an airframe (or airframe and one or more engines, as the case may be) that suffered an Event of Loss, we will, in the case of a leased aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject the airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture. Any replacement airframe or airframe and engines must be the same model as the airframe or airframe and engines to be replaced or an improved model, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that the airframe and the engines had been maintained in accordance with the related lease or Owned Aircraft Indenture, as the case may be. We are also required to provide to the relevant Loan Trustee and (in the case of a leased aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (a) certain specified documents have been duly filed under the Transportation Code and (b) the applicable Owner Trustee and Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the replacement airframe, unless, as a result of a change in law or court interpretation, those benefits are not then available. (Leases, Section 10(a); Owned Aircraft Indentures, Section 5.06)

         If we elect not to replace an airframe, or airframe and engine(s) that have suffered an Event of Loss, then upon payment of the outstanding principal amount of the secured promissory notes issued with respect to the applicable aircraft (in the case of an owned aircraft) or the termination value for the applicable aircraft (in the case of a leased aircraft), together with all additional amounts then due and unpaid with respect to the aircraft that suffered an Event of Loss, which must be at least sufficient to pay in full, as of the date of payment, the aggregate unpaid principal amount of the secured promissory notes issued with respect to the aircraft that suffered an Event of Loss, together with accrued but unpaid interest those secured promissory notes and all other amounts due and owing in respect of those secured promissory notes, the lien of the Indenture and (in the case of a leased aircraft) the lease relating to the aircraft will terminate with respect to the aircraft, our obligation thereafter to make the scheduled rent payments (in the case of a leased aircraft) or interest and principal payments (in the case of an owned aircraft) will cease and (in the case of a leased aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related aircraft to us. The termination value and other payments made under the leases by us will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the secured promissory notes issued with respect to the aircraft will be distributed by the Loan Trustee to the applicable Owner Trustee or to us, as the case may be. (Leases, Section 10; Leased Aircraft Indentures, Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

         If an Event of Loss occurs with respect to an engine alone, we will be required to replace the engine suffering the Event of Loss within one hundred twenty (120) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). The replacement engine will be (a) a CFM International Model 56-5 (or improved) type engine or (b) another CFM engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a CFM International Model 56-5 type engine, assuming that the engine had been maintained in accordance with the relevant lease. (Leases, Section 10(b); Owned Aircraft Indentures,
Section 5.06(b))

         Renewal and Purchase Options

         At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, we have certain options to renew the lease for additional limited periods. In addition, we have the right at the end of the term of each lease to purchase the aircraft subject to that lease for an amount to be calculated in accordance with the terms of that lease. (Leases, Section 19)

         In addition, we have the right under each lease to purchase an aircraft from the applicable Owner Trustee prior to the expiration of the term of that lease. If we purchase an aircraft from the applicable Owner Trustee prior to the end of the term of the applicable lease, we may assume, as our direct obligations, the secured promissory notes issued with respect to the aircraft being purchased. We may only assume the secured promissory notes in connection with the purchase of a leased aircraft if, among other things, we have provided opinions of counsel to the effect that
(a) holders of the applicable secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of the assumption and will be subject to taxation in the same amounts and in the same manner and at the same time as would have been the case if the assumption had not occurred, (b) the applicable Loan Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the aircraft being purchased, as long as, at the time of purchase of the secured promissory notes, we hold an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (c) we have received confirmation from each of the rating agencies that such assumption would not result in the reduction in the rating of the certificates or a withdrawal or suspension of that rating. (Leases, Section 19 and Section 20; Participation Agreements, Section 7(u); Indentures,
Section 2.13)

         Events of Default under the Leases

         The following events constitute Lease Events of Default under each lease:

         o Our failure to make any payment of basic rent within five (5) Business Days after the same has become due or termination value within ten (10) Business Days after receipt by us of written notice that the same is past due.

         o Our failure to make a payment of supplemental rent other than termination value when the same has become due and for fifteen (15) days after we receive written demand for the payment, provided that failure to pay any amount that is excluded from the lien of the Indenture shall not constitute an event of default unless notice is given by the Owner Participant.

         o Our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of the lease.

         o Our failure to perform or observe in any material respect any other material covenant or agreement to be performed or observed by us under the lease or the related Aircraft Operative Agreements, other than our related tax indemnity agreement with the Owner Participant and such failure continuing unremedied for a period of thirty (30) days after written notice of the failure by the applicable Owner Trustee or Loan Trustee; provided that if (i) we have undertaken to cure the failure and (ii) notwithstanding our diligence in attempting to cure the failure, the failure is not cured in the 30 day period but is curable with future diligence, there is no Lease Event of Default unless and until the failure continues unremedied for a period of two hundred seventy
              (270) days after the receipt of the notice.

         o Any representation or warranty made by us in the lease or the related Aircraft Operative Agree ments, other than our related tax indemnity agreement with the Owner Participant, proves to have been untrue or inaccurate in any material respect at the time made, the representation or warranty is material at the time in question and the same remains uncured for more than thirty (30) days after receipt by us of written notice.

         o In the case of a leased aircraft, our failure to return the aircraft on the last day of the lease term in accordance with the conditions to the return of the aircraft set forth in the lease agreement, unless we have purchased the aircraft in accordance with the terms the related lease agreement or that lease agreement shall have been terminated in accordance with its terms.

         o The occurrence of certain voluntary events of our bankruptcy, reorganization or insolvency or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninety (90) days. (Leases, Section 14)


         Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

         Remedies Exercisable upon Events of Default under the Lease

         If a Lease Event of Default has occurred and is continuing under a particular lease, the applicable Owner Trustee may, or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture, exercise one or more of the remedies provided in that lease. The remedies under a lease include the right to repossess and use or operate the aircraft that is subject to the lease, to rescind or terminate the lease, to sell or re- lease the aircraft that is subject to the lease free and clear of our rights, except as set forth in the lease, and retain the proceeds, and to require us to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at the Owner Trustee's or, subject to the terms of the relevant Leased Aircraft Indenture, the Loan Trustee's option, either (a) the excess of the termination value over the present value of the fair market rental value of the aircraft for the remainder of the term of the applicable lease or, (b) the excess of the termination value (or comparable termination amount) of the aircraft that is subject to the lease over the fair market sales value of the aircraft that is subject to the lease or, if the applicable aircraft has been sold, the net sales proceeds from the sale of the applicable aircraft. If the Loan Trustee has validly terminated a lease, the Loan Trustee may not sell or lease or otherwise afford the use of the aircraft, without the consent of the Owner Participant, to us or any of our affiliates. (Leased Aircraft Indentures, Section 4.04)

         Transfer of Owner Participant Interests

         Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related leased aircraft. (Participation Agreements, Section 7(j))


           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material U.S. federal income tax consequences to class C certificateholders of the exchange of the outstanding class C certificates for the new class C certificates in this exchange offer. In the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), tax counsel to US Airways, the summary of federal income tax consequences contained in this prospectus is accurate in all material respects with respect to the matters discussed in this prospectus. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States. This summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations available on or before the date of this prospectus. All of the foregoing are subject to change, which change could apply retroactively. No rulings have been sought from the Internal Revenue Service with respect to the U.S. federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions.

         The exchange of the outstanding class C certificates for the new class C certificates in this exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, no gain or loss will be recognized by a holder of the outstanding class C certificates upon receipt of the new class C certificates. A holder's tax basis in the new class C certificates received in this exchange offer will be the same as the holder's tax basis in the outstanding class C certificates that are exchanged for the new class C certificates. A holder's holding period for the new class C certificates received in this exchange offer will include its holding period for the outstanding class C certificates that are exchanged for the new class C certificates.


                            ERISA CONSIDERATIONS

General

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transactions may have to be rescinded.

         Any Plan fiduciary which proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

Plan Assets Issues

         The Department of Labor has promulgated a regulation, 29 CFR
Section 2510.3-101 (the "Plan Assets Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests (directly or indirectly) in a certificate, the Plan's assets will include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Assets Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

Prohibited Transaction Exemptions

         In addition, whether or not the assets of a pass through trust are deemed to be Plan assets under the Plan Assets Regulation, the fiduciary of a Plan that proposes to purchase and hold any certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, us and our affiliates, the Owner Participants, the pass through trustees, the Owner Trustees and the Liquidity Providers. Moreover, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates-Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house profes sional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates or any transaction involving the assets of a pass through trust.

         Each person who acquires or accepts a certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such certificate or an interest therein or (ii) the purchase and holding of such certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and Section 4975 of the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

Special Considerations Applicable to Insurance Company General Accounts

         Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules. Any potential investor that is an insurance company using assets of its general account should consider that decision as well as the effects of Section 401(c) of ERISA and the regulations issued under Section 401(c) by the Department of Labor on January 5, 2000.


                            PLAN OF DISTRIBUTION

         Each broker-dealer that receives new class C certificates for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new class C certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new class C certificates received in exchange for outstanding class C certificates where the outstanding class C certificates were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one hundred eighty (180) days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until _________, 2002, all dealers effecting transactions in the new class C certificates may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new class C certificates by broker-dealers. New class C certificates received by broker-dealers for their own account under this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new class C certificates or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of the new class C certificates. Any broker-dealer that resells new class C certificates that were received by it for its own account in this exchange offer and any broker or dealer that participates in a distribution of the new class C certificates may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of new class C certificates and any commis sions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

         For a period of one hundred eighty (180) days after the expiration date, we will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses related to keeping the registration statement effective for more than 180 days after the expiration of the exchange offer, and we will indemnify the holders of the class C certificates (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.


                               LEGAL MATTERS

         The validity of the new class C certificates is being passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates.

                                  EXPERTS

         The consolidated financial statements of US Airways, Inc. and its subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 2000, have been incorporated by reference in the registration statement and related prospectus in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference, and upon the authority of KPMG LLP as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2000 consolidated financial statements refers to a change, effective January 1, 2000, in US Airways' method of accounting for the sale of mileage credits in its frequent traveler program.

         The references to Aircraft Information Services, Inc.,
AvSolutions, Inc. and Morten Beyer & Agnew, Inc., and to their respective appraisal reports are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.


                           AVAILABLE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933 with respect to the new class C certificates offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to our Registration Statement on Form S-4 for the information relating to this offering that has been omitted in accordance with the rules and regulations of the SEC. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports and other information with the commission. The reports and other information that we file, as well as the registration statement, may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and in New York, New York. Copies of the registration statement, periodic reports and other information materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The registration statement, periodic reports and other information may also be accessed electronically by means of the SEC's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, reports, proxy statements and other information concerning us may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.


                       REPORTS TO CERTIFICATEHOLDERS

         State Street Bank and Trust Company of Connecticut, National Association, in its capacity as trustee under each of the pass through trusts, will provide the certificateholders of each pass through trust certain periodic reports concerning the distributions made from the pass through trusts. See "Description of the Certificates--Reports to Certificateholders." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.


              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC (File No. 1-8442) are hereby incorporated by reference in this Prospectus: (i) our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001, as amended by the Form 10-K/A, filed on June 15, 2001 (ii) our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001, filed on May 11, 2001, as amended by the Form 10-Q/A, filed on June 15, 2001, the quarter ended June 30, 2001, filed on August 3, 2001 and the 10-Q for the quarter ended September 30, 2001, filed on November 9, 2001 and (iii) our Current Reports on Form 8-K, filed on January 9, 2001, January 10, 2001, January 12, 2001, January 17, 2001, February 13, 2001, February 21, 2001, March 1,
2001, March 7, 2001, March 13, 2001, April 10, 2001, April 18, 2001, May 8,
2001, June 12, 2001, July 2, 2001, July 10, 2001, July 12, 2001, July 13,
2001, July 18, 2001, July 27, 2001, July 30, 2001, August 10, 2001, August
15, 2001, August 20, 2001, September 18, 2001, September 26, 2001, October
4, 2001, October 30, 2001, November 5, 2001, November 19, 2001 and November 27, 2001.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the exchange of the outstanding class C certificates for the new class C certificates will be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing of such documents. Any statement contained in a document incorpo rated or deemed to be incorporated in this prospectus by reference, or contained in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus or contained in the prospectus with respect to the certificates modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to any person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attn:
Secretary, telephone (703) 872-7000.


                                  GLOSSARY

         "Adjusted Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this definition, the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits related to such class of certificates) and (2) the greater of:

         (A) the difference between (x) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust) and (y) the Pool Balance for such certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Secured Promissory Notes held in such pass through trust has been paid in full and such payments have been distributed to the holders of certificates of such class, (ii) the principal of the Performing Secured Promissory Notes held in such pass through trust has been paid when due (but without giving effect to any acceleration of Performing Secured Promissory Notes) and such payments have been distributed to the holders of such certificates and (iii) the principal of any secured promissory notes formerly held in such pass through trust that have been sold in accordance with the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits, if any, occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust), and

         (B) the amount of the excess, if any, of (i) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribu tion Date, the original aggregate face amount of the certificates of such pass through trust), less the amount of the Deposits, if any, as of such preceding Distribution Date (or, if the Current Distribu tion Date is the first Distribution Date, the original aggregate amount of the Deposits for such class of certificates) other than any portion of such Deposits thereafter used to acquire secured promis sory notes in accordance with the Note Purchase Agreement over (ii) the Aggregate LTV Collateral Amount for such class of certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) will not apply.

         For purposes of calculating Adjusted Expected Distributions with respect to any class of certificates, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificate holders (other than such premium or a portion of such premium applied to the payment of interest on such certificates or the reduction of the Pool Balance of such class of certificates) will be added to the amount of Adjusted Expected Distributions. (Intercreditor Agreement, Section 1.1)

         "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class. (Intercreditor Agreement Section 1.1)

         "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and Indentures.

         "Amortization Schedule" means the amortization schedule for the secured promissory notes set forth in the table on page 44 of this prospectus.

         "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent appraisals of such aircraft.

         "Appraisers" means the independent aircraft appraisal and consulting firms of Aircraft Information Services, Inc. ("AISI"),
AvSolutions, Inc. ( "AvSolutions ") and Morten Beyer & Agnew, Inc. ("MBA") (Intercreditor Agreement, Section 1.1)

         "Assumed Appraised Value" means, with respect to any aircraft, the value for such aircraft set forth in the "Prospectus Summary-Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value."

         "Average Life Date" for any secured promissory note to be redeemed means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life of such secured promissory note.

         "Base Rate" when used with respect to each Liquidity Facility, means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%) per annum.
(Liquidity Facilities, Section 1.01)

         "Basic Agreement" means the pass through trust agreement between US Airways and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated as of October 5, 2000. References to the Basic Agreement are references to the pass through trust agreement without regard to any supplements to that agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which insurance companies or commercial banks in New York, New York or commercial banking institutions in Pittsburgh, Pennsylvania and in the cities in which the corporate trust office of the Subordination Agent or any Loan Trustee or the fiscal agent of the Policy Provider or the office of the Policy Provider are located are authorized or obligated by law or executive order to close.

         "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordina tion Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

         "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee. (Basic Agreement, Section 4.01)

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an Owned Aircraft Indenture.

         "Controlling Party" means:

         o the Policy Provider, until Final Distributions of the aggregate outstanding balance of the class G certificates, together with accrued and unpaid interest, are made to the holders of the class G certificates and no obligations owing to the Policy Provider remain outstanding; or, if a Policy Provider Default has occurred and is continuing, the class G pass through trustee until payment of final distributions to the holders of certificates of that class; and after that,

         o    the class C pass through trustee.


         Under certain circumstances, the Liquidity Provider with the larger outstanding amount of unreimbursed Liquidity Obligations, if that Liquidity Provider is not then in default in its obligations to make any advance under any Liquidity Facility, may elect to act as the Controlling Party, unless the Policy Provider pays to the Liquidity Providers all outstanding Drawings under the Liquidity Facilities, together with accrued interest on those Drawings, in which case, the Policy Provider will be the Controlling Party (so long as no Policy Provider Default has occurred and is continuing). See "Description of the Intercreditor Agreement--Intercreditor Rights."

         "Convention" means the Convention on the International Recognition of Rights in Aircraft (Geneva 1948).

         "Deposit" means the proceeds of the sale of the class G and outstanding class C certificates that were deposited with the Depositary in accordance with one of two Deposit Agreements dated November 2, 2000, between First Security Bank, National Association and the Depositary.

         "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch.

         "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by 3% per year for the first 15 years after the delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years.

         "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

         "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of
(i) that drawing as a result of the downgrading of the short- term unsecured debt rating of the Liquidity Provider or, if applicable, of any guarantor of the obligations of a Liquidity Provider below the applicable Threshold Rating or (ii) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facility becomes invalid or unenforceable. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)).

         "Drawing" means any Interest Drawing, Downgrade Drawing,
Non-Extension Drawing or Final Drawing.

         "DTC" means The Depository Trust Company.

         "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

         "Escrow Agent" means First Security Bank, National Association.

         "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

         o The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

         o Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

         o Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term in the case of a leased aircraft).

         o The requisition for use of such property by any governmental entity (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term in the case of a leased aircraft).

         o The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant lease.

         o The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term in the case of leased aircraft), if in the case of a leased aircraft, the condemnation, confiscation or requisition results in a loss by the applicable Owner Trustee of its title to the aircraft or the taking of title to the aircraft or the airframe by the United States government or any government of registry.

         o As a result of any law, rule, regulation, order or other action by the FAA or any governmental body of the government of registry of the aircraft having jurisdiction, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless we (or any lessee or sublessee) have undertaken and are diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee), but in any event an Event of Loss will occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the term in the case of a leased aircraft); provided that no Event of Loss will occur if such "grounding" has been applicable to our entire fleet of the applicable type of aircraft and we, prior to the expiration of one year from the prohibition of such use, have conformed at least one such aircraft in our fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and are diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee) but in any event an Event of Loss will occur if such use is prohibited for a period of two (2) consecutive years or, in the case of such leased aircraft, such use is prohibited at the expiration of the term.

         o Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

         "Excess Reimbursement Obligations" means, (a) in the event of any Policy Provider Election, the portion of the Policy Provider Obligations that represents, when added to that portion of any Liquidity Obligations that represents, interest on the series G secured promissory notes in respect of which the Policy Provider Election has been made in excess of 18 months of interest at the contract rate of interest applicable to that secured promissory note, (b) any interest on the outstanding Drawings under the class G or class C Liquidity Facility paid by the Policy Provider to the Liquidity Provider from and after the end of the 18-month period referred to as the "No Proceeds Drawing" under that caption "Description of the Policy and the Policy Provider Agreement--The Policy" in the Prospectus Supplement, dated October 26, 2000, relating to the offering of the class G certificates (c) interest on the amounts paid by the Policy Provider to the Liquidity Provider if the Policy Provider has elected to pay all outstanding Drawings, together with interest on such Drawings, and remain the Controlling Party.

         "Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribu tion Date (for purposes of this distribution, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such certificates) and (2) the difference between:

         (A) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of such certificates); and

         (B) the Pool Balance for such class of certificates as of the Current Distribution Date calculated on the basis that (x) the principal of the secured promissory notes held in such pass through trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to holders of such certificates and (y) the principal of any secured promissory notes formerly held in such pass through trust that have been sold in accordance with the Intercreditor Agreement has been paid in full and such payments have been distributed to holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of such certificates).

         For purposes of calculating Expected Distributions with respect to any certificates, any premium paid on the secured promissory notes held in such pass through trust that issued such certificates that has not been distributed to the certificateholders (other than such premium or a portion of such premium applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

         For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the secured promissory notes issued under an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) together with (without duplication) accrued and unpaid interest on a portion of such certificates equal to the outstanding principal amount of the secured promissory notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)." (Intercreditor Agreement,
Section 2.4(b))

         "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes in accordance with the Note Purchase Agreement). For purposes of calculating Final Distributions, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificateholders (other than such premium or a portion of such premium applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

         "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement 3.6(i))

         "Final Maturity Date" means, September 1, 2020 for the class G certificates, and September 1, 2023 for the class C certificates.
(Intercreditor Agreement, Section 1.1)

         "Indenture" means each of the Leased Aircraft Indentures and the Owned Aircraft Indentures.

         "Indenture Default" means an event of default under any Indenture as the term "Event of Default" is defined under that Indenture.

         "Intercreditor Agreement" means the intercreditor agreement dated as of November 2, 2000, among the pass through trustees, Liquidity Providers, the Policy Provider and Subordination Agent.

         "Interest Drawing" means a drawing made by the Subordination Agent under any Liquidity Facility on any Distribution Date to pay interest then due and payable on the applicable certificates at the Stated Interest Rate for such certificates. (Liquidity Facilities, Section 2.02(a);
Intercreditor Agreement, Section 3.6(a))

         "Issuance Date" means November 2, 2000.

         "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

         "Lease Event of Default" means an event of default under any lease as the term "Event of Default" is defined under that lease.

         "Leased Aircraft Indenture" means each trust indenture and security agreement entered into in connection with the financing of an aircraft that we lease.

         "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

         "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated in accordance with clause (a) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period.
(Liquidity Facilities, Section 1.01)

         "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all the secured promissory notes or (b) certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

         "Liquidity Expenses" means all Liquidity Obligations other than
(a) the principal amount of any Drawings under any Liquidity Facility and
(b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

         "Liquidity Facility" means each of the class G and the class C revolving credit agreements between the Liquidity Provider and Subordination Agent, dated as of November 2, 2000. Under each Liquidity Facility the applicable Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to three consecutive semi-annual installments of interest on the certificates of the relevant pass through trust when due, subject to certain limitations.

         "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity
Facilities, the indemnification provisions of the Participation Agreement and the Liquidity Facilities fee letter or certain other agreements. (Intercreditor Agreement, Section 1.1)

         "Liquidity Provider'"means, for each pass through trust, Morgan Stanley Capital Services Inc. and any successor liquidity provider selected in accordance with the terms of the Intercreditor Agreement.

         "Loan Trustee" means the indenture trustee under any Indenture.

         "'LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1 and 4.1(a))

         "LTV Collateral Amount" of any aircraft for the certificates of any class means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event Loss, the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in a Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

         "LTV Ratio" means 47.6% for the class G certificates and 62.8% for the class C certificates. (Intercreditor Agreement, Section 1.1)

         "Make-Whole Premium" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker selected by US Airways and reasonably acceptable to the relevant Loan Trustees and related Owner Participants, if any) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such secured promissory note computed by discount ing each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

         "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates- Purchase of Secured
Promissory Notes."

         "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates- Purchase of Secured
Promissory Notes."

         "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero. (Liquidity Facilities, Section 1.01)

         "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

         "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of such Liquidity Facility not being extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

         "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

         "Note Holders" means registered holders of the secured promissory notes.

         "Note Purchase Agreement" means the note purchase agreement dated as of November 2, 2000, among US Airways, the pass through trustees, the Subordination Agent, the Escrow Agent and State Street Bank of Connecticut, National Association, as Paying Agent.

         "Owned Aircraft Indenture" means each indenture and security agreement entered into in connection with the financing of an aircraft that we own.

         "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

         "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

         "Participation Agreements" means (a) in the case of a leased aircraft, an agreement among US Airways, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties agreed to participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among US Airways, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties agreed to participate in a mortgage financing relating to an aircraft.

         "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced under title 11 of the U.S. Bankruptcy Code under which US Airways is a debtor, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, if during the Section 1110 Period the trustee in that proceeding or US Airways, subject to court approval, (i) agrees pursuant to
Section 1110 of the Bankruptcy Code to perform its obligations under the lease related to that secured promissory note (in the case of a leased aircraft) or under the Owned Aircraft Indenture related to that secured promissory note (in the case of an owned aircraft), or (ii) cures the payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the expiration of the applicable period as specified in Section 1110(a)(2)(B) of the Bankruptcy Code. (Intercreditor Agreement, Section 1.1)

         "Permitted Investments" means obligations of the United States, or agencies or instrumentalities of the United States for the payment of which the full faith and credit of the United States is pledged, and which mature in not more than 60 days after the date of acquisition of such investment or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Basic Agreement, Section 1.01)

         "Policy" means the financial guaranty insurance policy, dated as of November 2, 2000, issued by the Policy Provider in favor of the Subordination Agent for the benefit of the class G pass through trustee and the class G certificateholders (and, for interest only, the holders of the Escrow Receipts attached to those certificates).

         "Policy Drawing" means any payment of a claim under the Policy.

         "Policy Expenses" means all Policy Provider Obligations other than
(i) amounts payable pursuant to the Policy Fee Letter, (ii) the amount of any Excess Reimbursement Obligations, (iii) the amount of any Policy Drawing, (iv) any interest accrued on any Policy Provider Obligations, (v) reimbursement of and interest on the Liquidity Obligations in respect of the Liquidity Facilities paid by the Policy Provider to the Liquidity Provider, (vi) any indemnity payments owed to the Policy Provider and (vii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow Agreement for the class G pass through trust, including, without limitation, fees and expenses incurred in connection with the enforcement of those rights.

         "Policy Fee Letter" means the fee letter, dated as of November 2, 2000, from the Policy Provider to the Subordination Agent and acknowledged by US Airways setting forth the premium with respect to the Policy.

         "Policy Provider Agreement" means the insurance and indemnity agreement, dated as of November 2, 2000, among the Subordination Agent, US Airways and the Policy Provider.

         "Policy Provider Default" will mean the occurrence of any of the following events (a) the Policy Provider fails to make a payment required under the Policy in accordance with its terms and that failure remains unremedied for two business days following the delivery of written notice of that failure to the Policy Provider; (b) the Policy Provider (i) files any petition or commences any case or proceeding under any provisions of any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors or (iii) has an order for relief entered against it under any federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable, or (c) a court of competent jurisdiction, New York Department of Insurance, or another competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Policy Provider or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Policy Provider (or taking of possession of all or any material portion of the Policy Provider's property).

         "Policy Provider Election" means the right of the Policy Provider to make the election as described in the second paragraph of "Description of the Policy and The Policy Provider Agreement--The Policy--No Proceeds Drawing" in the Prospectus Supplement, dated October 26, 2000 relating to the offering of the class G certificates.

         "Policy Provider Obligations" means all reimbursement and other amounts, including fees and indemnities, due to the Policy Provider under the Policy Fee Letter, the indemnification provisions of the Participation Agreements, specified sections of the Note Purchase Agreement or a certain section of the Intercreditor Agreement but will not include (i) any interest on Policy Drawings (except, (a) if the class G Liquidity Provider has failed to honor its obligation to make any Interest Drawing, interest on the portion of any Policy Drawing made to cover the shortfall attributable to that failure by the class G Liquidity Provider, in an amount equal to the amount of interest that would have accrued on that Interest Drawing if that Interest Drawing had been made, at the interest rate applicable to that Interest Drawing until the related Policy Drawing has been repaid in full, up to a maximum of three Policy Drawings of that type and (b) if the Policy Provider has elected to remain the Controlling Party and in connection with that election, paid to the class G and class C Liquidity Provider all outstanding Drawings plus interest on those Drawings, interest accrued at the rate of the prime rate (as published in the Wall Street Journal) plus 1% per annum on the unreimbursed amount of that payment), and (ii) any amounts that the Policy Provider is entitled to receive by virtue of the subrogation rights of the Policy Provider under the Escrow Agreement for the class G pass through trust, including without limitation, fees and expenses incurred in connection with the enforcement of those rights.

         "Pool Balance" means for each pass through trust, the original aggregate face amount of the applicable certificates less the aggregate amount of all payments made in respect of such certificates or in respect of the related Deposits other than payments made in respect of interest or premium on the applicable certificates or such Deposits or reimbursement of any costs or expenses incurred in connection with the applicable certificates or such Deposits. The Pool Balance for each pass through trust or for the certificates issued by such pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust, payments under the Policy (other than in respect of interest on the certificates) and the distribution to be made on that date. (Intercreditor Agreement, Section 1.1; Trust Supplements,
Section 2.01)

         "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance for the certificates of any pass through trust by (b) the original aggregate face amount of such certificates. The Pool Factor for a pass through trust or for the certificates issued by a pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in the applicable pass through trust and the distribution of the trust property to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each pass through trust was 1.0000000 on November 2, 2000. The Pool Factor for each pass through trust as of the date of this prospectus is set forth under "Prospectus Summary- Summary of Terms of Certificates." The Pool Factor for each pass through trust will continue to decline to reflect reductions in the Pool Balance of such pass through trust.

         "PTC Event of Default" means, with respect to any pass through trust agreement, the failure to pay (a) the outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for that class (unless in the case of the class G certificates, the Subordination Agent has made a drawing under the Policy in an aggregate amount sufficient to pay the outstanding Pool Balance and has distributed such amount to the class G pass through trustee); or (b) interest due on that class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the applicable Cash Collateral Account, or in the case of the class G certificates a drawing under the Policy, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee). (Intercreditor Agreement,
Section 1.1)

         "Purchase Agreement" means the Purchase Agreement entered into between us and Airbus Industrie Financial Services dated as of October 26, 2000, relating to the outstanding class C certificates.

         "Rating Agency" means collectively at any time, each nationally recognized rating agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agencies are Moody's Investors Service and Standard & Poor's Ratings Services.

         "Registration Agreement" means the Registration Agreement that we entered into with Airbus Industrie Financial Services, which agreement was acknowledged by the pass through trustee, dated as of November 2, 2000, as amended.

         "Regular Distribution Dates" means March 1 and September 1 of each year.

         "Remaining Weighted Average Life" of a secured promissory note, at the redemption date of such secured promissory note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

         "Rent Payment Dates" means, with respect to each lease, each March 1 and September 1 of each year during the term of such lease.

         "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before downgrading of those ratings, if any, as a result of the downgrading of the Liquidity Provider, or if applicable, any guarantor of such Liquidity Provider's obligations or any guarantee of that guarantor becoming invalid or unenforceable (or, if applicable, without regard to the Policy), and to be consented to by the Policy Provider, which consent will not be unreasonably withheld or delayed, in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the certificates (at the Stated Interest Rate, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of that Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating.
(Intercreditor Agreement, Section 1.1)

         "Required Amount" means, for any day and with respect to any Liquidity Facility, or the Cash Collateral Account, for any class of certificates the sum of the aggregate amount of interest, calculated at the Stated Interest Rate for that class of certificates, that would be payable on the applicable class of certificates on each of the three successive semiannual Regular Distribution Dates immediately following the date of determination or, if the date of determination is a Regular Distribution Date, on the date of determination and the succeeding two semiannual Regular Distribution Dates, in each case calculated based on the Pool Balance for the applicable class of certificates on the date of determination and without regard to expected future payments of principal on the applicable certificates. (Intercreditor Agreement, Section 1.1) The Pool Balance for purposes of the definition of Required Amount with respect to the class G Liquidity Facility will, in the event of any Policy Provider Election, be deemed to be reduced by an amount (if positive) by which (a) the then outstanding principal balance of each series G secured promissory note in respect of which such Policy Provider Election has been made shall exceed (b) the amount of any policy drawings previously paid by the Policy Provider in respect of principal on that series G secured promissory note.

         "Scheduled Payment" means, with respect to any secured promissory note (i) any payment of interest or principal on the applicable secured promissory note (other than a scheduled payment that is overdue for five days or more) due from the obligor under the applicable secured promissory note, or (ii) any payment of interest on the corresponding class of certificates as specified in this prospectus at the Stated Interest Rate for that corresponding class, with funds drawn under the applicable Liquidity Facility or the Policy (with respect to the class G certificates), which payment represents the installment of principal at the stated maturity of such installment of principal on such secured promissory note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such secured promissory note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any secured promissory note will not constitute a Scheduled Payment.

         "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

         "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

         "Special Payments Account" means one or more accounts established and maintained by a pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

         "Stated Interest Rate" means 7.89% for the class G certificates and 8.39% for the class C certificates. The interest rate on the outstanding class C certificates may increase by up to 1.00% per annum if we fail to comply with our obligations under the Registration Agreement.

         "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

         "Termination Notice" means a notice given by a Liquidity Provider of the termination of a Liquidity Facility. (Liquidity Facilities, Sections 1.01, 6.01)

         "Threshold Rating" means a short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's. (Intercreditor Agreement, Section 1.1)

         "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Premium payable for any secured promissory note the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the applicable secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of the applicable secured promissory note and
(b) the other maturing as close as possible to, but later than, the Average Life Date of the applicable secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of the applicable secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

         "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding secured promissory notes or (z) certain bankruptcy or similar events involving US Airways.
(Intercreditor Agreement, Section 1.1)

         "Trust Indenture Estate" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of a Leased Aircraft Indenture, excluding any property excluded from the lien of such Leased Aircraft Indenture.

         "Trust Supplements" means each of the class G and class C pass through trust supplements, dated as of the November 2, 2000, between US Airways and the applicable pass through trustee.





                                APPENDIX I


[letterhead]      AIRCRAFT
                  INFORMATION
                  SERVICES, INC.


25 September 2000

Mr. Jeffery A. McDougle
Vice President and Treasurer
US Airways, Inc.
2345 Crystal Dr.
Arlington, VA  22227


Subject:    AISI Report No.:  A0S057BVO
            AISI Sight Unseen New Aircraft Base Value Appraisal, Fourteen A319-112, Three A320-214 and Six A321-211 Aircraft.


Dear Mr. McDougle:

Aircraft Information Services, Inc. (AISI) is pleased to offer US Airways, Inc., our opinion of the sight unseen base market value of various new aircraft delivered or scheduled to be delivered from the manufacturer between September 2000 and February 2001 as listed and defined in Table I.

1.  Methodology and Definitions
    ---------------------------

The standard terms of reference for commercial aircraft value are 'half-life base market value' and `half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable, and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.




25 September 2000                                         _________________
AISI FIle No. A0S057BVO                                  |                 |
Page -2-                                                 |     AISA Logo   |
                                                         |_________________|


AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

2.  Valuation
    ---------

Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.





25 September 2000                                         _________________
AISI FIle No. A0S057BVO                                  |                 |
Page -3-                                                 |     AISA Logo   |
                                                         |_________________|


                                                      TABLE I

-------------------------  -----------------------  ------------------------ -----------------------------------
       Scheduled         |    Aircraft Serial     |        Aircraft         |   New Delivery Base Value Currentt
Manufacturer's Delivery  |         Number         |      Registration       |             US Dollars
          Date           |                        |         Number          |
-------------------------  ------------------------ ------------------------------------------------------------
                                     A319-112, CFM56-5B Engines, 154,325lb MTOW
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1331          |          N755US         |              $41,410,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1340          |          N756US         |              $41,410,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1342          |          N757UW         |              $41,410,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1348          |          N758US         |              $41,410,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Nov-00          |          1354          |          N760US         |              $41,510,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Nov-00          |          1358          |          N762US         |              $41,510,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Nov-00          |          1360          |          N763US         |              $41,510,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Nov-00          |          1369          |          N764US         |              $41,510,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Nov-00          |          1371          |          N765US         |              $41,510,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Dec-00          |          1378          |          N766US         |              $41,610,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Dec-00          |          1382          |          N767UW         |              $41,610,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Dec-00          |          1389          |          N768US         |              $41,610,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Dec-00          |          1391          |          N769US         |              $41,610,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Dec-00          |          1393          |          N770UW         |              $41,610,000
-----------------------------------------------------------------------------------------------------------------

                                     A320-214, CFM56-5B Engines, 169,700lb MTOW
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Sep-00          |          1298          |          N122US         |              $46,610,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1310          |          N123UW         |              $46,720,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Oct-00          |          1314          |          N124US         |              $46,720,000
----------------------------------------------------------------------------------------------------------------

                                     A321-211, CFM56-5B Engines, 205,900lb MTOW
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Jan-01          |          1403          |          N161UW         |              $58,590,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Jan-01          |          1412          |          N162US         |              $58,590,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Jan-01          |          1417          |          N163US         |              $58,590,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Feb-01          |          1425          |          N164UW         |              $58,730,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Feb-01          |          1431          |          N165US         |              $58,730,000
----------------------------------------------------------------------------------------------------------------
                         |                        |                         |
         Feb-01          |          1436          |          N166US         |              $58,730,000
----------------------------------------------------------------------------------------------------------------






25 September 2000                                         _________________
AISI FIle No. A0S057BVO                                  |                 |
Page -4-                                                 |     AISA Logo   |
                                                         |_________________|


Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.



Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol


John D. McNicol
Vice President
Appraisals & Forecasts









                                                                  AvSOLUTIONS
-----------------------------------------------------------------------------

                                                           September 21, 2000

Mr. Jeffery McDougle
Vice President and Treasurer
US Airways, Inc.
2345 Crystal Drive
Arlington, Virginia 22227

Dear Mr. McDougle:

         AvSOLUTIONS is pleased to provide this opinion on the base value, as of September 2000, of fourteen Airbus Industrie A319-112 aircraft, three Airbus Industrie A320-214 aircraft and six Airbus Industrie A321-211 aircraft (collectively the "Aircraft"). The A319-112 aircraft, the A320-214 aircraft and the A321-211 aircraft are each powered by derivatives of the CFM International CFM56-5B engine family. The total of twenty-three aircraft either have already been delivered or are anticipated to be delivered to US Airways, Inc. (also referred to as "Client") before the end of the first quarter of 2001. A listing of the A319-112, A320-214 and A321-211 aircraft is provided as Attachment 1 of this document.

         Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE
----------

         Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.


                          CURRENT FAIR MARKET VALUE

         According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.


                            APPRAISAL METHODOLOGY

         The method employed by AvSOLUTIONS to appraise the current values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

         To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements , as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

         The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

         The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

         The variability of the data used by AvSOLUTIONS to determine the current market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.


                     LIMITING CONDITIONS AND ASSUMPTIONS

         In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by US Airways, Inc. and from data within AvSOLUTIONS' Own database. In determining the base value of the subject Airbus A319-112, AirbusA320-214 and Airbus A321-211 Aircraft the following assumptions have been researched and determined:


1. AvSOLUTIONS has not inspected these Aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

2. The Aircraft either have already been delivered or are anticipated to be delivered to US Airways, Inc. before the end of the first quarter of 2001.

3. The Aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

4. All mandatory inspections and Airworthiness Directives have been complied with.

5.   The Aircraft have no damage history.

6.   The Aircraft are in good condition.

7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.


         Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each Aircraft are as listed in attachment 1.



                          STATEMENT OF INDEPENDENCE

         This appraisal report represents the opinion of AvSOLUTIONS and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject Aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

         Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject Aircraft.


Signed,

/s/ Tulinda Larsen

Tulinda Larsen
Vice-President






                                                              ATTACHMENT 1
                                                        EETC COLLATERAL SUMMARY


====================================================================================================================
  Aircraft         Aircraft         Tail       Scheduled      Engines       Serial         MTOW       Base Value
   Number                          Number        Mfr.                       Number       (pounds)
                                               Delivery
                                                Mo/Yr
--------------------------------------------------------------------------------------------------------------------

      1       Airbus A319-112      N755US       Oct-00       CFM56-5B        1331        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      2       Airbus A319-112      N756US       Oct-00       CFM56-5B        1340        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      3       Airbus A319-112      N757UW       Oct-00       CFM56-5B        1342        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      4       Airbus A319-112      N758US       Oct-00       CFM56-5B        1348        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      5       Airbus A319-112      N760US       Nov-00       CFM56-5B        1354        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      6       Airbus A319-112      N762US       Nov-00       CFM56-5B        1358        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      7       Airbus A319-112      N763US       Nov-00       CFM56-5B        1360        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      8       Airbus A319-112      N764US       Nov-00       CFM56-5B        1369        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

      9       Airbus A319-112      N765US       Nov-00       CFM56-5B        1371        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     10       Airbus A319-112      N766US       Dec-00       CFM56-5B        1378        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     11       Airbus A319-112      N767UW       Dec-00       CFM56-5B        1382        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     12       Airbus A319-112      N768US       Dec-00       CFM56-5B        1389        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     13       Airbus A319-112      M769US       Dec-00       CFM56-5B        1391        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     14       Airbus A319-112      N770UW       Dec-00       CFM56-5B        1393        154,325      $40,210,000
--------------------------------------------------------------------------------------------------------------------

     15       Airbus A320-214      N122US       Sep-00       CFM56-5B        1298        169,700      $46,540,000
--------------------------------------------------------------------------------------------------------------------

     16       Airbus A320-214      N123UW       Oct-00       CFM56-5B        1310        169,700      $46,890,000
--------------------------------------------------------------------------------------------------------------------

     17       Airbus A320-214      N124US       Oct-00       CFM56-5B        1314        169,700      $46,890,000
--------------------------------------------------------------------------------------------------------------------

     18       Airbus A321-211      N161UW       Jan-01       CFM56-5B        1403        205,900      $55,740,000
--------------------------------------------------------------------------------------------------------------------

     19       Airbus A321-211      N162US       Jan-01       CFM56-5B        1412        205,900      $55,740,000
--------------------------------------------------------------------------------------------------------------------

     20       Airbus A321-211      N163US       Jan-01       CFM56-5B        1417        205,900      $55,740,000
--------------------------------------------------------------------------------------------------------------------

     21       Airbus A321-211      N164UW       Feb-01       CFM56-5B        1425        205,900      $55,740,000
--------------------------------------------------------------------------------------------------------------------

     22       Airbus A321-211      N165US       Feb-01       CFM56-5B        1431        205,900      $55,740,000
--------------------------------------------------------------------------------------------------------------------

     23       Airbus A321-211      N166US       Feb-01       CFM56-5B        1436        205,900      $55,740,000
====================================================================================================================









                             MORTON BEYER & AGNEW
                          --------------------------

                           AVIATION CONSULTING FIRM


                           Appraisal of 23 Aircraft
                                (2000-3 EETC)




                                PREPARED FOR:

                               US Airways, Inc.





                               OCTOBER 3, 2000



     Washington, D.C.                  London                   Pacific Rim

    2107 Wilson Blvd.            Lahinch 62, Lashmere       3-16-16 Higashiooi

        Suite 750                     Copthorne               Shinagawa-ku

Arlington, Virginia 22201            West Sussex             Tokyo 140-0011

      United States                United Kingdom                Japan

   Phone + 703 276 3200        Phone + 44 1342 716248     Phone+ 81 3 3763 6845
    Fax + 703 276 3201          Fax + 44 1342 718967







-------------------------------------------------------------------------------
I.   INTRODUCTION AND EXECUTIVE SUMMARY
-------------------------------------------------------------------------------

MORTON BEYER & AGNEW, INC. (MBA), has been retained by US Airways, Inc. (also referred to as "Client") to determine the Current Base Value of (14) A319-112, (3) A320-214 and (6) A321-211 aircraft delivered new. The aircraft are further identified in Section II of this report.

Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $986,650,000 as set forth in Section IV.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.



 ____________
|            |
|  MBA Logo  |
|____________|







-------------------------------------------------------------------------------
II.    AIRCRAFT
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 Aircraft        Tail #         S/N      Scheduled Mfr.         MTOW(lbs.)
                                         Delivery Date
-------------------------------------------------------------------------------

 A319-112        N755US         1331        Oct-00               154,325
                 -------------------------------------
                 N756US         1340        Oct-00            (141,094 std.)
                 -------------------------------------     Powerplant: CFM56-5B
                 N757UW         1342        Oct-00
                 -------------------------------------
                 N758US         1348        Oct-00
                 -------------------------------------
                 N760US         1354        Nov-00
                 -------------------------------------
                 N762US         1358        Nov-00
                 -------------------------------------
                 N763US         1360        Nov-00
                 -------------------------------------
                 N764US         1369        Nov-00
                 -------------------------------------
                 N765US         1371        Nov-00
                 -------------------------------------
                 N766US         1378        Dec-00
                 -------------------------------------
                 N767UW         1382        Dec-00
                 -------------------------------------
                 N768US         1389        Dec-00
                 -------------------------------------
                 N769US         1391        Dec-00
                 -------------------------------------
                 N770UW         1393        Dec-00
                 -------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  A320-2124      N122US         1298        Sep-00               169,700
                 -------------------------------------
                 N123UW         1310        Oct-00            (162,038 std.)
                 -------------------------------------     Powerplant: CFM56-5B
                 N124US         1314        Oct-00
                 -------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
  A321-211       N161UW         1403        Jan-01               205,900
                 -------------------------------------
                 N162US         1412        Jan-01            (192,210 std.)
                 -------------------------------------     Powerplant: CFM56-5B
                 N163US         1417        Jan-01
                 -------------------------------------
                 N164UW         1425        Feb-01
                 -------------------------------------
                 N165US         1431        Feb-01
                 -------------------------------------
                 N166US         1436        Feb-01
                 -------------------------------------
-------------------------------------------------------------------------------


 ____________
|            |
|  MBA Logo  |
|____________|




-------------------------------------------------------------------------------
III.  CURRENT MARKET CONDITIONS
-------------------------------------------------------------------------------
  __________________
 |                  |           ______________________________________
 | Photo of Airbus  |          |         Airbus A319/ A320/ A321      |
 |                  |          |______________________________________|
 |__________________|



                             Family Development

The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining. At September 2000, 825 A320s have been delivered and 547 more are on order. The A320 has achieved a wide market base on all continents, with a total of 87 current operators.

The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. As of September of this year there were 165 A321s delivered to 28 customers (mainly in Europe), and 170 on order.

The A319 is the opposite of the A321 -- that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 34 A319s in April 1994 (all now delivered). Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of this September, 722 A319s have been ordered, 258 delivered, and there are 384 outstanding orders.

The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A318 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and a 13-plane A340 order as well. Northwest Airlines, which operates 70 A320s (and has 12 on order) ordered 68 A319s and switched their A340 order for 16 A330s for delivery beyond 2000.

Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbuses, and currently operate 116 and 114 Airbus aircraft respectively, and other major European operators are Swissair (54) and Iberia (46). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1999 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for up to 400 narrowbody aircraft (including options) appears to justify.

The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

United's 1994 order for 50 A320s plus options (subsequently increased to 86) was announced as a B-727 replacement, of which United operated 59 in mid 2000. United has 32 A320s and 22 A319s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and three on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 are rapidly replacing its fleet of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the B-767 can perform. The fuselage is approximately 10 inches wider than that of the B-727/B-737/B-757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 `Beluga' outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

Economics

The A320 vies with the B-757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century.




 ____________
|            |
|  MBA Logo  |
|____________|






-------------------------------------------------------------------------------
IV.  VALUATION
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 Aircraft     Tail #     S/N      Scheduled Mfr.    MTOW(lbs.)       Base Value
                                 Delivery Date                       ($000,000)
-------------------------------------------------------------------------------

 A319-112     N755US     1331       Oct-00           154,235           38.25
              ----------------------------------                      ---------
              N756US     1340       Oct-00         (141,094 std.)      38.25
              ----------------------------------    Powerplant:       ---------
              N757UW     1342       Oct-00           CFM56-5B          38.25
              ----------------------------------                      ---------
              N758US     1348       Oct-00                             38.25
              ----------------------------------                      ---------
              N760US     1354       Nov-00                             38.33
              ----------------------------------                      ---------
              N762US     1358       Nov-00                             38.33
              ----------------------------------                      ---------
              N763US     1360       Nov-00                             38.33
              ----------------------------------                      ---------
              N764UW     1369       Nov-00                             38.33
              ----------------------------------                      ---------
              N765US     1371       Dec-00                             38.33
              ----------------------------------                      ---------
              N766US     1378       Dec-00                             38.40
              ----------------------------------                      ---------
              N767UW     1382       Dec-00                             38.40
              ----------------------------------                      ---------
              N768US     1389       Dec-00                             38.40
              ----------------------------------                      ---------
              N769US     1391       Dec-00                             38.40
              ----------------------------------                      ---------
              N770UW     1393       Dec-00                             38.40
              ----------------------------------                      ---------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 A320-214     N122US     1298       Sep-00            169,70           43.98
              ----------------------------------                      ---------
              N123UW     1310       Oct-00        (162,700 std.)       44.07
              ----------------------------------    Powerplant:       ---------
              N124US     1314       Oct-00          CFM56-5B           44.07
              ----------------------------------                      ---------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
 A321-211     N161UW     1403       Jan-01            205,900          52.93
              ----------------------------------                      ---------
              N162US     1412       Jan-01        (192,210 std.)       52.93
              ----------------------------------    Powerplant:       ---------
              N163US     1417       Jan-01           CFM56-5B          52.93
              ----------------------------------                      ---------
              N164UW     1425       Feb-01                             53.03
              ----------------------------------                      ---------
              N165US     1431       Feb-01                             53.03
              ----------------------------------                      ---------
              N166US     1436       Feb-01                             53.03
              ----------------------------------                      ---------
-------------------------------------------------------------------------------
                                                  Total Base Value   $986.65
-------------------------------------------------------------------------------
*Base Value includes adjustment for additional MTOW.

In developing the Base Value of this aircraft, MBA did not inspect the aircraft nor its historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows for each aircraft:

        1.  The aircraft is delivered new.

        2. The specifications of the aircraft are those most common for an aircraft of this type new delivery.

        3.  The aircraft is in a standard airline configuration.

        4. Its modification status is comparable to that most common for an aircraft of its type and vintage.

        5. No accounting is made for lease obligations or terms of ownership.



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|  MBA Logo  |
|____________|





-------------------------------------------------------------------------------
V.  COVENANTS
-------------------------------------------------------------------------------

This report has been prepared for the exclusive use of US Airways and shall not be provided to other parties by MBA without the express consent of US Airways.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by US Airways or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.



                                        PREPARED BY:

                                        /s/ Bryson P. Monteleone

October 3, 2000                         Bryson P. Monteleone
Ref. #00297                             Director of Operations



                                        REVIEWED BY:

                                        /s/ Morten S. Beyer

                                        Morten S. Beyer, Appraiser Fellow
                                        Chairman & CEO
                                        ISTAT Certified Senior Appraiser




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|            |
|  MBA Logo  |
|____________|






                                                             APPENDIX II

                                                   SERIES C SECURED PROMISSORY NOTES
                                                           PRINCIPAL PAYMENTS

Regular Distribution Date            N122US (A320)      N123UW (A320)      N124US (A320)      N161UW (A321)            N162UW (A321)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                0.00               0.00               0.00               0.00               0.00
September 1, 2001............                    0.00               0.00               0.00               0.00               0.00
March 1, 2002....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2002............              218,036.40         202,433.45         202,433.45               0.00               0.00
March 1, 2003....................          202,496.64         218,911.20         218,911.20         339,878.15         339,878.15
September 1, 2003............               15,540.06               0.00               0.00               0.00               0.00
March 1, 2004....................          369,245.25         463,775.33         464,115.40         339,878.15         339,878.15
September 1, 2004............                    0.00               0.00               0.00               0.00               0.00
March 1, 2005....................        1,109,149.88       1,105,719.91       1,105,461.64         339,878.15         339,878.15
September 1, 2005............                    0.00               0.00               0.00               0.00               0.00
March 1, 2006....................        1,661,958.50       1,657,928.67       1,657,892.49         339,878.15         339,878.15
September 1, 2006............                    0.00               0.00               0.00               0.00               0.00
March 1, 2007....................          940,645.20         847,991.23         846,683.68         339,878.15         339,878.15
September 1, 2007............                    0.00               0.00               0.00               0.00               0.00
March 1, 2008....................            6,889.93               0.00               0.00         339,878.15         339,878.15
September 1, 2008............                    0.00               0.00               0.00               0.00               0.00
March 1, 2009....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2009............                    0.00               0.00               0.00               0.00               0.00
March 1, 2010....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2010............                    0.00               0.00               0.00               0.00               0.00
March 1, 2011....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2011............                    0.00               0.00               0.00               0.00               0.00
March 1, 2012....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2012............                    0.00               0.00               0.00               0.00               0.00
March 1, 2013....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2013............                    0.00               0.00               0.00               0.00               0.00
March 1, 2014....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2014............                    0.00               0.00               0.00               0.00               0.00
March 1, 2015....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2015............                    0.00               0.00               0.00               0.00               0.00
March 1, 2016....................                0.00               0.00               0.00         339,878.15         339,878.15
September 1, 2016............                    0.00               0.00               0.00               0.00               0.00
March 1, 2017....................                0.00               0.00               0.00         453,170.86         453,170.86
September 1, 2017............                    0.00               0.00               0.00               0.00               0.00
March 1, 2018....................                0.00               0.00               0.00         453,170.86         453,170.86
September 1, 2018............                    0.00               0.00               0.00               0.00               0.00
March 1, 2019....................                0.00               0.00               0.00         453,170.86         453,170.86
September 1, 2019............                    0.00               0.00               0.00               0.00               0.00
March 1, 2020....................          270,675.10         368,718.44         354,624.74         453,170.86         453,170.86
September 1, 2020............                    0.00               0.00               0.00               0.00               0.00
March 1, 2021....................        2,053,216.99       2,062,210.35       2,060,266.11         453,170.86         453,170.86
September 1, 2021............                    0.00               0.00               0.00               0.00               0.00
March 1, 2022....................          201,999.05         133,962.42         151,262.29       1,556,659.74       1,556,659.74

Regular Distribution Date            N163US (A321)      N164UW (A321)      N165US (A321)      N166US (A321)            N755US (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                0.00               0.00               0.00               0.00               0.00
September 1, 2001............                    0.00               0.00               0.00               0.00               0.00
March 1, 2002....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2002............                    0.00               0.00               0.00               0.00               0.00
March 1, 2003....................          339,878.15         339,878.15         339,878.15         339,878.15         381,135.66
September 1, 2003............                    0.00               0.00               0.00               0.00               0.00
March 1, 2004....................          339,878.15         339,878.15         339,878.15         339,878.15       1,043,287.89
September 1, 2004............                    0.00               0.00               0.00               0.00               0.00
March 1, 2005....................          339,878.15         339,878.15         339,878.15         339,878.15         778,781.90
September 1, 2005............                    0.00               0.00               0.00               0.00               0.00
March 1, 2006....................          339,878.15         339,878.15         339,878.15         339,878.15          62,561.44
September 1, 2006............                    0.00               0.00               0.00               0.00               0.00
March 1, 2007....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2007............                    0.00               0.00               0.00               0.00               0.00
March 1, 2008....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2008............                    0.00               0.00               0.00               0.00               0.00
March 1, 2009....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2009............                    0.00               0.00               0.00               0.00               0.00
March 1, 2010....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2010............                    0.00               0.00               0.00               0.00               0.00
March 1, 2011....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2011............                    0.00               0.00               0.00               0.00               0.00
March 1, 2012....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2012............                    0.00               0.00               0.00               0.00               0.00
March 1, 2013....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2013............                    0.00               0.00               0.00               0.00               0.00
March 1, 2014....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2014............                    0.00               0.00               0.00               0.00               0.00
March 1, 2015....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2015............                    0.00               0.00               0.00               0.00               0.00
March 1, 2016....................          339,878.15         339,878.15         339,878.15         339,878.15               0.00
September 1, 2016............                    0.00               0.00               0.00               0.00               0.00
March 1, 2017....................          453,170.86         453,170.86         453,170.86         453,170.86         245,939.70
September 1, 2017............                    0.00               0.00               0.00               0.00         356,612.10
March 1, 2018....................          453,170.86         453,170.86         453,170.86         453,170.86               0.00
September 1, 2018............                    0.00               0.00               0.00               0.00               0.00
March 1, 2019....................          453,170.86         453,170.86         453,170.86         453,170.86       2,498,794.32
September 1, 2019............                    0.00               0.00               0.00               0.00               0.00
March 1, 2020....................          453,170.86         453,170.86         453,170.86         453,170.86          70,079.99
September 1, 2020............                    0.00               0.00               0.00               0.00
March 1, 2021....................          453,170.86         453,170.86         453,170.86         453,170.86
September 1, 2021............                    0.00               0.00               0.00               0.00
March 1, 2022....................        1,556,659.74       1,556,659.74       1,556,659.74       1,556,089.94

Regular Distribution Date            N756US (A319)      N757UW (A319)      N758US (A319)      N760US (A319)            N762US (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                0.00               0.00               0.00               0.00               0.00
September 1, 2001............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2002....................                0.00               0.00               0.00               0.00               0.00
September 1, 2002............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2003....................          380,725.89         364,361.50         369,167.21         367,452.08               0.00
September 1, 2003............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2004....................        1,043,258.97       1,037,602.21       1,039,800.02       1,039,432.89               0.00
September 1, 2004............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2005....................          778,796.67         774,870.18         775,893.66         775,123.77               0.00
September 1, 2005............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2006....................           76,553.96          88,298.46          76,998.04          64,883.90               0.00
September 1, 2006............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2007....................                0.00               0.00               0.00               0.00               0.00
September 1, 2007............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2008....................                0.00               0.00               0.00               0.00               0.00
September 1, 2008............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2009....................                0.00               0.00               0.00               0.00               0.00
September 1, 2009............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2010....................                0.00               0.00               0.00               0.00               0.00
September 1, 2010............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2011....................                0.00               0.00               0.00               0.00               0.00
September 1, 2011............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2012....................                0.00               0.00               0.00               0.00               0.00
September 1, 2012............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2013....................                0.00               0.00               0.00               0.00               0.00
September 1, 2013............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2014....................                0.00               0.00               0.00               0.00               0.00
September 1, 2014............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2015....................                0.00               0.00               0.00               0.00               0.00
September 1, 2015............                    0.00               0.00               0.00               0.00         233,676.45
March 1, 2016....................                0.00               0.00               0.00               0.00               0.00
September 1, 2016............                    0.00               0.00               0.00               0.00         311,568.60
March 1, 2017....................          234,379.46         334,253.35         321,973.61         310,404.47               0.00
September 1, 2017............              297,240.35               0.00               0.00               0.00         311,568.60
March 1, 2018....................                0.00         362,064.74         409,343.61         457,521.97               0.00
September 1, 2018............                    0.00               0.00               0.00               0.00         311,568.60
March 1, 2019....................        2,493,219.27       2,475,742.56       2,444,016.85       2,394,544.92               0.00
September 1, 2019............                    0.00                                                                  311,568.60
March 1, 2020....................          133,018.43                                                                        0.00
September 1, 2020............                                                                                          311,568.60
March 1, 2021....................                                                                                            0.00
September 1, 2021............                                                                                          389,460.75
March 1, 2022....................                                                                                      680,789.62

Regular Distribution Date            N763US (A319)      N764US (A319)      N765US (A319)      N766US (A319)            N767UW (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                0.00               0.00               0.00               0.00               0.00
September 1, 2001............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2002....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2002............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2003....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2003............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2004....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2004............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2005....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2005............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2006....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2006............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2007....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2007............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2008....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2008............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2009....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2009............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2010....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2010............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2011....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2011............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2012....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2012............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2013....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2013............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2014....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2014............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2015....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2015............              233,676.45         233,676.45         233,676.45         233,676.45               0.00
March 1, 2016....................                0.00               0.00               0.00               0.00         233,676.45
September 1, 2016............              311,568.60         311,568.60         311,568.60         311,568.60               0.00
March 1, 2017....................                0.00               0.00               0.00               0.00         311,568.60
September 1, 2017............              311,568.60         311,568.60         311,568.60         311,568.60               0.00
March 1, 2018....................                0.00               0.00               0.00               0.00         311,568.60
September 1, 2018............              311,568.60         311,568.60         311,568.60         311,568.60               0.00
March 1, 2019....................                0.00               0.00               0.00               0.00         311,568.60
September 1, 2019............              311,568.60         311,568.60         311,568.60         311,568.60               0.00
March 1, 2020....................                0.00               0.00               0.00               0.00         311,568.60
September 1, 2020............              311,568.60         311,568.60         311,568.60         311,568.60               0.00
March 1, 2021....................                0.00               0.00               0.00               0.00         311,568.60
September 1, 2021............              389,460.75         389,460.75         389,460.75         389,460.75               0.00
March 1, 2022....................          680,789.62         680,789.62         680,789.62         680,789.62       1,070,250.37

Regular Distribution Date            N768US (A319)      N769US (A319)                N770UW (A319)
---------------------------------------------------------------------------------------------------------------
March 1, 2001....................                0.00               0.00               0.00
September 1, 2001............                    0.00               0.00               0.00
March 1, 2002....................          233,676.45         233,676.45         233,676.45
September 1, 2002............                    0.00               0.00               0.00
March 1, 2003....................          233,676.45         233,676.45         233,676.45
September 1, 2003............                    0.00               0.00               0.00
March 1, 2004....................          233,676.45         233,676.45         233,676.45
September 1, 2004............                    0.00               0.00               0.00
March 1, 2005....................          233,676.45         233,676.45         233,676.45
September 1, 2005............                    0.00               0.00               0.00
March 1, 2006....................          233,676.45         233,676.45         233,676.45
September 1, 2006............                    0.00               0.00               0.00
March 1, 2007....................          233,676.45         233,676.45         233,676.45
September 1, 2007............                    0.00               0.00               0.00
March 1, 2008....................          233,676.45         233,676.45         233,676.45
September 1, 2008............                    0.00               0.00               0.00
March 1, 2009....................          233,676.45         233,676.45         233,676.45
September 1, 2009............                    0.00               0.00               0.00
March 1, 2010....................          233,676.45         233,676.45         233,676.45
September 1, 2010............                    0.00               0.00               0.00
March 1, 2011....................          233,676.45         233,676.45         233,676.45
September 1, 2011............                    0.00               0.00               0.00
March 1, 2012....................          233,676.45         233,676.45         233,676.45
September 1, 2012............                    0.00               0.00               0.00
March 1, 2013....................          233,676.45         233,676.45         233,676.45
September 1, 2013............                    0.00               0.00               0.00
March 1, 2014....................          233,676.45         233,676.45         233,676.45
September 1, 2014............                    0.00               0.00               0.00
March 1, 2015....................          233,676.45         233,676.45         233,676.45
September 1, 2015............                    0.00               0.00               0.00
March 1, 2016....................          233,676.45         233,676.45         233,676.45
September 1, 2016............                    0.00               0.00               0.00
March 1, 2017....................          311,568.60         311,568.60         311,568.60
September 1, 2017............                    0.00               0.00               0.00
March 1, 2018....................          311,568.60         311,568.60         311,568.60
September 1, 2018............                    0.00               0.00               0.00
March 1, 2019....................          311,568.60         311,568.60         311,568.60
September 1, 2019............                    0.00               0.00               0.00
March 1, 2020....................          311,568.60         311,568.60         311,568.60
September 1, 2020............                    0.00               0.00               0.00
March 1, 2021....................          311,568.60         311,568.60         311,568.60
September 1, 2021............                    0.00               0.00               0.00
March 1, 2022....................        1,070,250.37       1,070,250.37       1,070,250.37



                                                   SERIES G SECURED PROMISSORY NOTES
                                                           PRINCIPAL PAYMENTS

Regular Distribution Date              N122US (A320)       N123UW (A320)       N124US (A320)      N161UW (A321)       N162UW (A321)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................            0.00                0.00                0.00               0.00                0.00
September 1, 2001............           86,162.80                0.00                0.00               0.00                0.00
March 1, 2002....................            0.00                0.00                0.00       1,309,081.77        1,309,081.77
September 1, 2002............          639,025.80          641,588.42          641,588.42               0.00                0.00
March 1, 2003....................            0.00           83,929.37           84,465.18       1,309,081.77        1,309,081.77
September 1, 2003............          639,025.80          557,659.43          557,123.62               0.00                0.00
March 1, 2004....................      639,025.80          641,588.80          641,588.80       1,309,081.77        1,309,081.77
September 1, 2004............                0.00                0.00                0.00               0.00                0.00
March 1, 2005....................      639,025.80          641,588.80          641,588.80       1,309,081.77        1,309,081.77
September 1, 2005............                0.00                0.00                0.00               0.00                0.00
March 1, 2006....................      639,025.80          641,588.80          641,588.80       1,309,081.77        1,309,081.77
September 1, 2006............                0.00                0.00                0.00               0.00                0.00
March 1, 2007....................      639,025.80          731,679.77          732,987.32       1,309,081.77        1,309,081.77
September 1, 2007............                0.00                0.00                0.00               0.00                0.00
March 1, 2008....................    1,833,026.07        1,839,916.00        1,839,916.00       1,309,081.77        1,309,081.77
September 1, 2008............                0.00                0.00                0.00               0.00                0.00
March 1, 2009....................    1,471,473.82        1,482,361.86        1,482,077.78       1,309,081.77        1,309,081.77
September 1, 2009............                0.00                0.00                0.00               0.00                0.00
March 1, 2010....................      972,088.72          971,204.97          971,370.03       1,309,081.77        1,309,081.77
September 1, 2010............                0.00                0.00                0.00               0.00                0.00
March 1, 2011....................    1,178,186.77        1,178,133.47        1,178,133.87       1,309,081.77        1,309,081.77
September 1, 2011............                0.00                0.00                0.00               0.00                0.00
March 1, 2012....................    1,040,076.60        1,038,457.90        1,037,048.50       1,309,081.77        1,309,081.77
September 1, 2012............                0.00                0.00                0.00               0.00                0.00
March 1, 2013....................    1,457,056.07        1,457,085.46        1,456,851.39       1,309,081.77        1,309,081.77
September 1, 2013............                0.00                0.00                0.00               0.00                0.00
March 1, 2014....................    1,435,778.18        1,436,314.84        1,436,023.31       1,309,081.77        1,309,081.77
September 1, 2014............                0.00                0.00                0.00               0.00                0.00
March 1, 2015....................    1,459,384.79        1,460,608.20        1,460,233.59       1,309,081.77        1,309,081.77
September 1, 2015............                0.00                0.00                0.00               0.00                0.00
March 1, 2016....................    2,920,180.00        2,922,228.88        2,921,761.15       1,309,081.77        1,309,081.77
September 1, 2016............                0.00                0.00                0.00               0.00                0.00
March 1, 2017....................    1,717,688.25        1,720,737.45        1,720,165.12       1,745,442.36        1,745,442.36
September 1, 2017............                0.00                0.00                0.00               0.00                0.00
March 1, 2018....................    1,342,740.13        1,298,031.58        1,300,192.32       1,745,442.36        1,745,442.36
September 1, 2018............                                                                           0.00                0.00
March 1, 2019....................                                                               5,300,288.73        5,300,288.73
September 1, 2019............
March 1, 2020....................
September 1, 2020............
March 1, 2021....................
September 1, 2021............
March 1, 2022....................

Regular Distribution Date              N163US (A321)       N164UW (A321)       N165US (A321)      N166US (A321)       N755US (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                                 0.00                0.00                                   0.00
September 1, 2001............                 0.00                0.00                0.00               0.00                0.00
March 1, 2002....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77                0.00
September 1, 2002............                 0.00                0.00                0.00               0.00          558,593.58
March 1, 2003....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77          558,594.20
September 1, 2003............                 0.00                0.00                0.00               0.00                0.00
March 1, 2004....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77          558,594.20
September 1, 2004............                 0.00                0.00                0.00               0.00                0.00
March 1, 2005....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77          558,594.20
September 1, 2005............                 0.00                0.00                0.00               0.00                0.00
March 1, 2006....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,410,630.32
September 1, 2006............                 0.00                0.00                0.00               0.00                0.00
March 1, 2007....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,808,732.00
September 1, 2007............                 0.00                0.00                0.00               0.00                0.00
March 1, 2008....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,316,252.00
September 1, 2008............                 0.00                0.00                0.00               0.00                0.00
March 1, 2009....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,441,169.00
September 1, 2009............                 0.00                0.00                0.00               0.00                0.00
March 1, 2010....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77          815,357.60
September 1, 2010............                 0.00                0.00                0.00               0.00                0.00
March 1, 2011....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77          645,410.86
September 1, 2011............                 0.00                0.00                0.00               0.00                0.00
March 1, 2012....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,048,329.10
September 1, 2012............                 0.00                0.00                0.00               0.00                0.00
March 1, 2013....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,266,977.50
September 1, 2013............                 0.00                0.00                0.00               0.00                0.00
March 1, 2014....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,193,928.71
September 1, 2014............                 0.00                0.00                0.00               0.00                0.00
March 1, 2015....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,292,035.05
September 1, 2015............                 0.00                0.00                0.00               0.00                0.00
March 1, 2016....................     1,309,081.77        1,309,081.77        1,309,081.77       1,309,081.77        1,314,201.27
September 1, 2016............                 0.00                0.00                0.00               0.00          170,414.31
March 1, 2017....................     1,745,442.36        1,745,442.36        1,745,442.36       1,745,442.36        2,103,398.10
September 1, 2017............                 0.00                0.00                0.00               0.00
March 1, 2018....................     1,745,442.36        1,745,442.36        1,745,442.36       1,745,442.36
September 1, 2018............                 0.00                0.00                0.00               0.00
March 1, 2019....................     5,300,288.73        5,300,288.73        5,300,288.73       5,299,463.79
September 1, 2019............
March 1, 2020....................
September 1, 2020............
March 1, 2021....................
September 1, 2021............
March 1, 2022....................

Regular Distribution Date              N756US (A319)       N757UW (A319)       N758US (A319)      N760US (A319)       N762US (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................             0.00                0.00                0.00               0.00                0.00
September 1, 2001............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2002....................             0.00                0.00                0.00               0.00                0.00
September 1, 2002............           558,593.58          558,593.58          558,593.58         559,432.18          859,604.29
March 1, 2003....................       558,594.20          558,594.20          558,594.20         559,433.00                0.00
September 1, 2003............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2004....................       558,594.20          558,594.20          558,594.20         559,433.00                0.00
September 1, 2004............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2005....................       558,594.20          558,594.20          558,594.20         559,433.00                0.00
September 1, 2005............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2006....................     1,396,659.34        1,383,445.23        1,394,880.19       1,406,888.00                0.00
September 1, 2006............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2007....................     1,808,732.00        1,808,732.00        1,808,732.00       1,808,732.00                0.00
September 1, 2007............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2008....................     1,316,252.00        1,316,252.00        1,316,252.00       1,316,252.00                0.00
September 1, 2008............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2009....................     1,441,169.00        1,441,169.00        1,441,169.00       1,441,169.00                0.00
September 1, 2009............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2010....................       815,769.67          699,105.87          691,163.49         690,094.85                0.00
September 1, 2010............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2011....................       645,405.14          785,249.18          785,330.85         785,339.40                0.00
September 1, 2011............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2012....................     1,049,254.54        1,104,893.96        1,093,301.11       1,093,507.53                0.00
September 1, 2012............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2013....................     1,267,131.40        1,275,002.05        1,273,430.72       1,273,467.11                0.00
September 1, 2013............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2014....................     1,194,089.39        1,201,546.44        1,200,205.56       1,200,298.72                0.00
September 1, 2014............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2015....................     1,292,195.02        1,299,284.50        1,298,326.40       1,298,517.82                0.00
September 1, 2015............                 0.00                0.00                0.00               0.00          859,604.29
March 1, 2016....................     1,314,361.24        1,320,900.05        1,320,414.56       1,320,714.88                0.00
September 1, 2016............           459,686.15                0.00                0.00               0.00        1,146,139.06
March 1, 2017....................     1,826,130.93        2,191,255.54        2,203,629.94       2,215,620.51                0.00
September 1, 2017............                                                                                        1,146,139.06
March 1, 2018....................                                                                                            0.00
September 1, 2018............                                                                                        1,146,139.06
March 1, 2019....................                                                                                    2,334,278.35
September 1, 2019............
March 1, 2020....................
September 1, 2020............
March 1, 2021....................
September 1, 2021............
March 1, 2022....................

Regular Distribution Date              N763US (A319)       N764US (A319)       N765US (A319)      N766US (A319)       N767UW (A319)
------------------------------------------------------------------------------------------------------------------------------------
March 1, 2001....................            0.00                0.00                0.00               0.00                0.00
September 1, 2001............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2002....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2002............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2003....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2003............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2004....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2004............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2005....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2005............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2006....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2006............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2007....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2007............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2008....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2008............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2009....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2009............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2010....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2010............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2011....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2011............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2012....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2012............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2013....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2013............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2014....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2014............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2015....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2015............          859,604.29          859,604.29          859,604.29         859,604.29                0.00
March 1, 2016....................            0.00                0.00                0.00               0.00          859,604.29
September 1, 2016............        1,146,139.06        1,146,139.06        1,146,139.06       1,146,139.06                0.00
March 1, 2017....................            0.00                0.00                0.00               0.00        1,146,139.06
September 1, 2017............        1,146,139.06        1,146,139.06        1,146,139.06       1,146,139.06                0.00
March 1, 2018....................            0.00                0.00                0.00               0.00        1,146,139.06
September 1, 2018............        1,146,139.06        1,146,139.06        1,146,139.06       1,146,139.06                0.00
March 1, 2019....................    2,334,278.35        2,334,278.35        2,334,278.35       2,334,278.35        3,480,417.41
September 1, 2019............
March 1, 2020....................
September 1, 2020............
March 1, 2021....................
September 1, 2021............
March 1, 2022....................

Regular Distribution Date              N768US (A319)       N769US (A319)                N770UW (A319)
-------------------------------------------------------------------------------------------------------------------
March 1, 2001....................                  0.00                0.00                0.00
September 1, 2001............                      0.00                0.00                0.00
March 1, 2002....................            859,604.29          859,604.29          859,604.29
September 1, 2002............                      0.00                0.00                0.00
March 1, 2003....................            859,604.29          859,604.29          859,604.29
September 1, 2003............                      0.00                0.00                0.00
March 1, 2004....................            859,604.29          859,604.29          859,604.29
September 1, 2004............                      0.00                0.00                0.00
March 1, 2005....................            859,604.29          859,604.29          859,604.29
September 1, 2005............                      0.00                0.00                0.00
March 1, 2006....................            859,604.29          859,604.29          859,604.29
September 1, 2006............                      0.00                0.00                0.00
March 1, 2007....................            859,604.29          859,604.29          859,604.29
September 1, 2007............                      0.00                0.00                0.00
March 1, 2008....................            859,604.29          859,604.29          859,604.29
September 1, 2008............                      0.00                0.00                0.00
March 1, 2009....................            859,604.29          859,604.29          859,604.29
September 1, 2009............                      0.00                0.00                0.00
March 1, 2010....................            859,604.29          859,604.29          859,604.29
September 1, 2010............                      0.00                0.00                0.00
March 1, 2011....................            859,604.29          859,604.29          859,604.29
September 1, 2011............                      0.00                0.00                0.00
March 1, 2012....................            859,604.29          859,604.29          859,604.29
September 1, 2012............                      0.00                0.00                0.00
March 1, 2013....................            859,604.29          859,604.29          859,604.29
September 1, 2013............                      0.00                0.00                0.00
March 1, 2014....................            859,604.29          859,604.29          859,604.29
September 1, 2014............                      0.00                0.00                0.00
March 1, 2015....................            859,604.29          859,604.29          859,604.29
September 1, 2015............                      0.00                0.00                0.00
March 1, 2016....................            859,604.29          859,604.29          859,604.29
September 1, 2016............                      0.00                0.00                0.00
March 1, 2017....................          1,146,139.06        1,146,139.06        1,146,139.06
September 1, 2017............                      0.00                0.00                0.00
March 1, 2018....................          1,146,139.06        1,146,139.06        1,146,139.06
September 1, 2018............                      0.00                0.00                0.00
March 1, 2019....................          3,480,417.41        3,480,417.41        3,480,417.41
September 1, 2019............
March 1, 2020....................
September 1, 2020............
March 1, 2021....................
September 1, 2021............
March 1, 2022....................






                                                                  APPENDIX III

                                                 Loan to Value Ratios of Secured Promissory Notes


                                         Airbus Model A319-112                                  Airbus Model A319-112
                                                 N755US                                                 N756US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $23.50           $39.96           58.81%               $23.50           $39.96           58.81%
     March 1, 2002              23.50            38.76            60.63                23.50            38.76            60.63
     March 1, 2003              22.00            37.56            58.57                22.00            37.56            58.58
     March 1, 2004              20.40            36.36            56.10                20.40            36.36            56.10
     March 1, 2005              19.06            35.16            54.21                19.06            35.16            54.21
     March 1, 2006              17.59            33.96            51.78                17.59            33.96            51.79
     March 1, 2007              15.78            32.76            48.16                15.78            32.76            48.16
     March 1, 2008              14.46            31.57            45.82                14.46            31.57            45.82
     March 1, 2009              13.02            30.37            42.88                13.02            30.37            42.88
     March 1, 2010              12.21            29.17            41.85                12.21            29.17            41.85
     March 1, 2011              11.56            27.97            41.33                11.56            27.97            41.33
     March 1, 2012              10.51            26.77            39.27                10.51            26.77            39.26
     March 1, 2013               9.25            25.57            36.15                 9.24            25.57            36.15
     March 1, 2014               8.05            24.37            33.03                 8.05            24.37            33.03
     March 1, 2015               6.76            23.17            29.17                 6.76            23.17            29.16
     March 1, 2016               5.45            21.98            24.78                 5.44            21.98            24.77
     March 1, 2017               2.93            20.38            14.36                 2.92            20.38            14.35
     March 1, 2018               2.57            18.78            13.68                 2.63            18.78            13.98
     March 1, 2019               0.07            17.18             0.41                 0.13            17.18             0.77
     March 1, 2020               0.00            15.58             0.00                 0.00            15.58             0.00
     March 1, 2021               0.00            13.98             0.00                 0.00            13.98             0.00
     March 1, 2022               0.00            11.99             0.00                 0.00            11.99             0.00
     March 1, 2023               0.00             9.99             0.00                 0.00             9.99             0.00


                                           Airbus Model A319-112                                  Airbus Model A319-112
                                                 N757UW                                                 N758US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $23.50           $39.96           58.81%               $23.50           $39.96           58.81%
     March 1, 2002              23.50            38.76            60.63                23.50            38.76            60.63
     March 1, 2003              22.02            37.56            58.62                22.01            37.56            58.61
     March 1, 2004              20.42            36.36            56.16                20.41            36.36            56.14
     March 1, 2005              19.09            35.16            54.28                19.08            35.16            54.26
     March 1, 2006              17.62            33.96            51.87                17.61            33.96            51.84
     March 1, 2007              15.81            32.76            48.24                15.80            32.76            48.22
     March 1, 2008              14.49            31.57            45.91                14.48            31.57            45.88
     March 1, 2009              13.05            30.37            42.97                13.04            30.37            42.94
     March 1, 2010              12.35            29.17            42.34                12.35            29.17            42.34
     March 1, 2011              11.56            27.97            41.35                11.56            27.97            41.35
     March 1, 2012              10.46            26.77            39.07                10.47            26.77            39.11
     March 1, 2013               9.19            25.57            35.92                 9.20            25.57            35.97
     March 1, 2014               7.98            24.37            32.75                 8.00            24.37            32.81
     March 1, 2015               6.68            23.17            28.84                 6.70            23.17            28.91
     March 1, 2016               5.36            21.98            24.41                 5.38            21.98            24.48
     March 1, 2017               2.84            20.38            13.93                 2.85            20.38            14.00
     March 1, 2018               2.48            18.78            13.18                 2.44            18.78            13.01
     March 1, 2019               0.00            17.18             0.00                 0.00            17.18             0.00
     March 1, 2020               0.00            15.58             0.00                 0.00            15.58             0.00
     March 1, 2021               0.00            13.98             0.00                 0.00            13.98             0.00
     March 1, 2022               0.00            11.99             0.00                 0.00            11.99             0.00
     March 1, 2023               0.00             9.99             0.00                 0.00             9.99             0.00


                                           Airbus Model A319-112                                  Airbus Model A320-214
                                                 N760US                                                 N122US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $23.50           $40.02           58.72%               $27.80           $45.71           60.81%
     March 1, 2002              23.50            38.82            60.54                27.71            44.34            62.50
     March 1, 2003              22.01            37.62            58.52                26.65            42.97            62.03
     March 1, 2004              20.41            36.42            56.05                24.99            41.60            60.08
     March 1, 2005              19.08            35.21            54.18                23.24            40.22            57.78
     March 1, 2006              17.61            34.01            51.76                20.94            38.85            53.90
     March 1, 2007              15.80            32.81            48.14                19.36            37.48            51.65
     March 1, 2008              14.48            31.61            45.81                17.52            36.11            48.52
     March 1, 2009              13.04            30.41            42.88                16.05            34.74            46.20
     March 1, 2010              12.35            29.21            42.28                15.08            33.37            45.18
     March 1, 2011              11.56            28.01            41.28                13.90            32.00            43.44
     March 1, 2012              10.47            26.81            39.05                12.86            30.63            41.99
     March 1, 2013               9.20            25.61            35.91                11.40            29.25            38.97
     March 1, 2014               8.00            24.41            32.76                 9.97            27.88            35.74
     March 1, 2015               6.70            23.21            28.86                 8.51            26.51            32.09
     March 1, 2016               5.38            22.01            24.44                 5.59            25.14            22.22
     March 1, 2017               2.85            20.41            13.97                 3.87            23.31            16.59
     March 1, 2018               2.39            18.81            12.73                 2.53            21.48            11.76
     March 1, 2019               0.00            17.21             0.00                 2.53            19.66            12.85
     March 1, 2020               0.00            15.61             0.00                 2.26            17.83            12.65
     March 1, 2021               0.00            14.01             0.00                 0.20            16.00             1.26
     March 1, 2022               0.00            12.01             0.00                 0.00            13.71             0.00
     March 1, 2023               0.00            10.00             0.00                 0.00            11.43             0.00


                                           Airbus Model A320-214                                  Airbus Model A320-214
                                                 N123UW                                                 N124US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $27.81           $45.89           60.59%               $27.81           $45.89           60.59%
     March 1, 2002              27.81            44.52            62.46                27.81            44.52            62.46
     March 1, 2003              26.66            43.14            61.80                26.66            43.14            61.80
     March 1, 2004              25.00            41.76            59.85                25.00            41.76            59.85
     March 1, 2005              23.25            40.39            57.57                23.25            40.39            57.57
     March 1, 2006              20.95            39.01            53.70                20.95            39.01            53.70
     March 1, 2007              19.37            37.63            51.47                19.37            37.63            51.47
     March 1, 2008              17.53            36.26            48.35                17.53            36.26            48.35
     March 1, 2009              16.05            34.88            46.01                16.05            34.88            46.01
     March 1, 2010              15.08            33.50            45.00                15.08            33.50            45.00
     March 1, 2011              13.90            32.13            43.26                13.90            32.13            43.26
     March 1, 2012              12.86            30.75            41.82                12.86            30.75            41.83
     March 1, 2013              11.40            29.37            38.82                11.40            29.37            38.83
     March 1, 2014               9.97            27.99            35.60                 9.97            27.99            35.61
     March 1, 2015               8.51            26.62            31.96                 8.51            26.62            31.96
     March 1, 2016               5.58            25.24            22.12                 5.59            25.24            22.13
     March 1, 2017               3.86            23.41            16.50                 3.87            23.41            16.52
     March 1, 2018               2.56            21.57            11.89                 2.57            21.57            11.90
     March 1, 2019               2.56            19.73            13.00                 2.57            19.73            13.00
     March 1, 2020               2.20            17.90            12.27                 2.21            17.90            12.36
     March 1, 2021               0.13            16.06             0.83                 0.15            16.06             0.94
     March 1, 2022               0.00            13.77             0.00                 0.00            13.77             0.00
     March 1, 2023               0.00            11.47             0.00                 0.00            11.47             0.00


                                           Airbus Model A319-112                                  Airbus Model A319-112
                                                 N762US                                                 N763US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $24.80           $40.02           61.97%               $24.80           $40.02           61.97%
     March 1, 2002              23.71            38.82            61.07                23.71            38.82            61.07
     March 1, 2003              22.61            37.62            60.12                22.61            37.62            60.12
     March 1, 2004              21.52            36.42            59.10                21.52            36.42            59.10
     March 1, 2005              20.43            35.21            58.01                20.43            35.21            58.01
     March 1, 2006              19.33            34.01            56.84                19.33            34.01            56.84
     March 1, 2007              18.24            32.81            55.59                18.24            32.81            55.59
     March 1, 2008              17.15            31.61            54.24                17.15            31.61            54.24
     March 1, 2009              16.05            30.41            52.79                16.05            30.41            52.79
     March 1, 2010              14.96            29.21            51.21                14.96            29.21            51.21
     March 1, 2011              13.87            28.01            49.51                13.87            28.01            49.51
     March 1, 2012              12.77            26.81            47.64                12.77            26.81            47.64
     March 1, 2013              11.68            25.61            45.61                11.68            25.61            45.61
     March 1, 2014              10.59            24.41            43.37                10.59            24.41            43.37
     March 1, 2015               9.49            23.21            40.91                 9.49            23.21            40.91
     March 1, 2016               8.40            22.01            38.17                 8.40            22.01            38.17
     March 1, 2017               6.94            20.41            34.02                 6.94            20.41            34.02
     March 1, 2018               5.49            18.81            29.17                 5.49            18.81            29.17
     March 1, 2019               1.69            17.21             9.84                 1.69            17.21             9.84
     March 1, 2020               1.38            15.61             8.85                 1.38            15.61             8.85
     March 1, 2021               1.07            14.01             7.64                 1.07            14.01             7.64
     March 1, 2022               0.00            12.01             0.00                 0.00            12.01             0.00
     March 1, 2023               0.00            10.00             0.00                 0.00            10.00             0.00


                                           Airbus Model A319-112                                  Airbus Model A319-112
                                                 N764US                                                 N765US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $24.80           $40.02           61.97%               $24.80           $40.02           61.97%
     March 1, 2002              23.71            38.82            61.07                23.71            38.82            61.07
     March 1, 2003              22.61            37.62            60.12                22.61            37.62            60.12
     March 1, 2004              21.52            36.42            59.10                21.52            36.42            59.10
     March 1, 2005              20.43            35.21            58.01                20.43            35.21            58.01
     March 1, 2006              19.33            34.01            56.84                19.33            34.01            56.84
     March 1, 2007              18.24            32.81            55.59                18.24            32.81            55.59
     March 1, 2008              17.15            31.61            54.24                17.15            31.61            54.24
     March 1, 2009              16.05            30.41            52.79                16.05            30.41            52.79
     March 1, 2010              14.96            29.21            51.21                14.96            29.21            51.21
     March 1, 2011              13.87            28.01            49.51                13.87            28.01            49.51
     March 1, 2012              12.77            26.81            47.64                12.77            26.81            47.64
     March 1, 2013              11.68            25.61            45.61                11.68            25.61            45.61
     March 1, 2014              10.59            24.41            43.37                10.59            24.41            43.37
     March 1, 2015               9.49            23.21            40.91                 9.49            23.21            40.91
     March 1, 2016               8.40            22.01            38.17                 8.40            22.01            38.17
     March 1, 2017               6.94            20.41            34.02                 6.94            20.41            34.02
     March 1, 2018               5.49            18.81            29.17                 5.49            18.81            29.17
     March 1, 2019               1.69            17.21             9.84                 1.69            17.21             9.84
     March 1, 2020               1.38            15.61             8.85                 1.38            15.61             8.85
     March 1, 2021               1.07            14.01             7.64                 1.07            14.01             7.64
     March 1, 2022               0.00            12.01             0.00                 0.00            12.01             0.00
     March 1, 2023               0.00            10.00             0.00                 0.00            10.00             0.00


                                           Airbus Model A319-112                                  Airbus Model A319-112
                                                 N766US                                                 N767UW
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $24.80           40.07            61.89%               $24.80           40.07            61.89%
     March 1, 2002              23.71            38.87            60.99                23.71            38.87            60.99
     March 1, 2003              22.61            37.67            60.03                22.61            37.67            60.03
     March 1, 2004              21.52            36.47            59.01                21.52            36.47            59.01
     March 1, 2005              20.43            35.26            57.92                20.43            35.26            57.92
     March 1, 2006              19.33            34.06            56.76                19.33            34.06            56.76
     March 1, 2007              18.24            32.86            55.51                18.24            32.86            55.51
     March 1, 2008              17.15            31.66            54.16                17.15            31.66            54.16
     March 1, 2009              16.05            30.46            52.71                16.05            30.46            52.71
     March 1, 2010              14.96            29.25            51.14                14.96            29.25            51.14
     March 1, 2011              13.87            28.05            49.44                13.87            28.05            49.44
     March 1, 2012              12.77            26.85            47.58                12.77            26.85            47.58
     March 1, 2013              11.68            25.65            45.54                11.68            25.65            45.54
     March 1, 2014              10.59            24.44            43.31                10.59            24.44            43.31
     March 1, 2015               9.49            23.24            40.85                 9.49            23.24            40.85
     March 1, 2016               8.40            22.04            38.12                 8.40            22.04            38.12
     March 1, 2017               6.94            20.44            33.97                 6.94            20.44            33.97
     March 1, 2018               5.49            18.83            29.12                 5.49            18.83            29.12
     March 1, 2019               1.69            17.23             9.83                 1.69            17.23             9.83
     March 1, 2020               1.38            15.63             8.84                 1.38            15.63             8.84
     March 1, 2021               1.07            14.03             7.63                 1.07            14.03             7.63
     March 1, 2022               0.00            12.02             0.00                 0.00            12.02             0.00
     March 1, 2023               0.00            10.02             0.00                 0.00            10.02             0.00


                                           Airbus Model A319-112                                  Airbus Model A319-112
                                                 N768US                                                 N769US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $24.80           40.07            61.89%               $24.80           40.07            61.89%
     March 1, 2002              23.71            38.87            60.99                23.71            38.87            60.99
     March 1, 2003              22.61            37.67            60.03                22.61            37.67            60.03
     March 1, 2004              21.52            36.47            59.01                21.52            36.47            59.01
     March 1, 2005              20.43            35.26            57.92                20.43            35.26            57.92
     March 1, 2006              19.33            34.06            56.76                19.33            34.06            56.76
     March 1, 2007              18.24            32.86            55.51                18.24            32.86            55.51
     March 1, 2008              17.15            31.66            54.16                17.15            31.66            54.16
     March 1, 2009              16.05            30.46            52.71                16.05            30.46            52.71
     March 1, 2010              14.96            29.25            51.14                14.96            29.25            51.14
     March 1, 2011              13.87            28.05            49.44                13.87            28.05            49.44
     March 1, 2012              12.77            26.85            47.58                12.77            26.85            47.58
     March 1, 2013              11.68            25.65            45.54                11.68            25.65            45.54
     March 1, 2014              10.59            24.44            43.31                10.59            24.44            43.31
     March 1, 2015               9.49            23.24            40.85                 9.49            23.24            40.85
     March 1, 2016               8.40            22.04            38.12                 8.40            22.04            38.12
     March 1, 2017               6.94            20.44            33.97                 6.94            20.44            33.97
     March 1, 2018               5.49            18.83            29.12                 5.49            18.83            29.12
     March 1, 2019               1.69            17.23             9.83                 1.69            17.23             9.83
     March 1, 2020               1.38            15.63             8.84                 1.38            15.63             8.84
     March 1, 2021               1.07            14.03             7.63                 1.07            14.03             7.63
     March 1, 2022               0.00            12.02             0.00                 0.00            12.02             0.00
     March 1, 2023               0.00            10.02             0.00                 0.00            10.02             0.00


                                           Airbus Model A319-112                                  Airbus Model A321-211
                                                 N770UW                                                 N161UW
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $24.80           40.07            61.89%               $37.35           $55.74           67.00%
     March 1, 2002              23.71            38.87            60.99                35.70            54.07            66.03
     March 1, 2003              22.61            37.67            60.03                34.05            52.40            64.99
     March 1, 2004              21.52            36.47            59.01                32.40            50.72            63.88
     March 1, 2005              20.43            35.26            57.92                30.75            49.05            62.69
     March 1, 2006              19.33            34.06            56.76                29.10            47.38            61.43
     March 1, 2007              18.24            32.86            55.51                27.45            45.71            60.07
     March 1, 2008              17.15            31.66            54.16                25.81            44.03            58.60
     March 1, 2009              16.05            30.46            52.71                24.16            42.36            57.02
     March 1, 2010              14.96            29.25            51.14                22.51            40.69            55.31
     March 1, 2011              13.87            28.05            49.44                20.86            39.02            53.46
     March 1, 2012              12.77            26.85            47.58                19.21            37.35            51.44
     March 1, 2013              11.68            25.65            45.54                17.56            35.67            49.23
     March 1, 2014              10.59            24.44            43.31                15.91            34.00            46.80
     March 1, 2015               9.49            23.24            40.85                14.26            32.33            44.12
     March 1, 2016               8.40            22.04            38.12                12.61            30.66            41.14
     March 1, 2017               6.94            20.44            33.97                10.42            28.43            36.64
     March 1, 2018               5.49            18.83            29.12                 8.22            26.20            31.36
     March 1, 2019               1.69            17.23             9.83                 2.46            23.97            10.28
     March 1, 2020               1.38            15.63             8.84                 2.01            21.74             9.25
     March 1, 2021               1.07            14.03             7.63                 1.56            19.51             7.98
     March 1, 2022               0.00            12.02             0.00                 0.00            16.72             0.00
     March 1, 2023               0.00            10.02             0.00                 0.00            13.94             0.00


                                           Airbus Model A321-211                                  Airbus Model A321-211
                                                 N162US                                                 N163US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $37.35           $55.74           67.00%               $37.35           $55.74           67.00%
     March 1, 2002              35.70            54.07            66.03                35.70            54.07            66.03
     March 1, 2003              34.05            52.40            64.99                34.05            52.40            64.99
     March 1, 2004              32.40            50.72            63.88                32.40            50.72            63.88
     March 1, 2005              30.75            49.05            62.69                30.75            49.05            62.69
     March 1, 2006              29.10            47.38            61.43                29.10            47.38            61.43
     March 1, 2007              27.45            45.71            60.07                27.45            45.71            60.07
     March 1, 2008              25.81            44.03            58.60                25.81            44.03            58.60
     March 1, 2009              24.16            42.36            57.02                24.16            42.36            57.02
     March 1, 2010              22.51            40.69            55.31                22.51            40.69            55.31
     March 1, 2011              20.86            39.02            53.46                20.86            39.02            53.46
     March 1, 2012              19.21            37.35            51.44                19.21            37.35            51.44
     March 1, 2013              17.56            35.67            49.23                17.56            35.67            49.23
     March 1, 2014              15.91            34.00            46.80                15.91            34.00            46.80
     March 1, 2015              14.26            32.33            44.12                14.26            32.33            44.12
     March 1, 2016              12.61            30.66            41.14                12.61            30.66            41.14
     March 1, 2017              10.42            28.43            36.64                10.42            28.43            36.64
     March 1, 2018               8.22            26.20            31.36                 8.22            26.20            31.36
     March 1, 2019               2.46            23.97            10.28                 2.46            23.97            10.28
     March 1, 2020               2.01            21.74             9.25                 2.01            21.74             9.25
     March 1, 2021               1.56            19.51             7.98                 1.56            19.51             7.98
     March 1, 2022               0.00            16.72             0.00                 0.00            16.72             0.00
     March 1, 2023               0.00            13.94             0.00                 0.00            13.94             0.00


                                           Airbus Model A321-211                                  Airbus Model A321-211
                                                 N164UW                                                 N165US
                           ---------------------------------------------------    ------------------------------------------------

                               Secured                                                Secured
                              Promissory                                             Promissory
                                 Note           Assumed            Loan                 Note           Assumed            Loan
                             Outstanding        Aircraft            to              Outstanding        Aircraft            to
                               Balance           Value            Value               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio              (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----              ----------       ----------         -----
     March 1, 2001              $37.35           $55.74           67.00%               $37.35           $55.74           67.00%
     March 1, 2002              35.70            54.07            66.03                35.70            54.07            66.03
     March 1, 2003              34.05            52.40            64.99                34.05            52.40            64.99
     March 1, 2004              32.40            50.72            63.88                32.40            50.72            63.88
     March 1, 2005              30.75            49.05            62.69                30.75            49.05            62.69
     March 1, 2006              29.10            47.38            61.43                29.10            47.38            61.43
     March 1, 2007              27.45            45.71            60.07                27.45            45.71            60.07
     March 1, 2008              25.81            44.03            58.60                25.81            44.03            58.60
     March 1, 2009              24.16            42.36            57.02                24.16            42.36            57.02
     March 1, 2010              22.51            40.69            55.31                22.51            40.69            55.31
     March 1, 2011              20.86            39.02            53.46                20.86            39.02            53.46
     March 1, 2012              19.21            37.35            51.44                19.21            37.35            51.44
     March 1, 2013              17.56            35.67            49.23                17.56            35.67            49.23
     March 1, 2014              15.91            34.00            46.80                15.91            34.00            46.80
     March 1, 2015              14.26            32.33            44.12                14.26            32.33            44.12
     March 1, 2016              12.61            30.66            41.14                12.61            30.66            41.14
     March 1, 2017              10.42            28.43            36.64                10.42            28.43            36.64
     March 1, 2018               8.22            26.20            31.36                 8.22            26.20            31.36
     March 1, 2019               2.46            23.97            10.28                 2.46            23.97            10.28
     March 1, 2020               2.01            21.74             9.25                 2.01            21.74             9.25
     March 1, 2021               1.56            19.51             7.98                 1.56            19.51             7.98
     March 1, 2022               0.00            16.72             0.00                 0.00            16.72             0.00
     March 1, 2023               0.00            13.94             0.00                 0.00            13.94             0.00


                                          Airbus Model A321-211
                                                 N166US
                           ---------------------------------------------------

                               Secured
                              Promissory
                                 Note           Assumed            Loan
                             Outstanding        Aircraft            to
                               Balance           Value            Value
         Date                 (Millions)       (Millions)         Ratio
         ----                 ----------       ----------         -----
     March 1, 2001              $37.35           $55.74           67.00%
     March 1, 2002              35.70            54.07            66.02
     March 1, 2003              34.05            52.40            64.98
     March 1, 2004              32.40            50.72            63.88
     March 1, 2005              30.75            49.05            62.69
     March 1, 2006              29.10            47.38            61.42
     March 1, 2007              27.45            45.71            60.06
     March 1, 2008              25.80            44.03            58.60
     March 1, 2009              24.16            42.36            57.02
     March 1, 2010              22.51            40.69            55.31
     March 1, 2011              20.86            39.02            53.46
     March 1, 2012              19.21            37.35            51.43
     March 1, 2013              17.56            35.67            49.22
     March 1, 2014              15.91            34.00            46.79
     March 1, 2015              14.26            32.33            44.11
     March 1, 2016              12.61            30.66            41.14
     March 1, 2017              10.41            28.43            36.63
     March 1, 2018               8.22            26.20            31.36
     March 1, 2019               2.46            23.97            10.27
     March 1, 2020               2.01            21.74             9.24
     March 1, 2021               1.56            19.51             7.98
     March 1, 2022               0.00            16.72             0.00
     March 1, 2023               0.00            13.94             0.00









                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

            The Company's Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors, officers and employees, and will have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide on June 29, 1989). As of the date of the Prospectus,
Section 145 of the GCL, forming a part of this Registration Statement, provides as follows:

            "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

            "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

            "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

            "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

            "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

            "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnifi cation or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

            "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

            "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficia ries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation' as referred to in this section.

            "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

            The Company maintains directors' and officers' liability insurance.


Item 21.    Exhibits and Financial Statement Schedules

            (a) Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.

            (b) Not Applicable.

            (c) Not Applicable.


Item 22.    Undertakings

            (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

            (c) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the Company being acquired involved therein, if any, that was not the subject of and included in the registration statement when it became effective.

            (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, Commonwealth of Virginia, on December 7, 2001.

                                         US AIRWAYS, INC.



                                         By:    /s/ Stephen M. Wolf
                                              -------------------------------
                                         Stephen M. Wolf, Director,
                                         Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on December 7, 2001.



By:/s/ Stephen M. Wolf
   -------------------------------------------
         Stephen M. Wolf, Director, Chairman
         and Chief Executive Officer
         (Principal Executive Officer)


By:/s/ Thomas A. Mutryn
   ----------------------------------------
         Thomas A. Mutryn
         Senior Vice President- Finance and
         Chief Financial Officer
         (Principal Financial Officer)


By:/s/ Anita P. Beier
   ----------------------------------------------
         Anita P. Beier
         Vice President and Controller
         (Chief Accounting Officer)



By:                        *
   ----------------------------------------------
     Mathias J. DeVito, Director



By:                        *
   ----------------------------------------------
     Peter M. George, Director



By:
   ----------------------------------------------
     Robert L. Johnson, Director


By:                        *
   ----------------------------------------------
     Robert LeBuhn, Director


By:                        *
   ----------------------------------------------
     John G. Medlin, Jr., Director



By:                        *
   ----------------------------------------------
     Hanne M. Merriman, Director


By:                        *
   ----------------------------------------------
     Thomas H. O'Brien, Director


By:
   ----------------------------------------------
     Hilda Ochoa-Brillembourg, Director


By:                        *
   ----------------------------------------------
     Richard B. Priory, Director


By:                        *
   ----------------------------------------------
     Raymond W. Smith, Director



By:/s/ Thomas A. Mutryn
   ----------------------------------------------
     Thomas A. Mutryn, Attorney-In-Fact


* Signed pursuant to power of attorney filed herewith.








                               EXHIBIT INDEX


Exhibit No.                                 Description of Exhibit
-----------                                 ----------------------

4.1         Purchase Agreement, dated as of October 26, 2000, between US Airways, Inc. and Airbus Industrie
            Financial Services+

4.2         Registration Agreement, dated November 2, 2000, among US Airways, Inc., Airbus Industrie Financial
            Services and State Street Bank and Trust Company of Connecticut, National Association+

4.3         Amendment No. 1 to the Registration Agreement, dated as of July 20, 2001, among US Airways, Inc.,
            Airbus Industrie Financial Services and State Street Bank and Trust Company of Connecticut, National
            Association+

4.4         Pass Through Trust Agreement, dated as of October 5, 2000, between
            State Street Bank and Trust Company of Connecticut, National
            Association, as Pass Through Trustee, and US Airways, Inc.**

4.5         Trust Supplement No. 2000-3C, dated as of November 2, 2000, between State Street Bank and Trust
            Company of Connecticut, National Association, as Pass Through Trustee, and US Airways, Inc.+

4.6         Revolving Credit Agreement (2000-3C), dated as of November 2, 2000, between State Street Bank and
            Trust Company of Connecticut, National Association, as Subordination Agent, and Morgan Stanley Capital
            Services Inc., as Liquidity Provider+

4.7         Intercreditor Agreement, dated as of November 2, 2000, between State Street Bank and Trust Company of
            Connecticut, National Association, as Pass Through Trustee and as Subordination Agent, MBIA Insurance
            Corporation, as Policy Provider, and Morgan Stanley Capital Services Inc., as Liquidity Provider*

4.8         Note Purchase Agreement, dated as of November 2, 2000, among US Airways, Inc., State Street Bank and
            Trust Company of Connecticut, National Association, as Pass Through Trustee, Subordination Agent and as
            Paying Agent, and First Security Bank, National Association, as Escrow Agent*

4.9         Exhibit A-1A to Note Purchase Agreement - Form of Basic Leased Aircraft Participation Agreement*

4.10        Exhibit A-1B to Note Purchase Agreement - Form of Special Leased Aircraft Participation Agreement*

4.11        Exhibit A-2A to Note Purchase Agreement - Form of Basic Lease*

4.12        Exhibit A-2B to Note Purchase Agreement - Form of Special Lease*

4.13        Exhibit A-3A to Note Purchase Agreement - Form of Basic Leased Aircraft Indenture*

4.14        Exhibit A-3B to Note Purchase Agreement - Form of Special Leased Aircraft Indenture*

4.15        Exhibit A-4 to Note Purchase Agreement - Form of Leased Aircraft Purchase Agreement Assignment*

4.16        Exhibit A-5A to Note Purchase Agreement - Form of Basic Leased Aircraft Trust Agreement*

4.17        Exhibit A-5B to Note Purchase Agreement - Form of Special Leased Aircraft Trust Agreement*

4.18        Exhibit A-6 to Note Purchase Agreement - Form of Leased Aircraft French Pledge Agreement*

4.19        Exhibit C-1 to Note Purchase Agreement - Form of Owned Aircraft Participation Agreement*

4.20        Exhibit C-2 to Note Purchase Agreement - Form of Owned Aircraft Indenture*

4.21        Exhibit C-3 to Note Purchase Agreement - Form of Owned Aircraft Purchase Agreement Assignment*

4.22        Exhibit C-4 to Note Purchase Agreement - Form of Owned Aircraft French Pledge Agreement*

4.23        Old Class C Global Certificate+

4.24        Form of New Class C Global Certificate+

5.1         Opinion of Skadden, Arps, Slate, Meagher & Flom LLP+

12.1        Statements re: computation of ratios+

23.1        Consent of KPMG LLP+

23.2        Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1)+

23.3        Consent of Aircraft Information Services, Inc.+

23.4        Consent of AvSolutions, Inc.+

23.5        Consent of Morton Beyer and Agnew, Inc.+

23.6        Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)+

24.1        Powers of Attorney+

25.1        Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939**

99.1        Form of Letter of Transmittal for the new class C certificates+

99.2        Form of Notice of Guaranteed Delivery for the new class C certificates+


+           Filed herewith.

*           Incorporated by reference to US Airways' Current Report on Form
            8-K filed with the Securities and Exchange Commission on November
            27, 2000.

**          Incorporated by reference to US Airways' Registration Statement on
            Form S-3 filed with the Securities and Exchange Commission on October 5, 2000.
